                                        Free Writing Prospectus
                                        Filed Persuant to Rule 433
                                        Registration Statement No. 333-126661-04

    INFORMATION IN THESE MATERIALS MAY BE AMENDED OR COMPLETED PRIOR TO SALE

DECEMBER 5, 2005                                                 JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL INFORMATION
--------------------------------------------------------------------------------

                                   ----------

                                 $3,871,203,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-LDP5

                                   ----------

                            JPMORGAN CHASE BANK, N.A.
                          EUROHYPO AG, NEW YORK BRANCH
                          NOMURA CREDIT & CAPITAL, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                          IXIS REAL ESTATE CAPITAL INC.
                            AIG MORTGAGE CAPITAL, LLC
                              Mortgage Loan Sellers

JPMORGAN                                                                  NOMURA

IXIS SECURITIES NORTH AMERICA INC.                       PNC CAPITAL MARKETS LLC

DEUTSCHE BANK SECURITIES          MERRILL LYNCH & CO.        WACHOVIA SECURITIES

This material is for your information, and none of J.P. Morgan Securities Inc.,
Nomura Securities International, Inc., IXIS Securities North America Inc., PNC
Capital Markets LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce,
Fenner & Smith Incorporated and Wachovia Capital Markets, LLC. (collectively, the "Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-126661) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-3813 (collect call) or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.
As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the
"Preliminary Free Writing Prospectus") dated December 5, 2005. The information contained herein supersedes previous information delivered to you and may be superseded by information delivered to you prior to the time of sale.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------
CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Joint Bookrunner) Nomura
                         Securities International, Inc. (Joint Bookrunner)

CO-MANAGERS:             IXIS Securities North America Inc., PNC Capital Markets
                         LLC, Deutsche Bank Securities Inc., Merrill Lynch,
                         Pierce, Fenner & Smith Incorporated and Wachovia
                         Capital Markets, LLC.

MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (31.1%), Eurohypo AG, New
                         York Branch (28.2%), Nomura Credit & Capital, Inc.
                         (22.2%), PNC Bank, National Association (9.6%), IXIS
                         Real Estate Capital Inc. (7.7%) and AIG Mortgage
                         Capital, LLC (1.3%)

MASTER SERVICERS:        Midland Loan Services, Inc. with respect to 42.0% of
                         the cut-off date principal balance of the mortgage
                         loans and GMAC Commercial Mortgage Corporation with
                         respect to 58.0% of the cut-off date principal balance
                         of the mortgage loans

SPECIAL SERVICER:        Midland Loan Services, Inc.

TRUSTEE:                 LaSalle Bank National Association

RATING AGENCIES:         Moody's, S&P and Fitch

PRICING DATE:            On or about December 16, 2005

CLOSING DATE:            On or about December 28, 2005

CUT-OFF DATE:            With respect to each mortgage loan, the related due
                         date of such mortgage loan in December 2005, or with
                         respect to those loans that were originated in either
                         November 2005 or December 2005 and have their first
                         payment date in January 2006 or February 2006,
                         respectively, the later of December 1, 2005 and the
                         origination date.

DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a
                         business day, on the next succeeding business day,
                         beginning in January 2006

PAYMENT DELAY:           14 days

TAX STATUS:              REMIC and with respect to the A-MFL Certificates, a
                         grantor trust in respect of its beneficial interest in
                         the swap contract.

ERISA CONSIDERATION:     It is expected that the Offered Certificates will be
                         ERISA eligible. Plan fiduciaries should note the
                         additional representations deemed to be made with
                         respect to the Class A-MFL certificates because of the
                         swap contract.

OPTIONAL TERMINATION:    1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:   $10,000 for each class of Certificates other than the
                         Class X-2 Certificates and $1,000,000 with respect to
                         the Class X-2 Certificates.

SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS(1)
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                 MORTGAGE LOANS    LOAN GROUP 1    LOAN GROUP 2
--------------------------                                 --------------   --------------   ------------

INITIAL POOL BALANCE (IPB):                                $4,196,426,780   $3,743,009,643   $453,417,137
NUMBER OF MORTGAGE LOANS:                                             195              147             48
NUMBER OF MORTGAGED PROPERTIES:                                       313              258             55
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:            $   21,520,137   $   25,462,651   $  9,446,190
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                 $   13,407,114   $   14,507,789   $  8,243,948
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                      5.3539%          5.3474%        5.4072%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:(2)                         1.50x            1.52x          1.40x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                  69.0%            68.5%          73.4%
WEIGHTED AVERAGE MATURITY DATE LTV:(3)                              63.5%            63.0%          67.2%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):(4)       106 months       106 months     103 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS):(5)       355 months       354 months     357 months
WEIGHTED AVERAGE SEASONING (MONTHS):                             2 months         2 months        1 month
10 LARGEST MORTGAGE LOANS OR GROUPS OF
   CROSS-COLLATERALIZED MORTGAGE LOANS AS % OF IPB:                 45.0%            49.6%          65.9%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:(6)                        27.1%            29.5%           6.7%
% OF MORTGAGE LOANS WITH SINGLE TENANTS:(7)                         11.9%            13.6%           0.0%

----------
(1)  The Class HG Certificates only represent interests in the trust subordinate companion loan. Payments on these Classes of Certificates will be subordinated to payments to the other Classes of Certificates represented in this table only to the extent that payments on the Houston
     Galleria trust subordinate companion loan are generally subordinate to payments on the Houston Galleria loan and to the extent that losses and certain expenses are incurred to the Houston Galleria loan. In addition, because the Colony Portfolio mortgage loan is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans, each secured by a separate mortgaged property.

(2)  DSCR information presented in these materials with respect to mortgage loans that are interest-only for only a portion of their term is calculated based upon the debt service payment due on such loans which includes principal amortzation.

(3)  Excludes the fully amortizing mortgage loans.

(4)  Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

(5)  Excludes mortgage loans that are interest-only for the entire term.

(6)  Includes mezzanine debt, secured pari passu debt and secured subordinate debt.

(7)  Based on allocated loan amounts.

                                     2 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES

------------------------------------------------------------------------------------------------------------
          EXPECTED RATINGS    APPROXIMATE FACE     CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS   (MOODY'S/S&P/FITCH)       AMOUNT(1)      (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
------------------------------------------------------------------------------------------------------------

A-1         Aaa/AAA/AAA        $  250,727,000          30.000%               2.98            01/06 -- 06/10
A-2         Aaa/AAA/AAA        $  497,502,000          30.000%               4.76            07/10 -- 05/11
A-3         Aaa/AAA/AAA        $  171,451,000          30.000%               7.08            01/12 -- 01/14
A-4         Aaa/AAA/AAA        $1,394,695,000          30.000%               9.67            12/14 -- 11/15
A-SB        Aaa/AAA/AAA        $  169,706,000          30.000%               6.90            06/10 -- 12/14
A-1A        Aaa/AAA/AAA        $  453,417,000          30.000%               8.19            01/06 -- 12/15
A-M         Aaa/AAA/AAA        $  319,643,000          20.000%               9.96            12/15 -- 12/15
A-MFL       Aaa/AAA/AAA        $  100,000,000          20.000%               9.96            12/15 -- 12/15
A-J         Aaa/AAA/AAA        $  298,995,000          12.875%               9.96            12/15 -- 12/15
B           Aa1/AA+/AA+        $   26,228,000          12.250%               9.96            12/15 -- 12/15
C             Aa2/AA/AA        $   73,437,000          10.500%               9.96            12/15 -- 12/15
D           Aa3/AA-/AA-        $   41,965,000           9.500%               9.96            12/15 -- 12/15
E              A1/A+/A+        $   20,982,000           9.000%               9.96            12/15 -- 12/15
F               A2/A/A         $   52,455,000           7.750%               9.96            12/15 -- 12/15
X-2         Aaa/AAA/AAA        $4,112,135,000            N/A                  N/A                  N/A
------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES

------------------------------------------------------------------------------------------------------------
          EXPECTED RATINGS    APPROXIMATE FACE     CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS   (MOODY'S/S&P/FITCH)       AMOUNT(1)      (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
------------------------------------------------------------------------------------------------------------

X-1         Aaa/AAA/AAA        $4,196,426,779           N/A                   N/A                  N/A
G              A3/A-/A-        $   36,719,000          6.875%                 N/A                  N/A
H          Baa1/BBB+/BBB+      $   52,455,000          5.625%                 N/A                  N/A
J           Baa2/BBB/BBB       $   41,965,000          4.625%                 N/A                  N/A
K          Baa3/BBB-/BBB-      $   62,946,000          3.125%                 N/A                  N/A
L             NR/BB+/BB+       $   26,228,000          2.500%                 N/A                  N/A
M              NR/BB/BB        $   15,736,000          2.125%                 N/A                  N/A
N             NR/BB-/BB-       $   15,737,000          1.750%                 N/A                  N/A
O              NR/B+/B+        $    5,245,000          1.625%                 N/A                  N/A
P               NR/B/B         $    5,246,000          1.500%                 N/A                  N/A
Q              NR/B-/B-        $   10,491,000          1.250%                 N/A                  N/A
NR             NR/NR/NR        $   52,455,779           N/A                   N/A                  N/A
HG-1(4)          N/A           $   28,000,000           N/A                   N/A                  N/A
HG-2(4)          N/A           $   24,000,000           N/A                   N/A                  N/A
HG-3(4)          N/A           $   40,800,000           N/A                   N/A                  N/A
HG-4(4)          N/A           $   32,400,000           N/A                   N/A                  N/A
HG-5(4)          N/A           $    5,800,000           N/A                   N/A                  N/A
------------------------------------------------------------------------------------------------------------

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for Class A-M and
     Class A-MFL certificates are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations-Weighted Average Life" in the Preliminary Free Writing
     Prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

(4)  The Class HG certificates only represent interests in the Houston Galleria
     C-Note subordinate companion loan. The Class HG certificates do not provide credit support to the other classes of certificates listed above except to the extent that the Houston Galleria trust subordinate companion loan is generally subordinate to the Houston Galleria Loan.

                                     3 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    For the purposes of making distributions to the Class A-1, A-2, A-3, A-4,
     A-SB and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-4 and
     A-SB Certificates will be based on amounts available relating to Loan Group
     1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3,
     A-4, A-SB and A-1A Certificates (pro rata to the Class A-1, A-2, A-3, A-4 and A-SB Certificates, from Loan Group 1, and to the Class A-1A
     Certificates from Loan Group 2, the foregoing classes, collectively, the
     "Class A Certificates"), the Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid to the Class A-M
     Certificates and Class A-MFL Regular Interest (and the fixed interest payment on the Class A-MFL Regular Interest will be converted under a swap contract to a floating interest payment to the Class A-MFL Certificates as described in the Preliminary Free Writing Prospectus), pro rata, and then, after payment of the principal distribution amount to such Classes, pro rata, interest will be paid sequentially to the Class A-J, B, C, D, E, F,
     G, H, J, K, L, M, N, O, P, Q and NR Certificates. The Class HG Certificates
     will only be entitled to distributions of interest collected or advanced in respect of the Houston Galleria trust subordinate companion loan.

o    The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-1A, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class D,
     Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
     Class N, Class O, Class P, Class Q and Class NR Certificates and the Class
     A-MFL Regular Interest will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii)
     above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o    The pass-through rate on the Class A-MFL Certificates will be based on
     LIBOR plus a specified percentage, provided, that interest payments made under the swap contract are subject to reduction as described in the
     Primary Free Writing Prospectus. The initial LIBOR rate will be determined
     2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the Class
     A-MFL accrual period. Under certain circumstances described in the
     Preliminary Free Writing Prospectus, the pass-through rate for the Class
     A-MFL Certificates may convert to a fixed rate, subject to a cap at the weighted average of the net mortgage rates. See "Description of the Swap
     Contract--The Swap Contract" in the Preliminary Free Writing Prospectus.
     There may be special requirements under ERISA for purchasing the Class
     A-MFL Certificates. See "Certain ERISA Considerations" in the Preliminary
     Free Writing Prospectus.

o    All Classes, except for the Class A-MFL Certificates, will accrue interest on a 30/360 basis. The Class A-MFL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class
     A-MFL Certificates converts to a fixed rate (subject to a cap at the weighted average of the net mortgage rates), interest will accrue on a
     30/360 basis.

                                     4 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    Generally, the Class A-1, A-2, A-3, A-4 and A-SB Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A
     Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-SB Certificates has been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-2, A-3, A-4, A-1A and A-SB Certificates on a pro
     rata basis. Principal will generally be distributed on each Distribution
     Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the Preliminary Free Writing Prospectus). After the
     certificate balances of the Class A-1, A-2, A-3, A-4, A-1A and A-SB
     Certificates have been reduced to zero, principal payments will be paid to the Class A-M and Class A-MFL Certificates, pro rata, until the certificate balances for such classes have been reduced to zero and then sequentially to the Class A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and NR
     Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions. The Class HG certificates will only be entitled to distributions of principal to the extent collected or advanced in respect of the Houston Galleria trust subordinate companion loan.

o    Losses will be borne by the Classes (other than the Class X-1 and X-2
     Certificates) in reverse sequential order, from the Class NR Certificates up to the Class A-J Certificates, then pro rata to the Class A-M and Class
     A-MFL Certificates, and then, pro rata, to the Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-1A and Class A-SB Certificates (without regard to loan group or the Class A-SB planned principal balance). In addition, losses on the Houston Galleria loan will be allocated first to the Class HG
     Certificates, then to the Houston Galleria non-trust subordinate companion loan and only then to the other principal balance certificates as described in the preceding sentence.

o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates
     (other than the Class A-MFL Certificates and the Class X-2 Certificates)
     and the Class A-MFL Regular Interest and the Class G, Class H, Class J and
     Class K Certificates in the following manner: the holders of each class of offered certificates (other than the Class A-MFL Certificates and the Class
     X-2 Certificates) and the Class A-MFL Regular Interest and the Class G,
     Class H, Class J and Class K Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2,
     A-3, A-4, A-SB and A-1A Certificates) on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1
     Certificates). Any Yield Maintenance Charges payable to the A-MFL Regular
     Interest will be paid to the Swap Counterparty.

  YM     Group Principal Paid to Class   (Pass-Through Rate on Class -- Discount Rate)
Charge x ----------------------------- x ---------------------------------------------
         Group Total Principal Paid       (Mortgage Rate on Loan -- Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

o    The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
     P&I Advance will be reduced in proportion to such adjustment.

                                     5 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                        MORTGAGE LOAN CHARACTERISTICS(1)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                              CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------
RANGE OF                           NUMBER OF        PRINCIPAL                         WA UW
PRINCIPAL BALANCES              MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------------

$866,213 - $2,999,999                     27     $   54,833,871      1.3%     66.7%   1.53x
$3,000,000 - $3,999,999                   16         52,954,375      1.3      70.0%   1.49x
$4,000,000 - $4,999,999                   17         75,689,463      1.8      75.1%   1.36x
$5,000,000 - $6,999,999                   25        149,624,030      3.6      71.0%   1.46x
$7,000,000 - $9,999,999                   26        210,795,266      5.0      72.2%   1.42x
$10,000,000 - $14,999,999                 28        358,482,998      8.5      73.3%   1.36x
$15,000,000 - $24,999,999                 24        465,869,500     11.1      70.9%   1.37x
$25,000,000 - $49,999,999                 14        478,067,704     11.4      71.7%   1.55x
$50,000,000 - $149,999,999                12        958,326,428     22.8      75.2%   1.38x
$150,000,000 - $335,000,000                6      1,391,783,146     33.2      61.0%   1.68x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  195     $4,196,426,780    100.0%     69.0%   1.50x
-------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:        $21,520,137
AVERAGE BALANCE PER PROPERTY:    $13,407,114
-------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                            RANGE OF MORTGAGE INTEREST RATES
----------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST      NUMBER OF        PRINCIPAL                         WA UW
RATES                        MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
----------------------------------------------------------------------------------------

4.5650% - 4.9999%                     8       $  339,553,665      8.1%     56.2%   1.97x
5.0000% - 5.4999%                   106        2,508,812,308     59.8      68.5%   1.52x
5.5000% - 5.9999%                    77        1,309,448,650     31.2      73.1%   1.35x
6.0000% - 7.0000%                     4           38,612,157      0.9      74.7%   1.46x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             195       $4,196,426,780    100.0%     69.0%   1.50x
----------------------------------------------------------------------------------------
WA INTEREST RATE:                5.3539%
----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                        ORIGINAL TERM TO MATURITY/ARD IN MONTHS
---------------------------------------------------------------------------------------
                               NUMBER OF        PRINCIPAL                         WA UW
ORIGINAL TERM TO MATURITY   MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
---------------------------------------------------------------------------------------

51 - 60                            12        $  673,737,578     16.1%     67.6%   1.70x
61 - 84                            18           306,127,984      7.3      68.6%   1.59x
85 - 120                          153         3,160,309,100     75.3      69.3%   1.45x
121 - 180                           3            18,593,655      0.4      74.2%   1.28x
181 - 240                           9            37,658,463      0.9      64.8%   1.40x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           195        $4,196,426,780    100.0%     69.0%   1.50x
---------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:            106
---------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                 GEOGRAPHIC DISTRIBUTION(2)
-------------------------------------------------------------------------------------------
                                NUMBER OF           PRINCIPAL                         WA UW
STATE                     MORTGAGED PROPERTIES       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------------

TEXAS                               39           $  731,887,172     17.4%     63.7%   1.62x
NEW YORK                            29              483,407,753     11.5      72.5%   1.61x
FLORIDA                             41              405,776,490      9.7      67.9%   1.54x
WASHINGTON                           9              251,847,048      6.0      71.1%   1.54x
ILLINOIS                            11              247,684,504      5.9      66.1%   1.28x
OTHER                              184            2,075,823,812     49.5      70.3%   1.45x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            313           $4,196,426,780    100.0%     69.0%   1.50x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------------
                              NUMBER OF       PRINCIPAL                         WA UW
UW DSCR                   MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

1.14X - 1.19X                       5      $  103,971,333      2.5%     78.3%   1.15x
1.20X - 1.29X                      67       1,170,853,629     27.9      75.2%   1.23x
1.30X - 1.39X                      40         581,664,654     13.9      74.3%   1.33x
1.40X - 1.49X                      32         482,158,307     11.5      71.0%   1.45x
1.50X - 1.69X                      29         973,278,902     23.2      67.3%   1.60x
1.70X - 1.99X                       9         419,430,488     10.0      63.8%   1.74x
2.00X - 2.99X                      12         457,173,467     10.9      51.2%   2.10x
3.00X - 3.31X                       1           7,896,000      0.2      25.5%   3.31x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           195      $4,196,426,780    100.0%     69.0%   1.50x
-------------------------------------------------------------------------------------
WA UW DSCR:                      1.50X
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                    REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-------------------------------------------------------------------------------------
RANGE OF REMAINING            NUMBER OF       PRINCIPAL                         WA UW
TERMS TO MATURITY         MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

39 - 60                          12        $  673,737,578     16.1%     67.6%   1.70x
61 - 84                          18           306,127,984      7.3      68.6%   1.59x
85 - 120                        153         3,160,309,100     75.3      69.3%   1.45x
121 - 180                         3            18,593,655      0.4      74.2%   1.28x
181 - 240                         9            37,658,463      0.9      64.8%   1.40x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         195        $4,196,426,780    100.0%     69.0%   1.50x
-------------------------------------------------------------------------------------
WA REMAINING TERM:              106
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                           PROPERTY TYPE DISTRIBUTION(2)
-------------------------------------------------------------------------------------------------------------------
                                                         NUMBER OF           PRINCIPAL                  WA    WA UW
PROPERTY TYPE                SUB PROPERTY TYPE     MORTGAGED PROPERTIES       BALANCE      % OF IPB    LTV     DSCR
-------------------------------------------------------------------------------------------------------------------

OFFICE                    CBD                               40            $1,074,549,847     25.6%    69.5%   1.55x
                          Suburban                          64               740,884,932     17.7     74.8%   1.39x
                          Office/Retail                      1                60,000,000      1.4     77.3%   1.22x
                             Subtotal:                     105            $1,875,434,779     44.7%    71.8%   1.48x
-------------------------------------------------------------------------------------------------------------------
RETAIL                    Anchored                          60            $  859,906,345     20.5%    59.0%   1.79x
                          Unanchored                        17                96,879,405      2.3     74.4%   1.29x
                          Regional                           1                87,500,000      2.1     79.9%   1.14x
                          Shadow Anchored                    5                26,388,126      0.6     73.4%   1.28x
                             Subtotal:                      83            $1,070,673,876     25.5%    62.5%   1.68x
-------------------------------------------------------------------------------------------------------------------
MULTIFAMILY               Garden                            69            $  658,921,401     15.7%    73.8%   1.38x
                          Mid/High Rise                      1               160,000,000      3.8     63.0%   1.22x
                             Subtotal:                      70            $  818,921,401     19.5%    71.7%   1.35x
-------------------------------------------------------------------------------------------------------------------
INDUSTRIAL                Flex                              20            $  123,840,268      3.0%    70.0%   1.43x
                          Warehouse/Distribution             8                49,259,979      1.2     73.1%   1.38x
                             Subtotal:                      28            $  173,100,247      4.1%    70.9%   1.42x
-------------------------------------------------------------------------------------------------------------------
SENIOR HOUSING            Independent Living                 5            $  110,219,826      2.6%    60.4%   1.48x
-------------------------------------------------------------------------------------------------------------------
HOTEL                     Full Service                       7            $   56,496,000      1.3%    62.3%   1.70x
                          Limited Service                    5                33,592,500      0.8     74.5%   1.45x
                             Subtotal:                      12            $   90,088,500      2.1%    66.9%   1.60x
-------------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                         9            $   54,891,393      1.3%    72.1%   1.38x
-------------------------------------------------------------------------------------------------------------------
SELF-STORAGE                                                 1            $    3,096,757      0.1%    70.4%   1.36x
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                    313            $4,196,426,780    100.0%    69.0%   1.50x
-------------------------------------------------------------------------------------------------------------------

(1)  Information with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Houston Galleria loan, such information in certain circumstances, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the Houston Galleria pari passu companion loan. In addition, because the Colony Portfolio mortgage loan is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans, each secured by a separate mortgaged property.

(2)  Because this table is represented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than 1 mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this structural and collateral term sheet.

                                     6 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                        MORTGAGE LOANS CHARACTERISTICS(1)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                       ORIGINAL AMORTIZATION TERM IN MONTHS(2)
-------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION        NUMBER OF        PRINCIPAL                         WA UW
TERM                      MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

120 - 240                        11        $   55,070,842      2.0%     65.0%   1.35x
241 - 300                        10            99,990,367      3.6      70.2%   1.38x
301 - 330                         2            90,545,674      3.3      79.9%   1.14x
331 - 397                       134         2,509,444,040     91.1      70.8%   1.38x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         157        $2,755,050,923    100.0%     70.9%   1.37x
-------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:                        355 MONTHS
-------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                            LTV RATIOS AS OF THE CUT-OFF DATE
----------------------------------------------------------------------------------------
                                NUMBER OF        PRINCIPAL                         WA UW
CUT-OFF LTV                  MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
----------------------------------------------------------------------------------------

22.7% - 50.0%                        9        $  335,890,963      8.0%     45.7%   1.98x
50.1% - 60.0%                       14           350,369,096      8.3      55.9%   1.94x
60.1% - 65.0%                       24           785,142,582     18.7      61.9%   1.53x
65.1% - 70.0%                       17           284,276,234      6.8      67.9%   1.44x
70.1% - 75.0%                       50           832,645,706     19.8      72.9%   1.51x
75.1% - 80.0%                       81         1,608,102,197     38.3      78.3%   1.30x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            195        $4,196,426,780    100.0%     69.0%   1.50x
----------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:                              69.0%
----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                    AMORTIZATION TYPES
-----------------------------------------------------------------------------------------
                                 NUMBER OF        PRINCIPAL                         WA UW
AMORTIZED TYPES               MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

BALLOON LOANS
   PARTIAL INTEREST-ONLY(5)          71        $1,714,726,036     40.9%     71.9%   1.36x
   INTEREST-ONLY(3), (6)             38         1,441,375,857     34.3      65.3%   1.75x
   BALLOON(7)                        78         1,009,355,072     24.1      69.5%   1.40x
SUBTOTAL:                           187        $4,165,456,965     99.3%     69.0%   1.50x
-----------------------------------------------------------------------------------------
FULLY AMORTIZING                      8        $   30,969,815      0.7%     63.2%   1.37x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             195        $4,196,426,780    100.0%     69.0%   1.50x
-----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                            PARTIAL INTEREST-ONLY PERIODS
-------------------------------------------------------------------------------------
PARTIAL INTEREST-ONLY        NUMBER OF        PRINCIPAL                         WA UW
PERIODS                   MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

1 - 12                            5        $   28,085,036      1.6%     70.2%   1.56x
13 - 24                          20           377,490,000     22.0      76.5%   1.30x
25 - 36                          18           371,498,000     21.7      70.4%   1.26x
37 - 48                           2           113,900,000      6.6      79.9%   1.16x
49 - 84                          26           823,753,000     48.0      69.5%   1.44x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          71        $1,714,726,036    100.0%     71.9%   1.36x
-------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(2)
--------------------------------------------------------------------------------------
REMAINING AMORTIZATION        NUMBER OF        PRINCIPAL                         WA UW
TERM                       MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
--------------------------------------------------------------------------------------

118 - 240                        11         $   55,070,842      2.0%     65.0%   1.35x
241 - 300                        10             99,990,367      3.6      70.2%   1.38x
301 - 330                         2             90,545,674      3.3      79.9%   1.14x
331 - 397                       134          2,509,444,040     91.1      70.8%   1.38x
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         157         $2,755,050,923    100.0%     70.9%   1.37x
--------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:                        354 MONTHS
--------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(4)
------------------------------------------------------------------------------------------------
                                        NUMBER OF        PRINCIPAL                         WA UW
MATURITY LTV                         MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
------------------------------------------------------------------------------------------------

19.1% - 30.0%                                3        $   38,005,660      0.9%     37.0%   1.69x
30.1% - 50.0%                               15           344,686,753      8.3      48.7%   1.96x
50.1% - 60.0%                               34         1,126,445,615     27.0      61.9%   1.61x
60.1% - 70.0%                               92         1,141,209,625     27.4      73.7%   1.36x
70.1% - 79.8%                               43         1,515,109,312     36.4      76.2%   1.42x
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    187        $4,165,456,965    100.0%     69.0%   1.50x
------------------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:                              63.5%
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          YEAR BUILT/RENOVATED(8), (9)
-------------------------------------------------------------------------------------------
                                NUMBER OF           PRINCIPAL                         WA UW
YEAR BUILT/RENOVATED      MORTGAGED PROPERTIES       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------------

1954 - 1959                          2           $   33,648,948      0.8%     78.8%   1.34x
1960 - 1969                          2                5,419,303      0.1      73.4%   1.24x
1970 - 1979                         23              234,874,076      5.6      74.5%   1.34x
1980 - 1989                         58              707,018,987     16.9      74.2%   1.38x
1990 - 1999                         84              862,021,843     20.6      69.3%   1.54x
2000 - 2005                        143            2,345,547,624     56.0      66.7%   1.54x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            312           $4,188,530,780    100.0%     69.1%   1.50x
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                   PREPAYMENT PROTECTION
------------------------------------------------------------------------------------------
                                  NUMBER OF        PRINCIPAL                         WA UW
PREPAYMENT PROTECTION          MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
------------------------------------------------------------------------------------------

DEFEASANCE(10)                       171        $3,881,284,385     92.5%     69.1%   1.48x
YIELD MAINTENANCE                     21           303,367,395      7.2      67.8%   1.77x
DEFEASANCE/YIELD MAINTENANCE           1             6,875,000      0.2      72.0%   1.20x
YIELD MAINTENANCE/PREPAYMENT
   PENALTY                             2             4,900,000      0.1      67.7%   1.48x
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              195        $4,196,426,780    100.0%     69.0%   1.50x
------------------------------------------------------------------------------------------

(1)  Information with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Houston Galleria loan such information, in certain circumstances, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the Houston Galleria pari passu companion loan. In addition, because the Colony Portfolio mortgage loan is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans, each secured by a separate mortgaged property.

(2)  Excludes loans that are interest-only for the entire term.

(3)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(4)  Excludes the fully amortizing mortgage loans.

(5)  Includes one partial interest-only ARD loan representing 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(6)  Includes two interest-only ARD loans representing 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(7)  Includes one amortizing ARD loan representing 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(8)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(9)  Excludes one mortgage loan, identified as Loan No. 106 on Annex A-1, which represents 0.2% of the initial pool balance, which is secured by a parcel of land leased to a hotel.

(10) Includes 1 mortgage loan, representing 8.0% of the aggregate principal balances of the pool of mortgage loans as of the cut-off date, that is prepayable with yield maintenance until the expiration of the lockout period and then is subject to defeasance.

                                     7 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                 MORTGAGE LOAN CHARACTERISTICS -- LOAN GROUP 1*
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                               CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------
RANGE OF                          NUMBER OF         PRINCIPAL                         WA UW
PRINCIPAL BALANCES              MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------------

$866,213 - $2,999,999                      17    $   33,147,023      0.9%     63.6%   1.49x
$3,000,000 - $3,999,999                    11        36,176,467      1.0      70.6%   1.44x
$4,000,000 - $4,999,999                    14        61,954,751      1.7      74.2%   1.35x
$5,000,000 - $6,999,999                    20       118,624,655      3.2      73.5%   1.39x
$7,000,000 - $9,999,999                    18       149,400,283      4.0      71.7%   1.44x
$10,000,000 - $14,999,999                  23       288,292,686      7.7      72.3%   1.37x
$15,000,000 - $24,999,999                  13       253,636,500      6.8      69.1%   1.37x
$25,000,000 - $49,999,999                  13       451,667,704     12.1      71.2%   1.58x
$50,000,000 - $335,000,000                 18     2,350,109,573     62.8      66.8%   1.56x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   147    $3,743,009,643    100.0%     68.5%   1.52x
-------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:         $25,462,651
AVERAGE BALANCE PER PROPERTY:     $14,507,789
-------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                             RANGE OF MORTGAGE INTEREST RATES
----------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST      NUMBER OF        PRINCIPAL                         WA UW
RATES                        MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
----------------------------------------------------------------------------------------

4.5650% - 4.9999%                     7       $  325,553,665      8.7%     55.2%   2.01x
5.0000% - 5.4999%                    70        2,167,784,992     57.9      67.7%   1.53x
5.5000% - 5.9999%                    66        1,211,058,829     32.4      73.1%   1.36x
6.0000% - 7.0000%                     4           38,612,157      1.0      74.7%   1.46x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             147       $3,743,009,643    100.0%     68.5%   1.52x
----------------------------------------------------------------------------------------
WA INTEREST RATE:                5.3474%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                         ORIGINAL TERM TO MATURITY/ARD IN MONTHS
----------------------------------------------------------------------------------------
                              NUMBER OF         PRINCIPAL                         WA UW
ORIGINAL TERM TO MATURITY   MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
----------------------------------------------------------------------------------------

 51 - 60                           10        $  641,704,266     17.1%     67.0%   1.72x
 61 - 84                            9           159,127,984      4.3      63.7%   1.74x
 85 - 120                         116         2,885,925,275     77.1      69.0%   1.46x
121 - 180                           3            18,593,655      0.5      74.2%   1.28x
181 - 240                           9            37,658,463      1.0      64.8%   1.40x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           147        $3,743,009,643    100.0%     68.5%   1.52x
----------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:            109
----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                              GEOGRAPHIC DISTRIBUTION
---------------------------------------------------------------------------------
                          NUMBER OF
                           MORTGAGED     PRINCIPAL                          WA UW
STATE                     PROPERTIES      BALANCE       % OF IPB   WA LTV    DSCR
---------------------------------------------------------------------------------

TEXAS                          27      $  587,474,390     15.7%     60.8%   1.70x
NEW YORK                       28         465,907,753     12.4      72.5%   1.62x
FLORIDA                        41         405,776,490     10.8      67.9%   1.54x
WASHINGTON                      8         249,300,000      6.7      71.1%   1.54x
ILLINOIS                        7         227,004,504      6.1      66.3%   1.28x
MASSACHUSETTS                   4         205,388,568      5.5      74.0%   1.42x
IOWA                            3         197,843,146      5.3      57.6%   1.66x
OTHER                         143       1,602,157,937     42.8      69.4%   1.45x
---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       258      $3,743,009,643    100.0%     68.5%   1.52x
---------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                  UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------------
                             NUMBER OF        PRINCIPAL                         WA UW
UW DSCR                   MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

1.14X - 1.19X                     5        $  103,971,333      2.8%     78.3%   1.15x
1.20X - 1.29X                    55         1,008,917,316     27.0      75.0%   1.23x
1.30X - 1.39X                    32           486,864,221     13.0      74.3%   1.33x
1.40X - 1.69X                    40         1,281,628,079     34.2      68.0%   1.56x
1.70X - 1.99X                     6           409,258,174     10.9      64.1%   1.74x
2.00X - 2.99X                     8           444,474,519     11.9      50.9%   2.11x
3.00X - 3.31X                     1             7,896,000      0.2      25.5%   3.31x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         147        $3,743,009,643    100.0%     68.5%   1.52x
-------------------------------------------------------------------------------------
WA UW DSCR:                    1.51X
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                    REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-------------------------------------------------------------------------------------
RANGE OF REMAINING           NUMBER OF        PRINCIPAL                         WA UW
TERMS TO MATURITY         MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

 39 - 60                         10        $  641,704,266     17.1%     67.0%   1.72x
 61 - 84                          9           159,127,984      4.3      63.7%   1.74x
 85 - 120                       116         2,885,925,275     77.1      69.0%   1.46x
121 - 180                         3            18,593,655      0.5      74.2%   1.28x
181 - 240                         9            37,658,463      1.0      64.8%   1.40x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         147        $3,743,009,643    100.0%     68.5%   1.52x
-------------------------------------------------------------------------------------
WA REMAINING TERM:              106
-------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                        PROPERTY TYPE DISTRIBUTION
---------------------------------------------------------------------------------------------------------
                                                    NUMBER OF     PRINCIPAL                   WA    WA UW
PROPERTY TYPE             SUB PROPERTY TYPE        PROPERTIES      BALANCE       % OF IPB    LTV     DSCR
---------------------------------------------------------------------------------------------------------

OFFICE                    CBD                           40      $1,074,549,847     28.7%    69.5%   1.56x
                          Suburban                      64         740,884,932     19.8     74.8%   1.39x
                          Office/Retail                  1          60,000,000      1.6     77.3%   1.22x
                             Subtotal:                 105      $1,875,434,779     50.1%    71.8%   1.48x
---------------------------------------------------------------------------------------------------------
RETAIL                    Anchored                      60      $  859,906,345     23.0%    59.0%   1.79x
                          Unanchored                    17          96,879,405      2.6     74.4%   1.29x
                          Regional Mall                  1          87,500,000      2.3     79.9%   1.14x
                          Shadow Anchored                5          26,388,126      0.7     73.4%   1.28x
                             Subtotal:                  83      $1,070,673,876     28.6%    62.5%   1.68x
---------------------------------------------------------------------------------------------------------
MULTIFAMILY               Garden                        20      $  226,329,657      6.0%    73.4%   1.36x
                          Mid/High Rise                  1         160,000,000      4.3     63.0%   1.22x
                             Subtotal:                  21      $  386,329,657     10.3%    69.1%   1.30x
---------------------------------------------------------------------------------------------------------
INDUSTRIAL                Flex                          20      $  123,840,268      3.3%    70.0%   1.43x
                          Warehouse/Distribution         8          49,259,979      1.3     73.1%   1.38x
                             Subtotal:                  28      $  173,100,247      4.6%    70.9%   1.42x
---------------------------------------------------------------------------------------------------------
SENIOR HOUSING            Independent Living             5      $  110,219,826      2.9%    60.4%   1.48x
---------------------------------------------------------------------------------------------------------
HOTEL                     Full Service                   7      $   56,496,000      1.5%    62.3%   1.70x
                          Limited Service                5          33,592,500      0.9     74.5%   1.45x
                             Subtotal:                  12      $   90,088,500      2.4%    66.9%   1.60x
---------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                     3      $   34,066,000      0.9%    79.4%   1.25x
---------------------------------------------------------------------------------------------------------
SELF-STORAGE                                             1      $    3,096,757      0.1%    70.4%   1.36x
---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                258      $3,743,009,643    100.0%    68.5%   1.52x
---------------------------------------------------------------------------------------------------------

* The Class HG Certificates only represent interests in the Houston Galleria trust subordinate companion loan. Payments on these Certificates will be subordinated to payments to the other classes of Certificates represented in this table only to the extent that payments on the Houston Galleria trust subordinate companion loan are generally subordinate to payments on the Houston
Galleria loan, and with respect to the extent that losses and certain expenses are incurred to the Houston Galleria loan. In addition, because the Colony
Portfolio is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans, each secured by a separate mortgaged property.

                                      8 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                MORTGAGE LOANS CHARACTERISTICS - LOAN GROUP 1(1)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                       ORIGINAL AMORTIZATION TERM IN MONTHS(2)
-------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION        NUMBER OF        PRINCIPAL                         WA UW
TERM                      MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

120 - 240                        10        $   48,957,535      2.0%     63.9%   1.31x
241 - 300                        10            99,990,367      4.1      70.2%   1.38x
301 - 330                         2            90,545,674      3.7      79.9%   1.14x
331 - 397                       100         2,228,040,210     90.3      70.5%   1.39x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         122        $2,467,533,786    100.0%     70.7%   1.38x
-------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:                        355 MONTHS
-------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                            LTV RATIOS AS OF THE CUT-OFF DATE
----------------------------------------------------------------------------------------
                                NUMBER OF        PRINCIPAL                         WA UW
CUT-OFF LTV                  MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
----------------------------------------------------------------------------------------

22.7% - 50.0%                        5        $  324,593,383      8.7%     45.7%   1.99x
50.1% - 60.0%                       12           341,388,331      9.1      55.9%   1.95x
60.1% - 65.0%                       21           771,942,582     20.6      61.9%   1.52x
65.1% - 70.0%                       12           217,322,234      5.8      67.8%   1.46x
70.1% - 75.0%                       35           637,031,929     17.0      72.6%   1.53x
75.1% - 80.0%                       62         1,450,731,184     38.8      78.3%   1.31x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            147        $3,743,009,643    100.0%     68.5%   1.52x
----------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:                              68.5%
----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                    AMORTIZATION TYPES
-----------------------------------------------------------------------------------------
                                 NUMBER OF        PRINCIPAL                         WA UW
AMORTIZED TYPES               MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

BALLOON LOANS
   PARTIAL INTEREST-ONLY(5)          59        $1,561,172,036     41.7%     71.7%   1.37x
   INTEREST-ONLY(2), (6)             25         1,275,475,857     34.1      64.2%   1.78x
   BALLOON(7)                        55           875,391,935     23.4      69.1%   1.40x
SUBTOTAL:                           139        $3,712,039,828     99.2%     68.5%   1.52x
-----------------------------------------------------------------------------------------
FULLY AMORTIZING                      8        $   30,969,815      0.8%     63.2%   1.37x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             147        $3,743,009,643    100.0%     68.5%   1.52x
-----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
-------------------------------------------------------------------------------------
PARTIAL INTEREST-ONLY        NUMBER OF        PRINCIPAL                         WA UW
PERIODS                   MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

1 - 12                            5        $   28,085,036      1.8%     70.2%   1.56x
13 - 24                          12           295,450,000     18.9      76.8%   1.31x
25 - 36                          16           342,384,000     21.9      70.5%   1.27x
37 - 48                           1            87,500,000      5.6      79.9%   1.14x
49 - 84                          25           807,753,000     51.7      69.5%   1.45x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          59        $1,561,172,036    100.0%     71.7%   1.37x
-------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                       REMAINING AMORTIZATION TERM IN MONTHS(2)
--------------------------------------------------------------------------------------
REMAINING AMORTIZATION        NUMBER OF        PRINCIPAL                         WA UW
TERM                       MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
--------------------------------------------------------------------------------------

118 - 240                         10        $   48,957,535      2.0%     63.9%   1.31x
241 - 300                         10            99,990,367      4.1      70.2%   1.38x
301 - 330                          2            90,545,674      3.7      79.9%   1.14x
331 - 397                        100         2,228,040,210     90.3      70.5%   1.39x
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          122        $2,467,533,786    100.0%     70.7%   1.38x
--------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:                        354 MONTHS
--------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                       LTV RATIOS AS OF THE MATURITY/ARD DATE(4)
---------------------------------------------------------------------------------------
                               NUMBER OF        PRINCIPAL                         WA UW
MATURITY LTV                MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
---------------------------------------------------------------------------------------

19.1% - 30.0%                       3        $   38,005,660      1.0%     37.0%   1.69x
30.1% - 50.0%                       8           318,295,100      8.6      48.1%   1.98x
50.1% - 60.0%                      31         1,093,962,510     29.5      61.6%   1.62x
60.1% - 70.0%                      66           946,660,558     25.5      73.8%   1.36x
70.1% - 79.8%                      31         1,315,116,000     35.4      76.2%   1.43x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           139        $3,712,039,828    100.0%     68.5%   1.52x
---------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/
   ARD DATE:                                           63.0%
---------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          YEAR BUILT/RENOVATED(8), (9)
-------------------------------------------------------------------------------------------
YEAR                              NUMBER OF         PRINCIPAL                         WA UW
BUILT/RENOVATED           MORTGAGED PROPERTIES       BALANCE      % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------------

1957 - 1959                          1           $   32,650,000      0.9%     79.7%   1.46x
1960 - 1969                          1                1,830,000      0.0      74.5%   1.33x
1970 - 1979                         12              160,488,620      4.3      75.9%   1.30x
1980 - 1989                         49              615,381,919     16.5      74.5%   1.36x
1990 - 1999                         74              784,254,583     21.0      68.9%   1.55x
2000 - 2005                        120            2,140,508,521     57.3      66.0%   1.56x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            257           $3,735,113,643    100.0%     68.5%   1.52x
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                   PREPAYMENT PROTECTION
------------------------------------------------------------------------------------------
                                  NUMBER OF        PRINCIPAL                         WA UW
PREPAYMENT PROTECTION          MORTGAGE LOANS       BALANCE      % OF IPB   WA LTV    DSCR
------------------------------------------------------------------------------------------

DEFEASANCE(10)                        128       $3,484,117,811     93.1%     68.7%   1.49x
YIELD MAINTENANCE                      16          247,116,832      6.6      65.0%   1.89x
DEFEASANCE/YIELD MAINTENANCE            1            6,875,000      0.2      72.0%   1.20x
YIELD MAINTENANCE/PREPAYMENT
   PENALTY                              2            4,900,000      0.1      67.7%   1.48x
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               147       $3,743,009,643    100.0%     68.5%   1.52x
------------------------------------------------------------------------------------------

(1)  The Class HG Certificates only represent interests in the Houston Galleria trust subordinate companion loan. Payments on these Certificates will be subordinated to payments to the other classes of Certificates represented in this table only to the extent that payments on the Houston Galleria trust subordinate companion loan are generally subordinate to payments on the Houston Galleria loan, and with respect to the extent that losses and certain expenses are incurred to the Houston Galleria loan. In addition, because the Colony Portfolio is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans each secured by a separate mortgaged property.

(2)  Excludes loans that are interest-only for the entire term.

(3)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(4)  Excludes the fully amortizing mortgage loans.

(5)  Includes one partial interest-only ARD loan representing 0.3% of the aggregate principal balance of the Loan Group 1 mortgage loans as of the cut-off date.

(6)  Includes two interest-only ARD loans representing 0.4% of the aggregate principal balance of the Loan Group 1 mortgage loans as of the cut-off date.

(7)  Includes one amortizing ARD loan representing 1.5% of the aggregate principal balance of the Loan Group 1 mortgage loans as of the cut-off date.

(8)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

(9)  Excludes one mortgage loan, identified as Loan No. 106 on Annex A-1, which represents 0.2% of the initial Loan Group 1 Balance, which is secured by a parcel of land leased to a hotel.

(10) Includes 1 mortgage loan, representing 9.0% of the aggregate principal balance of the Loan Group 1 mortgage loans as of the cut-off date, that is prepayable with yield maintenance until the expiration of the lockout period and then is subject to defeasance.

                                     9 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                 MORTGAGE LOAN CHARACTERISTICS - LOAN GROUP 2*
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                             CUT-OFF DATE PRINCIPAL BALANCE
---------------------------------------------------------------------------------------
                                 NUMBER OF       PRINCIPAL                        WA UW
RANGE OF PRINCIPAL BALANCES   MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
---------------------------------------------------------------------------------------

$998,948 - $2,999,999                   10     $ 21,686,848      4.8%     71.3%   1.60x
$3,000,000 - $3,999,999                  5       16,777,908      3.7      68.7%   1.59x
$4,000,000 - $4,999,999                  3       13,734,711      3.0      79.0%   1.40x
$5,000,000 - $6,999,999                  5       30,999,375      6.8      61.7%   1.71x
$7,000,000 - $9,999,999                  8       61,394,983     13.5      73.4%   1.38x
$10,000,000 - $14,999,999                5       70,190,312     15.5      77.6%   1.33x
$15,000,000 - $24,999,999               11      212,233,000     46.8      73.2%   1.36x
$25,000,000 - $130,000,000               1       26,400,000      5.8      79.8%   1.21x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 48     $453,417,137    100.0%     73.4%   1.40x
---------------------------------------------------------------------------------------
AVERAGE PER LOAN:               $9,446,190
---------------------------------------------------------------------------------------
AVERAGE PER PROPERTY:           $8,243,948
---------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                          RANGE OF MORTGAGE INTEREST RATES
-----------------------------------------------------------------------------------
RANGE OF MORTGAGE            NUMBER OF       PRINCIPAL                        WA UW
INTEREST RATES            MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------

4.9800% - 4.9999%                  1       $ 14,000,000      3.1%     80.0%   1.20x
5.0000% - 5.4999%                 36        341,027,316     75.2      73.0%   1.44x
5.5000% - 5.8500%                 11         98,389,821     21.7      73.7%   1.27x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           48       $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------
WA INTEREST RATE:             5.4072%
-----------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY/ARD IN MONTHS
-------------------------------------------------------------------------------------
                               NUMBER OF       PRINCIPAL                        WA UW
ORIGINAL TERM TO MATURITY   MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-------------------------------------------------------------------------------------

60 - 84                            11        $179,033,312     39.5%     74.7%   1.43x
85 - 120                           37         274,383,825     60.5      72.5%   1.38x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            48        $453,417,137    100.0%     73.4%   1.40x
-------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL
   TERM TO MATURITY:              104
-------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                 GEOGRAPHIC DISTRIBUTION
-----------------------------------------------------------------------------------------
                                NUMBER OF          PRINCIPAL                        WA UW
STATE                     MORTGAGED PROPERTIES      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

TEXAS                               12           $144,412,783     31.8%     75.2%   1.29x
MARYLAND                             8            130,000,000     28.7      74.4%   1.47x
OTHER                               35            179,004,354     39.5      71.3%   1.43x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             55           $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-----------------------------------------------------------------------------------
                             NUMBER OF       PRINCIPAL                        WA UW
UW DSCR                   MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------

1.20X - 1.39X                    19        $224,086,745     49.4%     74.9%   1.26x
1.40X - 1.49X                    13         164,712,051     36.3      74.7%   1.47x
1.50X - 1.99X                    12          51,919,393     11.5      65.0%   1.61x
2.00X - 2.13X                     4          12,698,948      2.8      63.8%   2.08x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          48        $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------
WA UW DSCR:                    1.40X
-----------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                    REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS        NUMBER OF       PRINCIPAL                        WA UW
TO MATURITY                  MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
--------------------------------------------------------------------------------------

57 - 60                             2         $ 32,033,312      7.1%     79.0%   1.37x
61 - 84                             9          147,000,000     32.4      73.8%   1.44x
85 - 120                           37          274,383,825     60.5      72.5%   1.38x
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            48         $453,417,137    100.0%     73.4%   1.40x
--------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING
   TERM TO MATURITY/ARD:          103
--------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                     PROPERTY TYPE DISTRIBUTION
---------------------------------------------------------------------------------------------------
                                                 NUMBER OF     PRINCIPAL                WA    WA UW
PROPERTY TYPE            SUB PROPERTY TYPE      PROPERTIES      BALANCE     % OF IPB    LTV    DSCR
---------------------------------------------------------------------------------------------------

MULTIFAMILY              Garden                     49       $432,591,744     95.4%    74.0%  1.39x
---------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING     MANUFACTURED HOUSING        6       $ 20,825,393      4.6%    60.2%  1.59x
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              55       $453,417,137    100.0%    73.4%  1.40x
---------------------------------------------------------------------------------------------------

*    The Class HG Certificates only represent interests in the Houston Galleria trust subordinate companion loan. Payments on these Certificates will be subordinated to payments to the other classes of Certificates represented in this table only to the extent that payments on the Houston Galleria trust subordinate companion loan are generally subordinate to payments on the Houston Galleria loan, and with respect to the extent that losses and certain expenses are incurred to the Houston Galleria loan. In addition, because the Colony Portfolio mortgage loan is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 separate mortgage loans each secured by a separate mortgaged property.

                                    10 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                MORTGAGE LOANS CHARACTERISTICS - LOAN GROUP 2(1)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                         ORIGINAL AMORTIZATION TERM IN MONTHS(2)
-----------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION              NUMBER OF       PRINCIPAL                        WA UW
TERM                            MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

240 - 330                              1         $  6,113,307      2.1%     73.7%   1.66x
331 - 360                             34          281,403,829     97.9      73.1%   1.32x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               35         $287,517,137    100.0%     73.1%   1.33x
-----------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL
   AMORTIZATION TERM:                              357 MONTHS
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                            LTV RATIOS AS OF THE CUT-OFF DATE
-----------------------------------------------------------------------------------------
                                  NUMBER OF        PRINCIPAL                        WA UW
CUT-OFF LTV                     MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

42.9% - 50.0%                          4         $ 11,297,580      2.5%     44.8%   1.80x
50.1% - 65.0%                          5           22,180,765      4.9      61.0%   1.71x
65.1% - 75.0%                         20          262,567,778     57.9      72.3%   1.41x
75.1% - 80.0%                         19          157,371,014     34.7      79.0%   1.30x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               48         $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:                               73.4%
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                    AMORTIZATION TYPES
-----------------------------------------------------------------------------------------
                                   NUMBER OF       PRINCIPAL                        WA UW
AMORTIZED TYPES                 MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

BALLOON LOANS
   INTEREST-ONLY(3)                   13         $165,900,000     36.6%     73.9%   1.52x
   PARTIAL INTEREST-ONLY              12          153,554,000     33.9      74.1%   1.26x
   BALLOON                            23          133,963,137     29.5      72.0%   1.40x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               48         $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                              PARTIAL INTEREST-ONLY PERIODS
-----------------------------------------------------------------------------------------
PARTIAL INTEREST-ONLY              NUMBER OF       PRINCIPAL                        WA UW
PERIODS                         MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

24 - 36                               10         $111,154,000     72.4%     73.6%   1.28x
37 - 48                                1           26,400,000     17.2      79.8%   1.21x
49 - 60                                1           16,000,000     10.4      68.1%   1.28x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               12         $153,554,000    100.0%     74.1%   1.26x
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                         REMAINING AMORTIZATION TERM IN MONTHS(2)
-----------------------------------------------------------------------------------------
REMAINING AMORTIZATION             NUMBER OF       PRINCIPAL                        WA UW
TERM                            MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

234 - 330                              1         $  6,113,307      2.1%     73.7%   1.66x
331 - 360                             34          281,403,829     97.9      73.1%   1.32x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               35         $287,517,137    100.0%     73.1%   1.33x
-----------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING
   AMORTIZATION TERM:                              357 MONTHS
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                          LTV RATIOS AS OF THE MATURITY/ARD DATE
-----------------------------------------------------------------------------------------
                                   NUMBER OF       PRINCIPAL                        WA UW
MATURITY LTV                    MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

35.4% - 50.0%                          7         $ 26,391,653      5.8%     55.7%   1.67x
50.1% - 60.0%                          3           32,483,105      7.2      70.0%   1.40x
60.1% - 70.0%                         26          194,549,067     42.9      73.5%   1.35x
70.1% - 78.3%                         12          199,993,312     44.1      76.2%   1.41x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               48         $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/
   ARD DATE:                                             67.2%
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                      YEAR BUILT/RENOVATED
-----------------------------------------------------------------------------------------------
                                      NUMBER OF          PRINCIPAL                        WA UW
YEAR BUILT/RENOVATED            MORTGAGED PROPERTIES      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------------

1954 - 1959                            1               $    998,948      0.2%     49.5%   2.00x
1960 - 1969                            1                  3,589,303      0.8      72.9%   1.20x
1970 - 1979                           11                 74,385,456     16.4      71.7%   1.44x
1980 - 1989                            9                 91,637,067     20.2      72.8%   1.50x
1990 - 1999                           10                 77,767,260     17.2      73.0%   1.41x
2000 - 2005                           23                205,039,103     45.2      74.6%   1.33x
-----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               55               $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                  PREPAYMENT PROTECTION
-----------------------------------------------------------------------------------------
                                   NUMBER OF       PRINCIPAL                        WA UW
PREPAYMENT PROTECTION           MORTGAGE LOANS      BALANCE     % OF IPB   WA LTV    DSCR
-----------------------------------------------------------------------------------------

DEFEASANCE                            43         $397,166,574     87.6%     72.5%   1.42x
YIELD MAINTENANCE                      5           56,250,562     12.4      79.9%   1.24x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               48         $453,417,137    100.0%     73.4%   1.40x
-----------------------------------------------------------------------------------------

(1)  The Class HG Certificates only represent interests in the Houston Galleria trust subordinate companion loan. Payments on these Certificates will be subordinated to payments to the other classes of Certificates represented in this table only to the extent that payments on the Houston Galleria trust subordinate companion loan are generally subordinate to payments on the Houston Galleria loan, and with respect to the extent that losses and certain expenses are incurred to the Houston Galleria loan. In addition, because the Colony Portfolio is secured by 8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans each secured by a separate mortgaged property.

(2)  Excludes loans that are interest only for the entire term.

(3)  Excludes the mortgage loans which pay interest-only for a portion of their term.

                                    11 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
    TOP 15 MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS(1)
--------------------------------------------------------------------------------

  LOAN      LOAN NAME                         LOAN    CUT-OFF DATE    % OF
SELLER(2)   (LOCATION)                       GROUP       BALANCE       IPB       UNITS
------------------------------------------------------------------------------------------

  EHY       Brookdale Office Portfolio         1     $  335,000,000    8.0%      3,106,566
               (Various)
  JPMCB     Houston Galleria                   1     $  290,000,000    6.9%      1,468,776
               (Houston, TX)
  JPMCB     Selig Office Portfolio             1     $  242,000,000    5.8%      1,507,220
               (Seattle, WA)
  NCCI      2 Grand Central Tower              1     $  190,000,000    4.5%        636,242
               (New York, NY)
  EHY       Jordan Creek                       1     $  174,783,146    4.2%        939,085
               (West Des Moines, IA)
------------------------------------------------------------------------------------------
  EHY       Grand Plaza                        1     $  160,000,000    3.8%            481
               (Chicago, IL)
  JPMCB     DRA-CRT Portfolio II               1     $  138,100,000    3.3%      1,391,330
               (Various)
  NCCI      Bluebird Portfolio                 2     $  130,000,000    3.1%          1,720
               (Baltimore, MD)
  JPMCB     Colony Portfolio                   1     $  127,383,000    3.0%  1,487,342/883
               (Various)
  EHY       NEC America Corporate Center       1     $  102,000,000    2.4%        526,245
               (Irving, TX)
------------------------------------------------------------------------------------------
  EHY       Atlantic Development Portfolio     1     $   96,590,000    2.3%        902,237
               (Various, NJ)
  IXIS      Hanover Mall                       1     $   87,500,000    2.1%        706,005
               (Hanover, MA)
  JPMCB     Chartwell Portfolio                1     $   87,219,826    2.1%            544
               (Various, CO)
  JPMCB     45 Broadway                        1     $   76,900,000    1.8%        368,122
               (New York, NY)
  EHY       32 & 42 Broadway                   1     $   75,000,000    1.8%        494,776
               (New York, NY)
------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE:            $1,231,783,146   29.4%
            TOP 10 TOTAL/WEIGHTED AVERAGE:           $1,889,266,146   45.0%
            TOP 15 TOTAL/WEIGHTED AVERAGE:           $2,312,475,972   55.1%
------------------------------------------------------------------------------------------

  LOAN        UNIT OF       LOAN PER     UW     CUT-OFF       PROPERTY
SELLER(2)     MEASURE         UNIT      DSCR   LTV RATIO        TYPE
-------------------------------------------------------------------------

  EHY       Square Feet   $       108   1.67x    60.4%         Office

  JPMCB     Square Feet   $       395   2.00x    47.5%         Retail

  JPMCB     Square Feet   $       161   1.53x    71.8%         Office

  NCCI      Square Feet   $       299   1.75x    72.7%         Office

  EHY       Square Feet   $       186   1.71x    55.1%         Retail

-------------------------------------------------------------------------
  EHY          Units      $   332,640   1.22x    63.0%       Multifamily

  JPMCB     Square Feet   $        99   1.52x    76.2%         Office

  NCCI         Units      $    75,581   1.47x    74.4%       Multifamily

  JPMCB        Square     $52/$56,002   1.62x    61.4%         Various
             Feet/Units
  EHY       Square Feet   $       194   1.33x    80.0%         Office

-------------------------------------------------------------------------
  EHY       Square Feet   $       107   1.22x    78.8%         Various

  IXIS      Square Feet   $       124   1.14x    79.9%         Retail

  JPMCB        Units      $   160,331   1.44x    68.4%     Senior Housing

  JPMCB     Square Feet   $       209   1.20x    78.9%         Office

  EHY       Square Feet   $       152   1.23x    75.8%         Office

-------------------------------------------------------------------------
                                        1.74x    60.7%
                                        1.63x    64.1%
                                        1.56x    66.3%
-------------------------------------------------------------------------

(1)  Information with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Houston Galleria loan in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the Houston Galleria pari passu companion loan. In addition, because the Colony Portfolio mortgage loan is secured by
     8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans each secured by a separate mortgaged property.

(2)  "JPMCB" = JPMorgan Chase Bank, N.A.; "NCCI" = Nomura Credit & Capital, Inc;
     "EHY" = Eurohypo AG, New York Branch; "IXIS" = IXIS Real Estate Capital
     Inc.

                                    12 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                LARGE LOAN PARI PASSU AND COMPANION LOAN SUMMARY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                         CUT-OFF        SHADOW RATING                  SPECIAL
          PROPERTY NAME               TRANSACTION        BALANCE     (MOODY'S/S&P/FITCH)   SERVICER   SERVICER
--------------------------------------------------------------------------------------------------------------

BROOKDALE OFFICE PORTFOLIO
                           A-NOTE   JPMCC 2005-LDP5   $335,000,000           N/A              GMAC     Midland
                           B-NOTE          N/A          81,000,000           N/A              GMAC     Midland
                TOTAL INDEBTNESS:                     $416,000,000

HOUSTON GALLERIA
              PARI PASSU A-1 NOTE   JPMCC 2005-LDP5   $290,000,000      Baa2/BBB-/BBB-      Midland    Midland
              PARI PASSU A-2 NOTE          TBD         290,000,000      Baa2/BBB-/BBB-      Midland    Midland
                    TOTAL A-NOTE:                     $580,000,000
                           B-NOTE          N/A        $110,000,000           N/A            Midland    Midland
NON-POOLED C-NOTE COMPONENT (HG1)   JPMCC 2005-LDP5     28,000,000           N/A            Midland    Midland
NON-POOLED C-NOTE COMPONENT (HG2)   JPMCC 2005-LDP5     24,000,000           N/A            Midland    Midland
NON-POOLED C-NOTE COMPONENT (HG3)   JPMCC 2005-LDP5     40,800,000           N/A            Midland    Midland
NON-POOLED C-NOTE COMPONENT (HG4)   JPMCC 2005-LDP5     32,400,000           N/A            Midland    Midland
NON-POOLED C-NOTE COMPONENT (HG5)   JPMCC 2005-LDP5      5,800,000           N/A            Midland    Midland
                TOTAL INDEBTNESS:                     $821,000,000

JORDAN CREEK

                           A-NOTE   JPMCC 2005-LDP5   $174,783,146      Baa3/BBB-/BBB-        GMAC     Midland
                           B-NOTE          N/A          22,155,610           N/A              GMAC     Midland
                TOTAL INDEBTNESS:                     $196,938,756
--------------------------------------------------------------------------------------------------------------

                                    13 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                             SHORT TERM LOAN SUMMARY
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                            CUT-OFF                                          CUT-OFF
LOAN ID     LOAN      LOAN NAME                              PROPERTY        DATE       % OF   REMAINING   REM. IO     UW      LTV
  NO.     SELLER(2)   (LOCATION)                               TYPE       BALANCE(1)     IPB      TERM       TERM     DSCR    RATIO
------------------------------------------------------------------------------------------------------------------------------------

5         EHY         Jordan Creek                            Retail     $174,783,146   4.2%      39           0     1.71x    55.1%
                         (West Des Moines, IA)
4         NCCI        2 Grand Central Tower                   Office     $190,000,000   4.5%      55          55     1.75x    72.7%
                         (New York, NY)
36        NCCI        610 Broadway (NY)                       Office     $ 45,000,000   1.1%      56          56     1.69x    75.9%
                         (New York, NY)
62        EHY         The Vanderbilt Apartments            Multifamily   $ 17,300,000   0.4%      57          57     1.49x    78.3%
                         (Houston, TX)
7         JPMCB       DRA-CRT Portfolio II                    Office     $138,100,000   3.3%      58          58     1.52x    76.2%
                         (Various, Various)
70        EHY         Aslan Birmingham Portfolio           Multifamily   $ 14,733,312   0.4%      58           0     1.23x    79.9%
                         (Birmingham, AL)
157       NCCI        Walgreens - Hobart                      Retail     $  3,570,000   0.1%      59          59     2.40x    60.5%
                         (Hobart, IN)
179       NCCI        Golfsmith                               Retail     $  2,476,400   0.1%      59          59     2.64x    53.8%
                         (Altamonte Springs, FL)
35        NCCI        Lincoln Plaza                           Retail     $ 47,499,720   1.1%      60          60     2.22x    55.9%
                         (Worcester, MA)
18        JPMCB       1465 North McDowell                     Office     $ 18,825,000   0.4%      60          60     1.62x    61.4%
                         (Petaluma, CA)
21        JPMCB       Mandalay at Shadow Lake              Multifamily   $ 12,750,000   0.3%      60          60     1.62x    61.4%
                         (Houston, TX)
97        JPMCB       Sterling Hills Apts                  Multifamily   $  8,700,000   0.2%      60          60     1.41x    79.8%
                         (Johnson City, TN)
47        JPMCB       LXP - Experian - TRW                    Office     $ 30,582,338   0.7%      65          65     1.79x    65.1%
                         (Allen, TX)
19        JPMCB       Lodges at Frisco                     Multifamily   $ 14,100,000   0.3%      72          72     1.62x    61.4%
                         (Frisco, TX)
20        JPMCB       Park Center Building NEC                Office     $ 14,000,000   0.3%      72          72     1.62x    61.4%
                         (Herndon, VA)
8-15      NCCI        Bluebird Portfolio                   Multifamily   $130,000,000   3.1%      82          82     1.47x    74.4%
                         (Baltimore, MD)
52        NCCI        Granite Run Apts.                    Multifamily   $ 26,000,000   0.6%      82          82     1.41x    75.1%
                         (Baltimore, MD)
40        NCCI        Market at Polaris                       Retail     $ 36,195,646   0.9%      84          84     2.23x    56.8%
                         (Columbus, OH)
17        JPMCB       Briargate On Main                    Multifamily   $ 22,600,000   0.5%      84          84     1.62x    61.4%
                         (Parker, CO)
64        JPMCB       Sonterra at Buckingham               Multifamily   $ 17,000,000   0.4%      84          24     1.20x    69.1%
                         (Richardson, TX)
89        JPMCB       Alstom SA & Werner Holding Co.        Industrial   $ 10,750,000   0.3%      84           0     1.41x    64.8%
                         (Erlanger, KY)
161       EHY         Bank of America Building - Houston      Office     $  3,300,000   0.1%      84           0     1.51x    71.7%
                         (Humble, TX)
189       EHY         Plazas at Legacy Park                   Retail     $  1,600,000   0.0%      84           0     1.43x    59.3%
                         (Houston, TX)
------------------------------------------------------------------------------------------------------------------------------------

(1)  Information with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Houston Galleria loan in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the Houston Galleria pari passu companion loan. In addition, because the Colony Portfolio mortgage loan is secured by
     8 mortgaged properties, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans each secured by a separate mortgaged property.

(2)  "JPMCB" = JPMorgan Chase Bank, N.A.; "NCCI" = Nomura Credit & Capital, Inc;
     "EHY" = Eurohypo AG, New York Branch

                                    14 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    15 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

               [5 PICTURES OF BROOKDALE OFFICE PORTFOLIO OMITTED]

                                    16 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $335,000,000(1)

CUT-OFF DATE PRINCIPAL BALANCE:   $335,000,000

% OF POOL BY IPB:                 8.0%

SHADOW RATING (S&P/FITCH):        (BBB-/BBB-)

LOAN SELLER:                      Eurohypo AG, New York Branch

BORROWER:                         See "The Borrower" below

SPONSOR:                          Strategic Realty Advisors Limited (2)

ORIGINATION DATE:                 08/30/05

INTEREST RATE:                    5.020000%

INTEREST ONLY PERIOD:             60 months

MATURITY DATE:                    09/11/15

AMORTIZATION TYPE:                Partial Interest-Only

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(24), Def(92), O(1)(3)

CROSS COLLATERALIZATION:          Yes

LOCK BOX:                         Hard

ADDITIONAL DEBT:                  Yes

ADDITIONAL DEBT TYPE:             B-Note(4)

LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------

                                                            INITIAL      MONTHLY
                                                         -----------------------

TAXES:                                                   $ 6,091,009    $557,495
INSURANCE:                                               $    98,538    $ 49,269
CAP EX:                                                  $         0    $      0
TI/LC:                                                   $20,843,013(9) $      0
OTHER:(6)                                                $    33,964    $ 33,964
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:   Portfolio(1)

TITLE:                    Fee/Leasehold

PROPERTY TYPE:            Office

SQUARE FOOTAGE:           3,106,566

LOCATION:                 Various

YEAR BUILT/RENOVATED:     Various/Various

OCCUPANCY:                84.1%(7)

OCCUPANCY DATE:           08/01/05

NUMBER OF TENANTS:        176

HISTORICAL NOI:
   2003:                  $24,860,225
   2004:                  $28,447,447
   TTM AS OF 06/30/05:    $30,001,374

UW REVENUES:              $60,530,836

UW EXPENSES:              $20,739,367

UW NOI:                   $39,791,468(10)

UW NET CASH FLOW:         $35,935,990

APPRAISED VALUE:          $555,000,000(5)

APPRAISAL DATE:           08/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                          A-NOTE   WHOLE LOAN(8)
                                                          ----------------------
CUT-OFF DATE LOAN/SF:                                      $ 108       $ 134
CUT-OFF DATE LTV:                                           60.4%       75.0%
MATURITY DATE LTV:                                          55.8%       69.3%
UW DSCR:                                                    1.67x       1.32x
--------------------------------------------------------------------------------

(1)  The Brookdale Office Portfolio loan consists of two cross-collateralized and cross-defaulted loans, referred to as Loan I and Loan II (which had an original principal balances of $212,880,140 and $203,119,860, respectively). Unless otherwise specified, information is presented on an aggregate basis and is based solely on the A-Note.

(2)  Strategic Realty Advisors Limited, a real estate investment advisor, is the representative of the Sponsor, an investor who adheres to Islamic Law. The details of this relationship are detailed under "The Borrower" below.

(3)  During the lockout period, the Borrower may prepay up to 10% of the whole loan principal balance subject to yield maintenance in connection with the release of a property.

(4)  The $416,000,000 loan is bifurcated into a $335,000,000 A-Note, and an
     $81,000,000 B-Note. The B-Note is not an asset of the trust.

(5)  The appraised value is based on a portfolio market valuation of the properties which is greater than the sum of the individual respective market values.

(6)  Reserve for ground rent on 3 mortgaged properties, subject to leasehold interests.

(7)  Includes tenants that have signed leases but are not in occupancy or paying rent.

(8)  Calculated based on the aggregate cut-off date principal balance of the
     A-Note and the B-Note (not included in the trust) .

(9)  The initial TI/LC reserve consists of $8,498,246 in unfunded tenant obligations and $12,344,767 to fund TI/LC for future leasing.

(10) The increase in UW NOI from the TTM as of June 30, 2005 NOI is due to new leases signed in 2005.

                                    17 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT PORTFOLIO TENANTS
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                  LEASE
                                                                 MOODYS/      SQUARE      % OF     BASE RENT   EXPIRATION
TENANTS                   PARENT COMPANY                      S&P/FITCH(1)     FEET    PORTFOLIO      PSF         YEAR
-------------------------------------------------------------------------------------------------------------------------

AIG/NUFIC                 American International Group Inc.     Aa2/AA/AA    154,544      5.0%       $18.92       2016
OUTBACK STEAKHOUSE        Outback Steakhouse                    NR/NR/NR     146,460      4.7%       $24.83       2008
CARLTON FIELDS            Outback Steakhouse                    NR/NR/NR      88,833      2.9%       $30.16       2019
WALTER INDUSTRIES, INC.   Walter Industries, Inc.               Ba3/B+/NR     79,523      2.6%       $26.88       2012
OXFORD HEALTH PLANS       Oxford Health Plans Inc.                 N/R        76,461      2.5%       $20.66       2005
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          PORTFOLIO SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                       LOCATION      YEAR                                                             ALLOCATED LOAN
PROPERTY NAME                       (CITY, STATE)   BUILT  SQUARE FEET  OCCUPANCY %            TOP TENANTS               AMOUNT(2)
------------------------------------------------------------------------------------------------------------------------------------

CONCOURSE LAKESIDE I               Morrisville, NC   1999      76,769      80.6%     Well Path Select Inc.; Redwoods   $  6,136,052
                                                                                      Group, Inc.; IFS Industrial &
                                                                                         Financial Systems, Inc.

CONCOURSE LAKESIDE II              Morrisville, NC   2001      77,320      80.9%       Blue Cross & Blue Shield of        5,883,020
                                                                                        Alabama; Computer Science
                                                                                      Corporation; Matrix Resource,
                                                                                                   Inc.

CORPORATE CENTER ONE AT               Tampa, FL      1999     390,698      97.8%       WebMD Practice Service; HDR       50,986,168
   INTERNATIONAL PLAZA                                                                          Engineering

CORPORATE CENTER THREE AT             Tampa, FL      2001     289,625      98.2%       Carlton Fields; Progressive       46,494,830
   INTERNATIONAL PLAZA                                                                   Auto; Gerday Ameristeel

CORPORATE CENTER TWO AT               Tampa, FL      2001     290,484      95.4%     Verizon Florida; Techhealth; RR     40,358,778
   INTERNATIONAL PLAZA                                                                    Simmons Construction

DEERFIELD CORPORATE CENTRE ONE      Alpharetta, GA   1998     133,266      96.8%        Crescent Resources; Regus        13,600,529
                                                                                       Business Centre; AIG / NUFIS

DEERFIELD CORPORATE CENTRE TWO      Alpharetta, GA   1999     132,622     100.0%               AIG / NUFIC               15,181,986

HIDDEN RIVER CORPORATE CENTER I       Tampa, FL      1997     135,174     100.0%       Oxford Health Plans; Ciber,       12,904,688
                                                                                                Inc.; Opis

HIDDEN RIVER CORPORATE CENTER II      Tampa, FL      1998     137,433      91.1%         Walter Industries, Inc.;        13,410,754
                                                                                       Techhealth; Bear Stearns Co.
                                                                                                   Inc.

HIDDEN RIVER CORPORATE CENTER III     Tampa, FL      1999     148,309      64.4%            State Farm; ALLTEL           13,916,820
                                                                                         Communications; PresGar

ONE RESOURCE SQUARE                  Orlando, FL     1999      90,558     100.0%       Jardon & Howard Technology;       10,437,615
                                                                                       Alion Science; AT&TWireless

PARAGON PLACE AT HURSTBOURNE       Hurstbourne, KY   1984      82,152      66.5%      Bellsouth Telecommunications;       5,060,662
                                                                                       Mather, Hamilton & Co, LLC;
                                                                                             Epicor Software

SATELLITE PLACE 300                   Duluth, GA     1998     131,337      86.1%        Bellsouth; Merial Limited;       12,525,138
                                                                                              First National

SATELLITE PLACE 400                   Duluth, GA     1997     131,884      90.1%        Liberty Mutual Insurance;        12,967,946
                                                                                      Office Suites Plus; The Demoss
                                                                                                  Group

SATELLITE PLACE 600                   Duluth, GA     1999     149,958      74.5%        Continental Casualty; FCCI       15,656,422
                                                                                       Insurance; Countrywide Home
                                                                                                  Loans

SATELLITE PLACE 800                   Duluth, GA     2002     132,892       0.0%                                          8,555,682

STONY POINT II OFFICE BUILDING       Richmond, VA    1985      48,707      94.9%        Front Royal, Inc.; Realty         3,352,689
                                                                                             Services Group;

THE RESERVE AT GREENS CROSSING II    Houston, TX     2001     157,897      65.3%         Remington College; IKON         11,829,297
                                                                                       Solutions; DHL Express USA,
                                                                                                   Inc.

THREE RESOURCE SQUARE                Orlando, FL     2003     153,043      52.8%         General Dynamics; United        15,498,277
                                                                                            Defense, LP; Reiss
                                                                                              Environmental

TIMBERWAY ONE                        Houston, TX     1983      92,780      91.1%       Subsea7; Accenture; Siemens        5,693,244
                                                                                       Energy and Automation, Inc.

TWO RESOURCE SQUARE                  Orlando, FL     2000     123,658     100.0%         US Government; Progress         14,549,403
                                                                                      Telecom, Inc.; Cisco Systems,
                                                                                                   Inc.
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     3,106,566      84.1%(3)                                    $335,000,000
------------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2)  The sum of the allocated loan amounts equals the $335,000,000 A-Note. The
     $416,000,000 loan is bifurcated into a $335,000,000 A-Note and an
     $81,000,000 B-Note, which is not an asset of the trust.

(3)  Includes tenants that have signed leases but are not in occupancy or paying rent.

                                    18 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by first mortgage fee interests in 18 office buildings and leasehold interests in 3 office buildings totaling approximately
3,106,566 square feet of Class "A" office space located in six states. The
$416,000,000 loan is bifurcated into a $335,000,000 A-Note (included in the trust) and an $81,000,000 B-Note (not included in the trust).

THE BORROWER. The sponsor is a high net worth individual represented by
Strategic Realty Advisors Limited ("StratREAL"), a real estate investment advisor. The loan has been structured to be Shariah-compliant as the ultimate investors adhere to Shariah Law.

This loan is structured with 21 bankruptcy remote SPE borrowers. Each borrower pays debt service including interest payments to the lender. Each borrower is a pass-through vehicle, that in turn rents the property via a master lease to another newly-formed bankruptcy-remote SPE entity (a "Master Lessee") in order to accommodate restrictions under Islamic law with respect to investors in the
Master Lessee that are prohibited from paying interest. Each Master Lessee pays rent that is equal to the debt service to the related borrower, which the related borrower passes through to the lender. Each master lease is expressly subordinate to the loan documents pursuant to its terms and the terms of a subordination agreement.

RELEASE. The Brookdale Office Portfolio Loan permits the release of one or more
Mortgaged Properties (a) prior to the expiration of the applicable defeasance lockout period, subject to certain conditions, including (i) the allocated loan amounts for the Mortgaged Properties being released, together with the Mortgaged
Properties released to date, in the aggregate do not exceed 10% of the aggregate original principal balance of the mortgage loans, (ii) the payment of a release price ranging from 105% to 125% of the allocated loan amount of the Mortgaged
Property to be released, together with payment of the applicable yield maintenance premium, (iii) the satisfaction of specified debt service coverage tests and loan to value ratio tests for the remaining Mortgaged Properties after the partial release, and (iv) confirmation of "no downgrade" from each Rating
Agency; and (b) after the expiration of the applicable defeasance lockout period, subject to certain conditions, including (i) the defeasance of a specified percentage (ranging from 105% to 125%) of the allocated loan amount of the Mortgaged Property to be released, (ii) the satisfaction of specified debt service coverage tests and loan to value ratio tests for the remaining Mortgaged
Properties after the partial defeasance, and (iii) confirmation of "no downgrade" from each Rating Agency.

In addition, the cross-default and cross-collateralization arrangements with respect to the Brookdale Office Portfolio Loan may be terminated in connection with the sale of one or more individual Mortgaged Properties to a third party and the assumption by that third party of that portion of the mortgage loan, upon the satisfaction of certain conditions, including (i) the allocated loan amounts for the Mortgaged Properties being severed, together with the Mortgaged
Properties severed to date, in the aggregate do not exceed 15% of the aggregate original principal balance of the mortgage loans, (ii) if the severance occurs prior to the expiration of the applicable defeasance lockout period, the conditions specified in clauses (a)(ii), (a)(iii) and (a)(iv) of the preceding sentence relating to a partial release must be satisfied; and (iii) if the severance occurs after the expiration of the applicable defeasance lockout period, the conditions specified in clauses (b)(ii), (b)(iii) and (b)(iv) of the preceding sentence relating to a partial defeasance must be satisfied. The
Brookdale Office Portfolio Loan also permits the release of all of the Mortgaged
Properties securing one of the two cross-collateralized and cross-defaulted mortgage loans through defeasance.

THE PROPERTY. The Brookdale Office Portfolio consists of 21 properties located in 6 different states, comprising approximately 3,106,566 square feet. The properties were built between 1983 and 2003. The portfolio contains 176 tenants in total, none of which occupy more than 5.0% of the total collateral square feet. No more than 15.3% of the total collateral square feet expires in any single year. The portfolio is currently 84.1% leased. Approximately 29.5% of the
NRA and 32.3% of the total base rent is contributed by investment grade rated tenants. The largest tenant, AIG/NUFIC, comprises 5.0% of the total NRA. The top five tenants combined comprise 17.6% of the total NRA and the top 10 tenants comprise approximately 28.0% of the total NRA. Five of the top ten tenants or their respective parent company (AIG/NUFIC, Continental Casualty Co., Oxford
Health Plans, Progressive Auto, and BellSouth) maintain an investment grade credit rating.

Three of the mortgaged properties, located in a single office park in Tampa,
Florida, are subject to ground leases, each expiring December 31, 2080 and ground leased by The Hillsborough County Aviation Authority: Corporate Center
One at International Plaza, Corporate Center Two at International Plaza and
Corporate Center Three at International Plaza. Under each ground lease, total ground rent payments are comprised of a base ground rent and a development rent.
Base ground rent increases by 5% in 2008 and steps by 5% every 10 years thereafter. Development rent is equivalent to $0.40 per square foot of gross floor area per annum. Under each ground lease, beginning on September 1, 2015 and on every 5th anniversary thereafter, development rent will be increased by the lesser of 10% or CPI. Development rent will be discounted by 66.66% during the period commencing January 13, 2009 and ending January 12, 2010 and by 33.33%
during the period commencing January 13, 2010 and ending January 12, 2011.

THE MARKET.(1) The Brookdale Office Portfolio is located in the southeastern region of the United States in seven metropolitan areas (Tampa, 44.8% of NRA;
Atlanta, 26.2% of NRA; Orlando, 11.8% of NRA; Houston, 8.1% of NRA; Raleigh,
5.0% of NRA; Louisville, 2.6% of NRA; and Richmond, 1.6% of NRA). Summaries of
the three largest markets are listed below.

(1)  Certain information was obtained from the Brookdale Portfolio appraisal reports dated July 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    19 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

TAMPA METROPOLITAN AREA.

Tampa has a low cost of living, low business costs, strong population growth and a skilled labor force. Tampa is an increasingly popular site for corporate relocations. Shipping, trade and tourism are important anchors to the Tampa economy. The Port of Tampa is Florida's largest seaport and the nation's 12th largest cargo port and 4th largest cruise port. Total employment in Tampa surged
3.9% in 2004 and grew an average 2.2 percent annually during 1999-2004. As of
June 2005, year over year employment growth was 2.9%. The unemployment rate is
4.1 percent and falling and Tampa's economy is expanding.

In the last quarter of 2004, net absorption increased from 374,292 to 1,605,202 square feet. Tampa's Class "A" vacancy rate fell to 15.0 percent at the end of the first quarter 2005, a year-over-year decline of 280 basis points. After declining for three years, effective rents stabilized in 2004.

ORLANDO METROPOLITAN AREA.

Orlando's primary economic drivers are tourism, defense, and rapid population growth. Central Florida is one of the top tourist destinations in the world. A recent rebound in the nation's tourism industry has greatly benefited Orlando, which has seen a surge in the number of visitors to the area. Orlando has one of the highest concentrations of defense-related high tech employment in the state due to the presence of the training system procurement commands for the Army,
Navy, Air Force, Marines and Coast Guard. The University of Central Florida
serves the needs of several related technology industries, including simulation and training, aerospace, and digital media among other specializations. The number of office-using jobs in Orlando surged 4.6% in 2004 and grew an average
2.5 percent annually during 1999-2004. As of June 2005, year-over-year employment growth was 4.1%.

ATLANTA METROPOLITAN AREA.

Atlanta's economic drivers include strong immigration and population growth; low business costs; the leisure and hospitality industry; national defense; high technology; corporate headquarters; finance; manufacturing and distribution; and
the Hartsfield-Jackson airport.

Since 1970, the Atlanta MSA population has grown more than three times as fast as the national growth rate. More than 420 of the Fortune 500 industrial corporations, such as Delta Air Lines, Home Depot, BellSouth Corporation,
Georgia-Pacific, Coca-Cola, Coca-Cola Enterprises and United Parcel Service,
have either their corporate headquarters or a regional office in Atlanta.
Atlanta has attracted many high technology companies, which benefit from proximity to the Georgia Institute of Technology. Total employment in Atlanta increased 1.2 percent in 2004 and grew an average 1.0 percent annually during
1999-2004. June 2005 employment was up 0.7 percent from the corresponding prior year period following a strong first quarter.

At fourth quarter 2004, Atlanta's office inventory totaled 129 million square feet in 974 buildings. Atlanta's total inventory consists of 78.4 million, 47.9 million and 2.2 million of Class "A", Class "B" and Class "C" office space, respectively. At the end of the first quarter 2005, Atlanta's Class "A" vacancy rate fell to 17.5 percent, a year-over-year decline of 1.1 percent. Atlanta's
Class "A" asking rents were up 0.6 percent in the first quarter 2005.

PROPERTY MANAGEMENT. Asset management is provided by Strategic Real Estate
Advisors Limited and Carter Real Estate. Operational management for the properties is detailed in the chart below.

-------------------------------------------------------------------------------------------------------

CORPORATE CENTER ONE AT INTERNATIONAL PLAZA     Tampa & Orlando, FL          Crescent Resources, LLC
CORPORATE CENTER THREE AT INTERNATIONAL PLAZA                             (a subsidiary of Duke Energy)
CORPORATE CENTER TWO AT INTERNATIONAL PLAZA
HIDDEN RIVER CORPORATE CENTER I
HIDDEN RIVER CORPORATE CENTER II
HIDDEN RIVER CORPORATE CENTER III
ONE RESOURCE SQUARE
TWO RESOURCE SQUARE
THREE RESOURCE SQUARE
-------------------------------------------------------------------------------------------------------
DEERFIELD CORPORATE CENTRE ONE                  Duluth & Alpharetta, GA      Crescent Resources, LLC
DEERFIELD CORPORATE CENTRE TWO                                            (a subsidiary of Duke Energy)
SATELLITE PLACE 300
SATELLITE PLACE 400
SATELLITE PLACE 600
SATELLITE PLACE 800
-------------------------------------------------------------------------------------------------------
PARAGON PLACE AT HURSTBOURNE                    Hurstbourne, KY              NTS Development Company
-------------------------------------------------------------------------------------------------------
CONCOURSE LAKESIDE I                            Morrisville, NC                Capital Associates
CONCOURSE LAKESIDE II
-------------------------------------------------------------------------------------------------------
THE RESERVE AT GREENS CROSSING II               Houston, TX                 Williford Property Group
TIMBERWAY ONE
-------------------------------------------------------------------------------------------------------
STONY POINT II OFFICE BUILDING                  Richmond, VA                Woolfolk Properties, Inc.
-------------------------------------------------------------------------------------------------------

                                    20 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

Strategic Real Estate Advisors Limited is an asset management firm offering strategic guidance and asset management to clients. The company has about $2.5 billion under supervisory asset management.

Carter Real Estate assists Strategic Real Estate Advisors Limited with the asset management function. Carter Real Estate is a full-service commercial real estate company. The company currently oversees more than 18 million square feet of space.

NTS Development Company has been in operation for approximately 35 years. It is engaged in commercial and residential property management and development as well as asset management.

Crescent Resources, LLC was formed in 1969 by Duke Energy and remains a subsidiary thereof. Crescent Resources, LLC offers office, industrial retail and build-to-suit development services to clients and operates primarily in the southeastern US.

Woolfolk Properties, Inc. provides property management, development, and leasing services to its clients.

Capital Associates was formed in 1983. It is a full-service commercial real estate development company providing commercial brokerage, leasing, fee management, land sales, development and marketing services to business/industrial parks, retail centers, and multi-family communities.

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                                                                          CUMULATIVE                   CUMULATIVE   CUMULATIVE %
             NUMBER OF     SQUARE      % OF         BASE      % OF BASE     SQUARE     CUMULATIVE %       BASE         OF BASE
              LEASES        FEET       GLA          RENT         RENT        FEET         OF GLA          RENT          RENT
YEAR         EXPIRING     EXPIRING   EXPIRING     EXPIRING     EXPIRING    EXPIRING      EXPIRING       EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT         N/A         492,936     15.9%            N/A         N/A      492,936       15.9%              N/A        N/A
2005 & MTM      12          77,632      2.5     $ 1,351,732         2.4%     570,568       18.4%      $ 1,351,732        2.4%
2006            33         320,525     10.3       6,330,079        11.1      891,093       28.7%      $ 7,681,811       13.4%
2007            17          91,083      2.9       2,228,679         3.9      982,176       31.6%      $ 9,910,490       17.3%
2008            27         351,302     11.3       7,841,192        13.7    1,333,478       42.9%      $17,751,682       31.1%
2009            40         473,858     15.3      10,820,626        18.9    1,807,336       58.2%      $28,572,308       50.0%
2010            46         411,920     13.3       8,193,979        14.3    2,219,256       71.4%      $36,766,287       64.3%
2011            10         100,055      3.2       2,142,964         3.8    2,319,311       74.7%      $38,909,251       68.1%
2012             9         247,738      8.0       5,826,202        10.2    2,567,049       82.6%      $44,735,453       78.3%
2013             1          60,000      1.9       1,356,000         2.4    2,627,049       84.6%      $46,091,453       80.7%
2014             3         129,962      4.2       3,224,137         5.6    2,757,011       88.7%      $49,315,590       86.3%
2015             3         106,178      3.4       2,215,675         3.9    2,863,189       92.2%      $51,531,265       90.2%
AFTER            3         243,377      7.8       5,603,779         9.8    3,106,566      100.0%      $57,135,044      100.0%
--------------------------------------------------------------------------------------------------------------------------------
Total          204       3,106,566    100.0%    $57,135,044       100.0%
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS ROLLING IN 2009
------------------------------------------------------------------------------------------------------------------------------
                                                                          SQUARE       ANNUAL     % OF 2009     PROPERTY RENT
                                                                           FEET      BASE RENT    BASE RENT      PSF/MARKET
PROPERTY NAME                                   TENANT                   EXPIRING     EXPIRING   EXPIRING(1)     RENT PSF(2)
------------------------------------------------------------------------------------------------------------------------------

CORPORATE CENTER ONE AT INTERNATIONAL PLAZA     WEBMD PRACTICE SERVICE     65,397   $1,683,973       15.6%     $25.75 / $26.00
CORPORATE CENTER ONE AT INTERNATIONAL PLAZA     HQ GLOBAL WORKPLACES       28,286      721,293        6.7      $25.50 / $26.00
CORPORATE CENTER THREE AT INTERNATIONAL PLAZA   PROGRESSIVE AUTO           65,390    1,700,794       15.7      $26.01 / $26.50
HIDDEN RIVER CORPORATE CENTER I                 OXFORD HEALTH PLANS        63,487    1,317,990       12.2      $20.76 / $20.00
TWO RESOURCE SQUARE                             US GOVERNMENT              32,006      669,886        6.2      $20.93 / $20.00
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                     254,566   $6,093,936       56.3%
------------------------------------------------------------------------------------------------------------------------------
2009 TOTAL BASE RENT EXPIRING:                  $10,820,626
------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2009.

(2)  Based on certain information obtained from the appraisal.

                                    21 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                             SIGNIFICANT TENANTS ROLLING IN 2010
-----------------------------------------------------------------------------------------------------------------------------
                                                                         SQUARE                  % OF 2010     PROPERTY RENT
                                                                          FEET       ANNUAL      BASE RENT       PSF/MARKET
PROPERTY NAME                                           TENANT          EXPIRING    BASE RENT   EXPIRING(1)     RENT PSF(2)
-----------------------------------------------------------------------------------------------------------------------------

CORPORATE CENTER THREE AT INTERNATIONAL PLAZA   COUNTRYWIDE               40,365   $1,029,308      12.6%      $25.50 / $26.50
CORPORATE CENTER TWO AT INTERNATIONAL PLAZA     COTT BEVERAGE             27,291   $  744,217       9.1%      $27.27 / $26.00
HIDDEN RIVER CORPORATE CENTER I                 OPIS                      16,230   $  326,061       4.0%      $20.09 / $20.00
HIDDEN RIVER CORPORATE CENTER II                GENESIS FINANCIAL         12,378   $  251,769       3.1%      $20.34 / $20.00
SATELLITE PLACE 400                             LIBERTY MUTUAL            36,850   $  698,676       8.5%      $18.96 / $19.50
THREE RESOURCE SQUARE                           GENERAL DYNAMICS          16,966   $  337,623       4.1%      $19.90 / $19.50
THE RESERVE AT GREENS CROSSING II               DHL EXPRESS USA, INC.     24,039   $  294,478       3.6%      $12.25 / $13.50
TIMBERWAY ONE                                   SUBSEA7                   38,836   $  621,376       7.6%      $16.00 / $17.00
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                    212,955   $4,303,507      52.5%
-----------------------------------------------------------------------------------------------------------------------------
2010 TOTAL BASE RENT EXPIRING:                  $8,193,979
-----------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2010.

(2)  Based on certain information obtained from the appraisal.

                                    22 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                           BROOKDALE OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                         [MAP OF SECTION OF U.S OMITTED]

                                    23 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

                    [4 PICTURES OF HOUSTON GALLERIA OMITTED]

                                    24 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $290,000,000(1)

CUT-OFF DATE PRINCIPAL BALANCE:   $290,000,000(1)

% OF POOL BY IPB:                 6.9%

SHADOW RATING
   (S&P/MOODY'S/FITCH):           BBB-/Baa2/BBB-

LOAN SELLER:                      JPMorgan Chase Bank, N.A.

BORROWER:                         HG Galleria I, II, III, L.P., and SA
                                  Galleria IV, L.P.

SPONSOR:                          Simon Property Group, L.P., Walton
                                  Street Capital, and Institutional Mall
                                  Investors LLC

ORIGINATION DATE:                 11/29/05

INTEREST RATE:                    5.344046%

INTEREST ONLY PERIOD:             120 months

MATURITY DATE:                    12/01/05

AMORTIZATION TYPE:                Interest Only

ORIGINAL AMORTIZATION:            N/A

REMAINING AMORTIZATION:           N/A

CALL PROTECTION:                  L(24),Def(86),O(10)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Cash Management Agreement

ADDITIONAL DEBT:                  $531,000,000

ADDITIONAL DEBT TYPE:             A-2 Pari Passu Note, B-Note, C-Note and
                                  Permitted Mezzanine Debt(2)

LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------

                                                               INITIAL   MONTHLY
                                                               -----------------
TAXES:                                                            $0        $0
INSURANCE:                                                        $0        $0
REQUIRED REPAIRS:                                                 $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

TITLE:                             Fee

PROPERTY TYPE:                     Retail-Anchored

SQUARE FOOTAGE:                    1,468,776

LOCATION:                          Houston, TX

YEAR BUILT/RENOVATED:              1970 / 2003

OCCUPANCY:                         93.1%(7)

OCCUPANCY DATE:                    10/11/05

NUMBER OF TENANTS:                 354

IN-LINE SALES PSF (<10,000 SF):    $650

OCCUPANCY COSTS (<10,000 SF):      11.2%

HISTORICAL NOI:
   2003:                           $45,083,830
   2004:                           $52,596,235
   TTM AS OF 09/30/05:             $57,712,227

UW REVENUES:                       $91,665,993

UW EXPENSES:                       $27,064,272

UW NOI:                            $64,601,721

UW NET CASH FLOW:                  $62,781,950(3)

APPRAISED VALUE:                   $1,220,000,000

APPRAISAL DATE:                    11/08/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                       A-NOTE(4)   WHOLE LOAN(5)
                                                       ---------   -------------
CUT-OFF DATE LOAN/SF:                                    $ 395         $ 559
CUT-OFF DATE LTV:                                         47.5%         67.3%
MATURITY DATE LTV:                                        47.5%         67.3%
UW DSCR:                                                  2.00x         1.39x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         LEASE
                                                                    MOODY'S/      SQUARE     % OF    BASE     SALES   EXPIRATION
ANCHOR/TENANT NAME                 PARENT COMPANY                 S&P/FITCH(6)     FEET       GLA  RENT PSF    PSF       YEAR
--------------------------------------------------------------------------------------------------------------------------------

NORDSTORM           Nordstorm Inc. (NYSE: JWN)                      A3/A-/A-     216,400(8)  N/A     N/A(8)  $109.92     2020
FOLEY'S             Federated Department Stores Inc. (NYSE: FD)  Baa1/BBB-/BBB-  225,000(8)  N/A     N/A(8)      NAV     2053
MACY'S              Federated Department Stores Inc. (NYSE: FD)  Baa1/BBB-/BBB-  225,000(9)  N/A     N/A(9)      NAV     2019
NEIMAN MARCUS       The Neiman Marcus Group, Inc.                   NR/NR/NR     200,000(10) N/A     N/A(10)     NAV     2019
SAKS FIFTH AVENUE   Saks Incorporated (NYSE: SKS)                   B1/B+/B+     185,532(11) N/A     N/A(11) $235.16     2019
UNIVERSITY CLUB     University Club                                 NR/NR/NR     105,450     7.2%   6.30         N/A     2006
POLAR ICE GALLERIA  Polar Ice Galleria                              NR/NR/NR      21,186     1.2%  34.39     $ 54.19     2013
BANANA REPUBLIC     GAP Inc. (NYSE: GPS)                         Baa3/BBB-/BBB-   17,049     1.2%  42.00         N/A     2013
THE GAP             GAP Inc. (NYSE: GPS)                         Baa3/BBB-/BBB-   17,000     1.2%  40.00     $422.88     2014
--------------------------------------------------------------------------------------------------------------------------------

(1)  The total financing amount of $821 million is being provided to the borrower to refinance existing debt on the mall. The $580 million A-Note that has been split into two pari passu notes (a $290 million A-1 Note included in the Trust and a $290 million A-2 Note not included in the
     Trust), a $110 million B-Note not included in the Trust, a $131 million
     C-Note included in the Trust as non-pooled direct pay certificates.

(2)  The Borrower will be permitted to incur mezzanine debt in the future. The mezzanine debt is subject to the satisfaction of various conditions including (i) LTV for the combined debt be no greater than 80%, DSCR for combined debt shall not be less than 1.05x, (ii) execution of intercreditor agreements satisfactory to the mortgagee, (iii) the mezzanine lender meets a pre-determined definition of "qualified lender" as set forth in the related mortgage loan documents, (iv) the mezzanine loan shall be coterminous or mature subsequent to the related mortgage loan and (v)
     Rating Agency confirmation.

(3)  Underwritten cash flow includes base rent of $3,290,945 and recoveries of
     $688,791 related to approximately 100,471 square feet of Galleria Phase V based upon certain assumptions regarding the leasing activity of such space.

(4)  Calculated based on the aggregate cut-off date principal balance of the A1 and A2 pari passu A-Notes in the amount of $580,000,000.

(5)  Calculated based on the aggregate cut-off date principal balance of the
     Houston Galleria A Note, the Houston Galleria B Note which is not included in the trust in the amount of $110,000,000 and the Houston Galleria Trust
     Subordinate Companion Note in the amount of $131,000,000.

(6)  Ratings provided are for the entity listed in the "Parent Company," field whether or not the parent company guarantees the lease.

(7)  Occupancy excludes approximately 232,600 square feet of the former Lord &
     Taylor store which is being redeveloped into approximately 100,000 square feet of inline retail space and for which no rent is currently being collected.

(8)  Not included in collateral.

(9)  Macy's is on a ground lease with annual rent of $140,063.

(10) Neiman Marcus is on a ground lease with annual rent of $141,602.

(11) Saks Fifth Avenue is on a ground lease with annual rent of $61,427.

                                    25 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a first mortgage fee interest in a regional mall comprised of approximately 2,254,399 square feet, of which approximately
1,468,776 square feet is included as collateral, located in Houston, Texas.

The total financing amount of $821 million is comprised of a $580 million A-Note that has been split into two pari passu notes (a $290 million A-1 Note included in the Trust and a $290 million A-2 Note not included in the Trust), a $110 million B-Note not included in the Trust, a $131 million subordinate companion loan included in the Trust as a non-pooled asset, directed pay Class HG certificates.

THE BORROWER. The borrowing entities are HG Galleria I, II, III, L.P. and SA
Galleria IV, L.P., a single asset, special purpose entity. HG Shopping Centers,
L.P. is a joint partnership between Simon Property Group, L.P., Walton Street
Capital and Institutional Mall Investors LLC.

Simon Property Group (NYSE: SPG) is the largest publicly traded retail estate company in North America with a total market capitalization of approximately $39 billion as of September 2005. SPG owns or has an interest in approximately 300 properties in the U.S. comprising more than 200 million square feet of gross leasable area in 40 states plus Puerto Rico. They also have an interest in more than 50 European shopping centers in France, Italy and Poland; five Premium
Outlet centers in Japan; and one Premium Outlet center in Mexico.

Walton Street Capital sponsors a series of performance based private equity real estate investment funds. The investment funds have received total equity commitments of approximately $1.8 billion from public and corporate pension funds, foreign institutions, insurance companies and banks, endowments and foundations, trusts and high net worth individuals.

Institutional Mall Investors LLC ("IMI") is an institutional investment entity jointly owned by the California Public Employees' Retirement System ("CalPERS")
and an affiliate of Miller Capital Advisory, Inc. IMI currently owns interests in ten different projects encompassing over 12,000,000 square feet. CalPERS is the nation's largest public pension fund with assets totaling more than $195 billion. CalPERS provides retirement and health benefits to more than 1.4 million state and local public employees and their families. CalPERS' net assets in real estate totaled approximately $11.4 billion as of February 2005.

THE PROPERTY. The Houston Galleria is a two- and three-story regional mall centrally located in Houston, Texas, containing approximately 2.3 million square feet of retail space including an ice rink and more than 375 stores and restaurants. The collateral included in the trust is approximately 1,468,776 square feet of which in-line space represents approximately 1.06 million square feet. The mall was originally built in 1970 (phase I) with expansions in 1977
(phase II), 1982 (phase III), and 2003 (phase IV). Phase V is expected to be completed in 2006. Although not part of the collateral, the shopping complex consists of an additional 1.2 million square feet of office towers and two
Westin hotels.

Anchor tenants include Nordstrom (216,400 square feet), Neiman Marcus (200,000 square feet), Saks Fifth Avenue (185,532 square feet), Foley's (225,000 square feet) and Macy's (225,000 square feet). Neiman Marcus, Macy's and Saks Fifth
Avenue are subject to ground leases. Nordstrom and Foley's own their own land and buildings. Other tenants include Cartier (2,354 square feet), Gucci (6,294 square feet), Tiffany & Co. (10,000 square feet), Ralph Lauren Collection (6,862 square feet), and Louis Vuitton (6,799 square feet). The Galleria underwent a
700,000 square foot expansion in March 2003, making it the fourth largest mall in the nation. In-line sales for stores under 10,000 square feet were $537 (not including phase IV completed in 2003), $596 and $650 per square foot for 2003,
2004 and TTM as of 9/30/05, respectively. The current in-line occupancy as of
11/8/05 was 90% with average in-line rent of approximately $42 per square foot and occupancy costs of approximately 11.2%.

The collateral includes Phase V, the former Lord & Taylor space (vacated
1/29/05) which is being redeveloped into approximately 100,000 square feet of inline retail. Tenants such as Borders and Hilfiger have committed to occupying this space and a large part of the redevelopment will constitute an upscale restaurant area which is expected to feature such tenants as Del Frisco's,
Oceanaire, and Kona Grill. Occupancy is scheduled for mid 2006.

THE MARKET.(1) The Houston Galleria is located at the intersection of Westheimer
Road and Post Oak Boulevard just off Interstate Highway 610 in the Post
Oak/Galleria area of West Houston. This area, also known as Uptown Houston, is among the largest suburban business districts in the United States and is a diversified economic center densely developed with office, retail, hotel and residential use. The mall is bound by Interstate Highway 610, Interstate Highway
10, Fountainview Drive and US Highway 59.

Although a major office center, Uptown Houston is also a leading retail destination. Since 1962 the area has been one of the city's largest retail centers outside of the central business district. There is currently over 6.75 million square feet of retail space in the submarket. The Houston Galleria has historically ranked first in Houston in both total sales volume and sales per square foot. The submarket vacancy is approximately 15% with average rents of
$23.75.

The population within a 5-, 7- and 10-mile radius of the Mortgaged Property is approximately 440,000, 863,000 and 1.5 million people, respectively. The average household income within a 5-, 7-, and 10-mile radius of the Mortgaged Property is approximately $88,000, $72,000 and $64,000, respectively.

PROPERTY MANAGEMENT. The Mortgaged Property is managed by an affiliate of Simon
Property Group, L.P.

(1)  Certain information was obtained from the Houston Galleria appraisal dated
     November 8, 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    26 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        CUMULATIVE
               NUMBER      SQUARE      % OF                                     CUMULATIVE   CUMULATIVE    CUMULATIVE    % OF BASE
             OF LEASES      FEET        GLA      BASE RENT    % OF BASE RENT   SQUARE FEET    % OF GLA      BASE RENT      RENT
YEAR          EXPIRING    EXPIRING   EXPIRING     EXPIRING       EXPIRING        EXPIRING     EXPIRING      EXPIRING     EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP        317,904     21.6%            NAP         NAP           317,904       21.6%             NAP       NAP
2005 & MTM       30         42,735      2.9     $   954,674         2.0%          360,639       24.6%     $   954,674       2.0%
2006             20        154,764     10.5       2,624,074         5.4           515,403       35.1%     $ 3,578,748       7.4%
2007             20         27,330      1.9       1,549,126         3.2           542,733       37.0%     $ 5,127,874      10.6%
2008             36         77,631      5.3       3,445,580         7.1           620,364       42.2%     $ 8,573,454      17.7%
2009             35         69,786      4.8       2,512,643         5.2           690,150       47.0%     $11,086,097      22.9%
2010             18         17,437      1.2       1,097,661         2.3           707,587       48.2%     $12,183,758      25.2%
2011             19         81,204      5.5       3,440,471         7.1           788,791       53.7%     $15,624,229      32.3%
2012             13         37,666      2.6       1,395,564         2.9           826,457       56.3%     $17,019,793      35.1%
2013             52        186,664     12.7       9,688,093        20.0         1,013,121       69.0%     $26,707,886      55.2%
2014             58        227,961     15.5      12,375,556        25.6         1,241,082       84.5%     $39,083,442      80.7%
2015             31        106,448      7.2       4,898,631        10.1         1,347,530       91.7%     $43,982,073      90.8%
AFTER            22        121,246      8.3       4,440,888         9.2         1,468,776      100.0%     $48,422,961     100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL           354      1,468,776    100.0%    $48,422,961       100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                    27 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

                            [MAP OF HOUSTON OMITTED]

                                    28 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

        [AERIAL PICTURE OF HOUSTON GALLERIA & SURROUNDING STORES OMITTED]

                                    29 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

            [FLOOR PLAN FOR FIRST LEVEL OF HOUSTON GALLERIA OMITTED]

                                    30 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

[2 SEPARATE FLOOR PLANS FOR SECOND AND THIRD LEVELS OF HOUSTON GALLERIA OMITTED]

                                    31 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                             SELIG OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                 [4 PICTURES OF SELIG OFFICE PORTFOLIO OMITTED]

                                    32 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                             SELIG OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                        $242,000,000

CUT-OFF DATE PRINCIPAL BALANCE:                    $242,000,000

% OF POOL BY IPB:                                  5.8%

LOAN SELLER:                                       JPMorgan Chase Bank, N.A.

BORROWER:                                          Selig Holdings Company L.L.C.

SPONSOR:                                           Martin Selig

ORIGINATION DATE:                                  11/08/05

INTEREST RATE:                                     5.696000%

INTEREST ONLY PERIOD:                              120 months

MATURITY DATE:                                     12/01/15

AMORTIZATION TYPE:                                 Interest Only

ORIGINAL AMORTIZATION:                             N/A

REMAINING AMORTIZATION:                            N/A

CALL PROTECTION:                                   L(24),Def(92),O(4)

CROSS COLLATERALIZATION:                           No

LOCK BOX:                                          Hard

ADDITIONAL DEBT:                                   No

ADDITIONAL DEBT TYPE:                              Pari-Passu or Mezzanine Debt
                                                   Permitted(1)

LOAN PURPOSE:                                      Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                            INITIAL      MONTHLY
                                                          ----------------------
TAXES:                                                    $         0   $190,875

CAP EX:                                                   $         0   $ 18,864

TI/LC:(2)                                                 $ 5,000,000   $150,000

OCCUPANCY HOLDBACK(3):                                    $ 6,388,000   $      0

PERFORMANCE HOLDBACK(4):                                  $18,688,000   $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                            Portfolio

TITLE:                                             Fee

PROPERTY TYPE:                                     Office

SQUARE FOOTAGE:                                    1,507,220

LOCATION:                                          Seattle, WA

YEAR BUILT/RENOVATED:                              Various/Various

OCCUPANCY:                                         87.7%

OCCUPANCY DATE:                                    12/01/05

NUMBER OF TENANTS:                                 106

HISTORICAL NOI:
   2003:                                           $22,933,814
   2004:                                           $22,475,503
   TTM AS OF 08/31/05                              $20,229,696

UW REVENUES:                                       $35,301,009

UW EXPENSES:                                       $11,379,284

UW NOI:                                            $23,921,725

UW NET CASH FLOW:                                  $21,396,667

APPRAISED VALUE:                                   $337,200,000

APPRAISAL DATE:                                    Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 161
CUT-OFF DATE LTV:                                                          71.8%
MATURITY DATE LTV:                                                         71.8%
UW DSCR:                                                                   1.53x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
-----------------------------------------------------------------------------------------------------------------------------
                                                                MOODYS/      SQUARE     % OF      BASE RENT        LEASE
TENANTS                            PARENT COMPANY            S&P/FITCH(5)     FEET    PORTFOLIO      PSF      EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------------

HOLLAND AMERICA          Carnival Corporation (NYSE: CCL)      A3/A-/NR     158,767      10.5%      $19.22          2006
WASHINGTON STATE FERRY   Washington State Ferry                NR/NR/NR     124,703       8.3%      $22.74          2015
CISCO                    Cisco Systems Inc. (NASDAQ: CSCO)     NR/NR/NR      80,064       5.3%      $17.82          2009
US CUSTOMS               The United States of America         Aaa/AAA/AAA    64,499       4.3%      $38.74          2006
DDB SEATTLE              DDB Seattle                           NR/NR/NR      54,369       3.6%      $25.71          2018
-----------------------------------------------------------------------------------------------------------------------------

(1)  The Borrower will be permitted to incur additional pari passu debt or mezzanine debt in the future. The pari passu debt is subject to the satisfaction of various conditions including (i) LTV for the combined debt shall be no greater than LTV at closing less 5% during the first 60 months of the loan term, and no greater than LTV at closing less 10% anytime thereafter, DSCR for combined debt shall be no less than 1.40x during the first 60 months of the loan term, and no less than 1.45x anytime thereafter; (ii) execution of intercreditor agreements satisfactory to the mortgagee, and (iii) Rating Agency confirmation. The mezzanine debt is subject to the satisfaction of various conditions including (i) LTV for the combined debt shall be no greater than 90%, DSCR for combined debt shall be no less than 1.05x assuming a 30-year amortization (ii) execution of intercreditor agreements satisfactory to the mortgagee, and (iii) Rating
     Agency confirmation.

(2)  The Borrower shall be required to deposit with mortgagee into an interest bearing escrow account $5,000,000 to be used in connection with leasing commissions and tenant improvements for the following tenants: Holland
     America, US Customs, and Washington State Housing. The upfront leasing reserve shall be released proportionately on the basis of rentable square footage. In addition, the Borrower shall be required to deposit with mortgagee into an interest bearing escrow account $150,000 per month, for any month where the balance for the Ongoing Leasing Reserve is less than
     $3,600,000.

(3)  The reserve was funded at origination of the mortgage loan and is to be released as any tenant with an executed lease that was not occupying the related space on the origination date actually takes occupancy of the space, is paying rent and satisfies certain other conditions in the loan documents.

(4)  The mortgagee will collect $18,688,000 at closing with releases permitted quarterly within 36 months of the loan closing should the Mortgaged
     Property satisfy certain occupancy and income requirements specified in the loan documents. Funds remaining after the initial 36 months of the loan term will then serve as cash collateral for the remainder of the loan term.

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                    33 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                             SELIG OFFICE PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                          PORTFOLIO SUMMARY
----------------------------------------------------------------------------------------------------------------------------------
                         LOCATION        YEAR    SQUARE    OCCUPANCY                                                    ALLOCATED
PROPERTY NAME            (CITY, STATE)  BUILT     FEET         %      TOP TENANTS                                      LOAN AMOUNT
----------------------------------------------------------------------------------------------------------------------------------

1000 SECOND AVENUE       Seattle, WA     1986    434,688     97.1%    US Customs, DDB Seattle, Inc.                   $ 83,279,000
THIRD & BROAD            Seattle, WA     1982    269,837     95.4%    Washington State Ferry, Cisco                     44,089,000
3101 WESTERN AVENUE      Seattle, WA     1985    184,610     84.1%    Isilon Software (lease out for signature),        25,194,000
                                                                      Dendreon Corporation (lease out for signature)
ELLIOTT BAY OFFICE PARK  Seattle, WA     1981    220,447     95.7%    Holland America,                                  28,693,000
                                                                      WA State Hospital
3131 ELLIOTT AVENUE      Seattle, WA     1986    190,237     51.8%    Emeritus Corporation (out for signature),         29,043,000
                                                                      Alphagraphics
190 QUEEN ANNE AVENUE    Seattle, WA     1974     84,077     99.2%    Sallie Mae, Seattle Financial                     13,647,000
FOURTH & VINE BUILDING   Seattle, WA     1975    123,324     76.3%    Axio Research Corp., Singlestep Tech              18,055,000
----------------------------------------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVERAGE:                        1,507,220     87.7%                                                    $242,000,000
----------------------------------------------------------------------------------------------------------------------------------

THE LOAN. The Selig Office Portfolio loan is secured by a first mortgage on a fee interest in seven office buildings comprising approxi mately 1,507,220 square feet located in the central business district of Seattle, WA.

THE BORROWER. The borrower is Selig Holdings Company L.L.C., a special purpose entity controlled by Martin Selig. Mr. Selig owns and manages 16 office buildings totaling approximately 2.8 million square feet with another approximately 350,000 square feet under development.

RELEASE. The Selig Office Portfolio Loan permits the release of one or more of the Mortgaged Properties without releasing all of such Mortgaged Properties by means of a partial release upon the satisfaction of certain conditions, including but not limited to: (i) the payment of 115% of the allocated loan amount or value of such portion to be released and (ii) the satisfaction of certain debt service coverage ratio and LTV ratio tests with respect to the portions of the Mortgaged Property remaining after giving effect to the partial release.

THE PROPERTIES. The Selig Office Portfolio loan is secured by seven office properties located in the downtown central business district of Seattle, WA. The properties contain a total of approximately 1,507,220 square feet and were originally developed between 1974 and 1986. Some of the buildings have undergone periodic upgrades since construction. The seven buildings have a combined 1,367 parking spaces. Average in-place rent for the portfolio is approximately $20.12 per square foot.

3101 WESTERN AVENUE

3101 Western Avenue is a Class "B" office building built in 1985 that consists of seven stories and approximately 157 parking spaces. The property totals approximately 184,610 square feet and is currently 78.5% leased. The top three tenants (Dendreon Corporation, Isilon Software and The Platform, Inc.) comprise approximately 111,693 square feet or 60.5% of the total rentable area.

190 QUEEN ANNE AVENUE

190 Queen Anne Avenue is a Class "B" office building built in 1974 that consists of five stories and approximately 343 parking spaces. The property totals approximately 84,077 square feet and is currently 99.7% leased. The top three tenants (Sallie Mae, Seattle Financial and Weston Solution) comprise approximately 78,798 square feet or approximately 94.0% of the total rentable area.

1000 SECOND AVENUE

1000 Second Avenue is a Class "B+" office building built in 1986 that consists of 41 stories and approximately 305 parking spaces. The property totals approximately 434,688 square feet and is currently 97.1% occupied. The top three tenants (US Customs, DDB Seattle, Inc. and Washington State Housing) comprise approximately 144,636 square feet or approximately 33.3% of the total rentable area.

3131 ELLIOTT AVENUE

3131 Elliott Avenue is a Class "B" office building built in 1986 that consists of seven stories and approximately 243 parking spaces. The property totals approximately 190,237 square feet and is currently 51.8% leased. The top three tenants (Emeritus Corporation, Jones Radio Net and Alphagraphics) comprise approximately 55,421 square feet or approximately 29.1% of the total rentable area.

THIRD & BROAD

Third and Broad is a Class "B" office building built in 1982 that consists of six stories and approximately 343 parking spaces. The property totals approximately 269,837 square feet and is currently 95.4% leased. The top three tenants (Cisco, Washington State Ferry, and Ben Bridge Jewelers) comprise approximately 250,925 square feet or 93.0% of the total rentable area.

                                    34 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                             SELIG OFFICE PORTFOLIO
--------------------------------------------------------------------------------

ELLIOTT BAY OFFICE PARK

Elliott Bay Office Park is a Class "B" office building built in 1981 that consists of five stories and approximately 109 parking spaces. The property totals approximately 220,447 square feet and is currently 95.7% leased. The top three tenants (Holland America Cruise Lines, Washington State Hospital and Neorx
Corporation) comprise approximately 202,597 square feet or approximately 91.9%
of the total rentable area.

FOURTH & VINE

The Fourth & Vine building is a Class "B" office building built in 1975 that consists of eight stories and approximately 343 parking spaces. The property totals approximately 123,324 square feet and is currently 76.3% occupied. The top three tenants (Axio Research Corp., Single Step Technologies and the
Municipal Research & Services Center) comprise approximately 46,566 square feet or approximately 37.8% of the total rentable area.

THE MARKET.(1) The Selig Office Portfolio properties are located in Seattle,
Washington, in the Downtown Seattle submarket of the Puget Sound office market.
Access within the immediate area is provided by numerous surface streets along with several easy access points to Interstate 5, the major North-South thoroughfare in the region. Public transportation is located within walking distance of the properties, and includes a monorail which links the central business district.

Major employers in the Puget Sound area include Boeing, Microsoft, Costco,
Weyerhaeuser, Safeway, Amazon, Starbucks and Washington Mutual. The area offers extensive retail, cultural and sporting amenities, hotels and views of the water and nearby mountain ranges. The Puget Sound office market, according to CB
Richard Ellis' 3rd Puget Sound Office Market report, has a vacancy rate of
14.3%, and continues to decline from previous quarters in 2005. Year-to-date absorption totals more than 2.0 million square feet and is on pace to far exceed its 10-year historic average of approximately 1.8 million square feet per year.
According to CBRE, asking rental rates for Class "B" office buildings in
Downtown Seattle were reported to be $15.00-$23.00 (full service gross with a base year expense stop per square feet.

PROPERTY MANAGEMENT. The property is managed by Martin Selig Real Estate, the property management group of the principal/sponsor. Martin Selig currently owns and manages 16 office buildings totaling over 2.8 million square feet with another 350,000 square feet under development. All of the properties under management are located in downtown Seattle.

(1)  Certain information was obtained from the Selig Office Portfolio appraisals dated October 4, 2005 with respect to each mortgaged property other than the Fourth & Vine mortgaged property which was dated October 28, 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

-------------------------------------------------------------------------------------------------
                                     LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------
                 NUMBER OF   SQUARE FEET  % OF GLA   BASE RENT     % OF BASE    CUMULATIVE SQUARE
YEAR        LEASES EXPIRING    EXPIRING   EXPIRING    EXPIRING   RENT EXPIRING    FEET EXPIRING
-------------------------------------------------------------------------------------------------

VACANT            NAP           185,663     12.3%           NAP        NAP            185,663
2005 & MTM         42            65,384      4.3    $ 1,393,939        4.6%           251,047
2006               30           333,351     22.1      8,356,513       27.5            584,398
2007               19            53,064      3.5      1,555,748        5.1            637,462
2008               15            73,191      4.9      2,029,418        6.7            710,653
2009               12           212,225     14.1      4,405,742       14.5            922,878
2010               14            68,842      4.6      1,501,996        4.9            991,720
2011                7            60,729      4.0      1,357,971        4.5          1,052,449
2012                6            55,517      3.7        883,058        2.9          1,107,966
2013                3            49,792      3.3      1,104,539        3.6          1,157,758
2014                5            23,508      1.6        547,270        1.8          1,181,266
2015               10           197,297     13.1      4,183,852       13.8          1,378,563
AFTER              10           128,657      8.5      3,094,032       10.2          1,507,220
-------------------------------------------------------------------------------------------------
TOTAL:            173         1,507,220    100.0%   $30,414,077      100.0%
-------------------------------------------------------------------------------------------------

----------------------------------------------------------------
                     LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------
            CUMULATIVE % OF  CUMULATIVE BASE    CUMULATIVE % OF
YEAR          GLA EXPIRING    RENT EXPIRING   BASE RENT EXPIRING
----------------------------------------------------------------

VACANT            12.3%                NAP            NAP
2005 & MTM        16.7%        $ 1,393,939            4.6%
2006              38.8%        $ 9,750,451           32.1%
2007              42.3%        $11,306,199           37.2%
2008              47.1%        $13,335,617           43.8%
2009              61.2%        $17,741,359           58.3%
2010              65.8%        $19,243,355           63.3%
2011              69.8%        $20,601,326           67.7%
2012              73.5%        $21,484,384           70.6%
2013              76.8%        $22,588,923           74.3%
2014              78.4%        $23,136,193           76.1%
2015              91.5%        $27,320,045           89.8%
AFTER            100.0%        $30,414,077          100.0%
----------------------------------------------------------------
TOTAL:
----------------------------------------------------------------

                                    35 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                             SELIG OFFICE PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                           SIGNIFICANT TENANTS ROLLING IN 2006
------------------------------------------------------------------------------------------------------------------------
                                                           SQUARE      ANNUAL      % OF 2006          PROPERTY RENT
                                                            FEET        BASE       BASE RENT           PSF/MARKET
PROPERTY NAME                    TENANT                   EXPIRING      RENT      EXPIRING(1)          RENT PSF(2)
------------------------------------------------------------------------------------------------------------------------

1000 SECOND AVENUE               US CUSTOMS                62,628    $2,446,010      29.3%      $39.06 / $15.00 - $23.00
                                 WA STATE HOUSING          25,768    $  821,576       9.8%      $32.00 / $15.00 - $23.00
                                 MADRONA INVESTMENTS       18,260    $  538,508       6.4%      $29.49 / $15.00 - $23.00
                                 SECOND AVENUE PARTNERS     7,966    $  250,929       3.0%      $31.50 / $15.00 - $23.00
ELLIOTT BAY OFFICE PARK          HOLLAND AMERICA          158,767    $3,051,196      36.5%      $19.22 / $15.00 - $23.00
FOURTH AND VINE                  AXIO RESEARCH CORP.       18,528    $  319,547       3.8%      $17.25 / $15.00 - $23.00
------------------------------------------------------------------------------------------------------------------------
TOTAL                                                     291,767    $7,427,766      88.9%
------------------------------------------------------------------------------------------------------------------------
2006 TOTAL BASE RENT EXPIRING:   $8,356,513
------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2006

(2)  Based on certain information obtained from the appraisal

--------------------------------------------------------------------------------------------------------------------------
                                            SIGNIFICANT TENANTS ROLLING IN 2009
--------------------------------------------------------------------------------------------------------------------------
                                                             SQUARE      ANNUAL      % OF 2009          PROPERTY RENT
                                                              FEET        BASE       BASE RENT            PSF/MARKET
PROPERTY NAME                    TENANT                     EXPIRING      RENT      EXPIRING(1)           RENT PSF(2)
--------------------------------------------------------------------------------------------------------------------------

THIRD AND BROAD                  CISCO                        80,064   $1,427,013      32.4%      $17.82 / $15.00 - $23.00
3101 WESTERN AVENUE              DENDREON CORPORATION         45,768   $1,006,896      22.9%      $22.00 / $15.00 - $23.00
ELLIOTT BAY OFFICE PARK          NEORX CORPORATION            20,764   $  539,864      12.3%      $26.00 / $15.00 - $23.00
1000 SECOND AVENUE               MARTIN SELIG REAL ESTATE     12,444   $  300,000       6.8%      $24.11 / $15.00 - $23.00
--------------------------------------------------------------------------------------------------------------------------
TOTAL                                                        159,040   $3,273,773      74.3%
--------------------------------------------------------------------------------------------------------------------------
2009 TOTAL BASE RENT EXPIRING:   $4,405,742
--------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2009.

(2)  Based on certain information obtained from the appraisal.

                                    36 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                             SELIG OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                   [PICTURE OF SELIG OFFICE PORTFOLIO OMITTED]

                                    37 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                              2 GRAND CENTRAL TOWER
--------------------------------------------------------------------------------

                  [3 PICTURES OF 2 GRAND CENTRAL TOWER OMITTED]

                                    38 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                              2 GRAND CENTRAL TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:      $190,000,000

CUT-OFF DATE PRINCIPAL BALANCE:  $190,000,000

% OF POOL BY IPB:                4.5%

LOAN SELLER:                     Nomura Credit & Capital, Inc.

BORROWER:                        Two Grand Central Tower LLC

SPONSOR:                         Harry Macklowe

ORIGINATION DATE:                06/15/05

INTEREST RATE:                   5.030000%

INTEREST ONLY PERIOD:            60 months

MATURITY DATE:                   07/11/10

AMORTIZATION TYPE:               Interest-Only

ORIGINAL AMORTIZATION:           N/A

REMAINING AMORTIZATION:          N/A

CALL PROTECTION:                 L(24), Def(27), O(4)

CROSS COLLATERALIZATION:         No

LOCK BOX:                        Hard

ADDITIONAL DEBT:                 No

ADDITIONAL DEBT TYPE:            N/A

LOAN PURPOSE:                    Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                           INITIAL       MONTHLY
                                                        ------------------------
TAXES:                                                  $   618,675     $618,675
INSURANCE:                                              $   135,177     $ 22,303
CAP EX:                                                 $ 2,276,773(3)  $ 10,417
TI/LC:                                                  $11,947,695(4)  $ 70,833
PERFORMANCE HOLDBACK:                                   $ 3,361,200(5)  $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Office -- CBD

SQUARE FOOTAGE:                  636,242

LOCATION:                        New York, NY

YEAR BUILT/RENOVATED:            1982/2004

OCCUPANCY:                       89.4%(1)

OCCUPANCY DATE:                  10/24/05

NUMBER OF TENANTS:               40

HISTORICAL NOI:                  N/A(2)

UW REVENUES:                     $31,256,204

UW EXPENSES:                     $13,368,934

UW NOI:                          $17,887,270

UW NET CASH FLOW:                $16,959,040

APPRAISED VALUE:                 $261,200,000

APPRAISAL DATE:                  04/06/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:    $ 299
CUT-OFF DATE LTV:         72.7%
MATURITY DATE LTV:        72.7%
UW DSCR:                  1.75x(6)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        SIGNIFICANT TENANTS
                                                                                                                           LEASE
                                                                                            SQUARE    % OF     BASE     EXPIRATION
TENANTS                             PARENT COMPANY                    MOODYS/S&P/FITCH(7)    FEET     GLA    RENT PSF      YEAR
----------------------------------------------------------------------------------------------------------------------------------

UNITED STATES OF AMERICA (GSA)      United States of America               Aaa/AAA/AAA      80,227   12.6%    $63.04       2010(8)
KBC FINANCIAL HOLDING, INC          KBC Bank NV                             A1/A+/AA-       46,990    7.4%    $51.06       2010
CAPITAL PRINTING SYSTEMS            Capital Printing Systems                NR/NR/NR        36,167    5.7%    $49.76       2014
COMMONWEALTH LAND TITLE INSURANCE   LandAmerica Financial Group Inc        NR/BBB-/BBB      31,300    4.9%    $40.00       2015
CONNECTICUT GENERAL LIFE INS.       Connecticut General Life Ins.           NR/NR/NR        24,350    3.8%    $56.00       2010
----------------------------------------------------------------------------------------------------------------------------------

(1)  Includes tenants that have signed leases but are not in occupancy.

(2)  Property has been in lease-up since August 2003. See "The Property" below.

(3)  The current Cap Ex balance is $1,734,028.

(4)  The current TI/LC balance is $7,473,874.

(5)  $3,361,200 was escrowed at closing to be released upon achieving certain conditions including 95% occupancy.

(6)  The DSCR was calculated taking into account various assumptions regarding the financial performance on a stabilized basis.

(7)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(8)  Tenant may terminate after May 31, 2008. Should the tenant elect to terminate, a cash flow sweep is required to commence no later than nine months prior to the termination date.

                                    39 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                              2 GRAND CENTRAL TOWER
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a fee interest in 2 Grand Central Tower, an approximate 636,242 square foot office tower located in Midtown Manhattan near
Grand Central Station in New York, New York.

THE BORROWER. The borrowing entity is an affiliate of Macklowe Properties.
Founded in the mid-1960's by Harry Macklowe, the company develops, acquires, renovates, manages, and leases Manhattan office and apartment properties.
Commercial properties owned and operated by Macklowe Properties include the
General Motors Building, 340 Madison Avenue, 400 Madison Avenue, 540 Madison
Avenue, 125 West 55th, 140 West 57th, 50 West 57th, 16-20 East 53rd, and 610
Broadway, totaling more than 4.2 million square feet. In addition to their commercial holdings, the company owns and operates more than 1,300 residential units. Harry Macklowe owns 100% of the borrowing entity.

THE PROPERTY. 2 Grand Central Tower is a 43-story Class "A" office tower located mid-block between Lexington Avenue and Third Avenue, with entrances on both 44th and 45th Streets. The building, which was originally developed by Macklowe
Properties in 1982, recently underwent a major capital improvement program costing approximately $6.8 million. This renovation included a new lobby and public plaza areas, completely new elevator machinery and cabs, a new HVAC system, new bathrooms, and a variety of improvements to the Mortgaged Property's mechanical and security systems. The Mortgaged Property is comprised of a masonry and glass tower with rounded corners, a 100-foot wide plaza, and a soaring, three-story atrium lobby that runs from 44th to 45th Streets. The building combines an energy-efficient structure, with a high ratio of rentable/usable space due to the efficient side core configuration, and an excellent window-to-floor area ratio. Floor plates range from 8,000 to 15,750 square feet.

Harry Macklowe originally developed the Mortgaged Property in 1982 and leased it to Manufacturer's Hanover Bank. By 2003, after various mergers and acquisitions, the lease was held by JPMorgan Chase Bank, N.A., which vacated the building upon lease expiration in August 2003, leaving the building 75% vacant. Macklowe
Properties was able to lease up nearly 400,000 square feet to a diverse group of tenants over a period of 21 months.

THE MARKET.(1) The subject Mortgaged Property is located in the Midtown section of Manhattan. More specifically, it is located within the Grand Central submarket on the south side of East 45th Street between Lexington and Third
Avenues. The site is situated in a highly desirable location due to its proximity to Grand Central Station. The Grand Central sub-market, in which the
Mortgaged Property is located, is part of the overall Midtown Manhattan office market and is generally defined as the area between Second and Fifth Avenues from East 38th to East 47th Streets. The neighborhood offers good retail and service facilities attracting a large volume of pedestrian and vehicular traffic. The grade level stores within buildings fronting along the avenues as well as Grand Central Station provide shopping and dining.

Average market rent for all space has increased dramatically in this submarket, from $47.73 per square foot in the fourth quarter of 2004 to its current level of $53.08 per square foot, an 11% increase. Historically, the average rent increased from $31.73 per square foot during the first quarter of 1996 to its current level of $53.08 per square foot, a 7.1% average annual increase. The direct vacancy rate in the Grand Central submarket is presently 7.3%, and has declined from 8.0% during the third quarter of 2004. Historically, direct vacancy was as low as 1.7% during the second quarter of 2002.

The immediate area is predominantly developed with a mixture of pre-war and modern high-rise office and apartment buildings, mixed-use buildings, professional offices, retail services and eating and drinking establishments.
Notable developments in the area include the Grand Central Station, the Grand
Hyatt, Pershing Square, the MetLife Building (200 Park Avenue), the former
Helmsley Building (230 Park Avenue), and the Chrysler Building (405 Lexington
Avenue).

PROPERTY MANAGEMENT. The Mortgaged Property is managed by Macklowe Management
Co., Inc., the property management division of Macklowe Properties, an affiliate of the borrower.

(1)  Certain information was obtained from the 2 Grand Central Tower appraisal dated April 6, 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    40 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                              2 GRAND CENTRAL TOWER
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
                                                                            CUMULATIVE                 CUMULATIVE   CUMULATIVE
             NUMBER OF                                          % OF BASE     SQUARE     CUMULATIVE       BASE      % OF BASE
              LEASES     SQUARE FEET   % OF GLA    BASE RENT       RENT        FEET       % OF GLA        RENT         RENT
YEAR         EXPIRING      EXPIRING    EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------

VACANT          N/A         73,763       11.6%            N/A       N/A        73,763       11.6%             N/A       N/A
2005 & MTM        0              0        0.0     $         0       0.0%       73,763       11.6%     $         0       0.0%
2006              1         13,725        2.2     $   496,280       1.8        87,488       13.8%     $   496,280       1.8%
2007              1          7,150        1.1     $   300,300       1.1        94,638       14.9%     $   796,580       2.9%
2008              0              0        0.0     $         0       0.0        94,638       14.9%     $   796,580       2.9%
2009              5         26,506        4.2     $ 1,106,131       4.0       121,144       19.0%     $ 1,902,711       6.9%
2010             11        201,175       31.6     $11,471,261      41.7       322,319       50.7%     $13,373,972      48.7%
2011              5         24,717        3.9     $ 1,161,217       4.2       347,036       54.5%     $14,535,189      52.9%
2012              3         36,233        5.7     $ 1,759,536       6.4       383,269       60.2%     $16,294,725      59.3%
2013              1         10,812        1.7     $   540,600       2.0       394,081       61.9%     $16,835,325      61.3%
2014              5         58,417        9.2     $ 2,737,044      10.0       452,498       71.1%     $19,572,369      71.2%
2015             10        167,994       26.4     $ 7,260,317      26.4       620,492       97.5%     $26,832,686      97.6%
AFTER             1         15,750        2.5     $   645,750       2.4       636,242      100.0%     $27,478,436     100.0%
------------------------------------------------------------------------------------------------------------------------------
TOTAL:           43        636,242      100.0%    $27,478,436     100.0%
------------------------------------------------------------------------------------------------------------------------------

                                    41 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                              2 GRAND CENTRAL TOWER
--------------------------------------------------------------------------------

                     [MAP OF 2 GRAND CENTRAL TOWER OMITTED]

                                    42 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                              2 GRAND CENTRAL TOWER
--------------------------------------------------------------------------------

                  [FLOW CHART OF 2 GRAND CNETRAL TOWER OMITTED]

                                    43 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

                     [PICTURES OF JORDAN CREEK OMITTED]

                                    44 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                      $177,500,000(1)

CUT-OFF DATE PRINCIPAL BALANCE:                  $174,783,146

% OF POOL BY IPB:                                4.2%

LOAN SELLER:                                     Eurohypo AG, New York Branch

SHADOW RATING
   (MOODY'S/S&P/FITCH):                          Baa3/BBB--/BBB--

BORROWER:                                        GGP Jordan Creek L.L.C. and GGP
                                                 Village at Jordan Creek L.L.C.

SPONSOR:                                         GGP Limited Partnership

ORIGINATION DATE:                                11/10/04

INTEREST RATE:                                   4.565000%

INTEREST ONLY PERIOD:                            N/A

MATURITY DATE:                                   03/01/09

AMORTIZATION TYPE:                               Balloon

ORIGINAL AMORTIZATION:                           360 months

REMAINING AMORTIZATION:                          348 months

CALL PROTECTION:                                 L(24),Def(11),O(4)

CROSS-COLLATERALIZATION:                         No

LOCK BOX:                                        Springing

ADDITIONAL DEBT:                                 Yes

ADDITIONAL DEBT TYPE:                            B-Note(1); Mezzanine Debt(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                               INITIAL   MONTHLY
                                                               -----------------
TAXES:                                                            $0      $0(5)
INSURANCE:                                                        $0      $0(5)
CAPEX:                                                            $0      $0(6)
TI/LC RESERVE:                                                    $0      $0(7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                          Single Asset

TITLE:                                           Fee

PROPERTY TYPE:                                   Retail -- Regional Mall

SQUARE FOOTAGE:                                  939,085

LOCATION:                                        West Des Moines, IA

YEAR BUILT:                                      2004

OCCUPANCY:                                       85.9%(3)

OCCUPANCY DATE:                                  09/20/05

NUMBER OF TENANTS:                               145

HISTORICAL NOI:
   2004:                                         $7,020,521
   TTM AS OF 08/31/05:                           $16,447,326

UW REVENUES:                                     $27,875,684

UW EXPENSES:                                     $8,462,541

UW NOI:(4)                                       $19,413,144

UW NET CASH FLOW:                                $18,573,919

APPRAISED VALUE:                                 $317,000,000

APPRAISAL DATE:                                  09/28/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                             A-NOTE   WHOLE LOAN
                                                             -------------------
CUT-OFF DATE LOAN/SF:                                         $186       $210
CUT-OFF DATE LTV:                                             55.1%      62.1%
MATURITY DATE LTV:                                            52.1%      58.7%
UW DSCR:                                                      1.71x      1.52x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
---------------------------------------------------------------------------------------------------------------------------
                                               MOODY'S/S&P    SQUARE    % OF   BASE RENT   SALES PSF/PER   LEASE EXPIRATION
TENANT NAME          PARENT COMPANY             /FITCH(8)      FEET     GLA       PSF          SCREEN             YEAR
---------------------------------------------------------------------------------------------------------------------------

SCHEEL'S ALL SPORT   Scheel's All Sport         NR/NR/NR     122,025   13.0%     $ 2.75            N/A           2029
CENTURY THEATRES     Century Theatres           NR/NR/NR      69,914    7.4%     $20.38       $337,100           2019
BEST BUY             Best Buy                 Baa3/BBB/BBB    45,000    4.8%     $14.00            N/A           2020
BED BATH & BEYOND    Bed Bath & Beyond Inc.     NR/BBB/NR     40,518    4.3%     $13.51            N/A           2015
BARNES & NOBLE       Barnes & Noble, Inc.       NR/NR/NR      29,969    3.2%     $10.84            N/A           2015
DSW SHOE WAREHOUSE   DSW Shoe Warehouse         NR/NR/NR      26,000    2.8%     $11.15       $    141           2015
---------------------------------------------------------------------------------------------------------------------------

(1)  The $200 million loan was bifurcated into a $177.5 million A-Note and a
     $22.5 million B-Note. The B-Note is not an asset of the trust. Unless otherwise specified, the information presented is based only on the A-Note.

(2)  Future mezzanine financing is allowed upon the satisfaction of certain conditions including (i) a loan-to-value ratio of no greater than 75% (in aggregate based on the principal balances of the mortgage loan and the mezzanine loan), (ii) a debt service coverage ratio of not less than 1.25x
     (in aggregate based on the principal balances of the mortgage loan and the mezzanine loan) and (iii) receipt of confirmation from each rating agency then rating the certificates that the incurrence of such mezzanine debt will not result in the qualification, withdrawal or downgrade of the ratings on the certificates.

(3)  Occupancy percentages for the mall component, the restaurant component and the retail lifestyle component are 94.9%, 84.0% and 64.6%, respectively.
     Includes tenants that have signed leases but are not in occupancy or paying rent.

(4)  Increase in UW NOI relative to TTM NOI as of August 31, 2005 is mainly due to new leases signed in 2005.

(5)  Springing upon an event of default or if the debt service coverage ratio is less than 1.25x (each, a "Jordan Creek Trigger Event").

(6)  $201,113 only upon the occurrence of a Jordan Creek Trigger Event and if the amount in such reserve is less than $241,354.

(7)  $64,033 only upon the occurrence of a Jordan Creek Trigger Event and if the amount in such reserve is less than $768,391.

(8)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                    45 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

THE LOAN. The Jordan Creek loan is secured by a first mortgage on a fee interest in 939,085 square feet of a 1.5 million square foot regional retail development located in West Des Moines, Iowa.

THE BORROWER. The borrowers, GGP Jordan Creek L.L.C. and GGP Village at Jordan
Creek L.L.C., are special purpose entities owned by General Growth Properties,
Inc. ("GGP") (NYSE:GGP), a publicly traded estate investment trust ("REIT"). GGP has been based in the Chicago area since inception in 1954 and has more than
5,000 employees nationwide. GGP owns, develops, and/or manages shopping malls in
44 states with ownership interests in and/or management responsibility for more than 200 regional shopping malls totaling more than 200 million square feet of retail space.

THE PROPERTY. Jordan Creek is a 1.5 million square foot regional retail development located in West Des Moines, Iowa. The collateral consists of a regional mall, lakeside restaurants, and an open-air lifestyle component. The site was developed in 2004-2005 and opened in phases beginning in August 2004.
The collateral occupancy inclusive of all spaces (anchors, in-lines, restaurants and Village/outparcels) is 85.9%.

JORDAN CREEK TOWN CENTER

This component of the collateral is a two-level enclosed mall featuring a combination of upscale fashion and lifestyle retailers in a streetscape design surrounding a man-made lake. The mall contains approximately 981,000 of GLA (of which approximately 631,000 square feet is included in the collateral) and is anchored by Dillard's, Younkers, Scheel's All Sports and a 20-screen Century
Theatre. Dillard's and Younkers each own their own respective stores and the underlying land, and as such are not part of the collateral. Both the Scheel's
All Sports and the Century Theatre (land plus improvements) are included in the collateral. Mall space included in the collateral consists of approximately
439,000 square feet of in-line space, inclusive of the food court and kiosks, with 155 stores. The tenant roster includes nationally recognized tenants such as Cheesecake Factory, Apple Computers, Pottery Barn, Coach, American Eagle
Outfitters, Aeropostale, Gap, Ann Taylor Loft, Sharper Image, Abercrombie &
Fitch, Hollister and Barnes & Noble. As of September 2005, the mall in-line space is 92.6% leased, with average in-line sales of $381/SF as of July 2005.
Overall mall occupancy including the anchors is approximately 96.7%.

THE LAKESIDE RESTAURANTS

This component of the collateral features 46,833 square feet of GLA (6 restaurant lots) overlooking a 3.5-acre lake surrounded by bike trails, pedestrian walkways, and an amphitheater. The area is further improved by extensive landscaping, footbridges, fountains, and a series of waterfalls. A pedestrian underpass at EP True Parkway links the center's trail with Jordan
Creek Regional Bike Trail, north of the site. The Lakeside Restaurants are 84%
leased (39,333 square feet) to 5 restaurants including: P.F. Chang's, Joe's Crab
Shack, Fleming's Steakhouse, Bravo Italiana and On the Border. In addition, the collateral includes the land underlying a 122-room Residence Inn by Marriott which is located opposite the Lakeside Restaurants.

THE VILLAGE AT JORDAN CREEK

This component of the collateral hosts a collection of large and specialty retailers in an open-air lifestyle design. The total Village GLA is approximately 261,000 square feet including outparcel collateral. Characterized by its urban design, The Village features pedestrian areas, outdoor seating and on-street parking. The big box retailers contained within The Village include
Best Buy, Old Navy, Bed Bath & Beyond, Petco and DSW Shoe Warehouse. The
southern portion of The Village is shadow-anchored by a 154,553 square foot
Costco, which owns the improvements and underlying land, and is not part of the loan collateral.

The buildout of a portion of The Village, approximately 50,617 square feet of
The Village and outparcel buildings, is near completion. The occupancy of The
Village (excluding the aforementioned 50,617 square feet under construction) is slightly above 80%.

THE MARKET.(1) The property is located in Des Moines, the capital of Iowa, approximately 10 miles west of the Des Moines central business district. The boundaries of the local area are Interstate 80 to the north, Interstate 35 to the east, Dallas County limits to the west, and Commerce Road to the south. The property is located in a rapidly developing residential and commercial corridor of West Des Moines. Over 6,000 homes are planned in the area. Wells Fargo is constructing an office complex containing over 2 million square feet (employing over 12,000 employees) as their world headquarters and recent retail development includes a Super-Target and a Wal-Mart. The area is accessible via I-35 (2 miles north), and I-85 (2 miles to the east).

Five comparable regional malls have been identified for the property. These malls are located between 3 to 30 miles from the property, range in size from
346,086 square feet to 1,447,760 square feet and were built between 1959 and
1986. The occupancy for three of the comparable regional malls ranges from 75%
to 95% with an average of 88.4%.

PROPERTY MANAGEMENT. The property is self-managed by the borrower, an affiliate of GGP.

(1)  Certain information was obtained from the Jordan Creek appraisal dated
     October 12, 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    46 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------
                                                                         CUMULATIVE   CUMULATIVE    CUMULATIVE   CUMULATIVE
             NUMBER OF    SQUARE      % OF                   % OF BASE     SQUARE        % OF         BASE          % OF
               LEASES      FEET        GLA      BASE RENT      RENT         FEET         GLA           RENT       BASE RENT
YEAR          EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING
---------------------------------------------------------------------------------------------------------------------------

VACANT           N/A      132,130     14.1%            N/A      N/A        132,130       14.1%             N/A       N/A
2005 & MTM        0             0      0.0     $         0      0.0%       132,130       14.1%     $         0       0.0%
2006              0             0      0.0               0      0.0        132,130       14.1%     $         0       0.0%
2007              0             0      0.0               0      0.0        132,130       14.1%     $         0       0.0%
2008              0             0      0.0               0      0.0        132,130       14.1%     $         0       0.0%
2009              9        20,452      2.2         484,732      2.8        152,582       16.2%     $   484,732       2.8%
2010              5         9,702      1.0         452,188      2.6        162,284       17.3%     $   936,920       5.5%
2011              5        19,826      2.1         556,824      3.3        182,110       19.4%     $ 1,493,744       8.7%
2012              0             0      0.0               0      0.0        182,110       19.4%     $ 1,493,744       8.7%
2013              1         1,830      0.2         110,004      0.6        183,940       19.6%     $ 1,603,748       9.4%
2014             13        43,288      4.6         992,847      5.8        227,228       24.2%     $ 2,596,595      15.2%
2015             89       368,776     39.3       8,824,715     51.7        596,004       63.5%     $11,421,309      66.9%
AFTER            23       343,081     36.5       5,656,733     33.1        939,085      100.0%     $17,078,043     100.0%
---------------------------------------------------------------------------------------------------------------------------
TOTAL:          145       939,085    100.0%    $17,078,043    100.0%
---------------------------------------------------------------------------------------------------------------------------

                                    47 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

             [LARGE MAP OF DES MOINES AND SMALL INSERT MAP OF STATES
                      - MN, WI, IA, IL, NE, MO, KS OMITTED]

                                    48 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

                 [MAP OF WATERFRONT & SURROUNDING AREA OMITTED]

                                    49 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                  JORDAN CREEK
--------------------------------------------------------------------------------

                        [MAP OF JORDAN CREEK TOWN CENTER]

                                    50 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    51 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                   GRAND PLAZA
--------------------------------------------------------------------------------

                       [2 PICTURES OF GRAND PLAZA OMITTED]

                                    52 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                   GRAND PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $160,000,000(1)

CUT-OFF DATE PRINCIPAL BALANCE:   $160,000,000

% OF POOL BY IPB:                 3.8%

LOAN SELLER:                      Eurohypo AG, New York Branch

BORROWER:                         GP2, LLC

SPONSOR:                          Joel M. Carlins, C.A. Cataldo,
                                  Camille P. Julmy, James R.
                                  Loewenberg, William A. Marovitz,
                                  Robert A. Wislow

ORIGINATION DATE:                 12/30/04

INTEREST RATE:                    5.46700%

INTEREST ONLY PERIOD:             36 Months

MATURITY DATE:                    01/10/15

AMORTIZATION TYPE:                Partial Interest-Only

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(24), Def(81), O(4)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Hard

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             N/A

LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               ESCROWS/RESERVES(2)
--------------------------------------------------------------------------------

                                                           INITIAL       MONTHLY
                                                         -----------------------
TAXES:                                                   $ 1,123,333    $280,333
INSURANCE:                                               $   144,703    $144,703
CAPEX:                                                   $         0    $ 18,203
REQUIRED REPAIRS:                                        $   199,000    $      0
TI/LC:                                                   $ 1,579,000    $      0
LOC                                                      $2,400,000(3)       N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

TITLE:                              Fee

PROPERTY TYPE:                      Multifamily-High Rise

UNITS/SQUARE FOOTAGE:               481 (Multifamily)/108,079 (Retail)

LOCATION:                           Chicago, IL

YEAR BUILT:                         2003

OCCUPANCY:                          98.5% (Multifamily)
                                    81.6% (Retail)

OCCUPANCY DATE:                     09/01/05

HISTORICAL NOI:

   2003:                            $2,968,444

   2004:                            $11,132,818

   T-3 ANNUALIZED AS OF 10/31/05:   $13,198,895

UW REVENUES:                        $21,238,034

UW EXPENSES:                        $7,789,863

UW NOI:                             $12,788,943

UW NET CASH FLOW:                   $13,286,330

APPRAISED VALUE:                    $254,000,000

APPRAISAL DATE:                     10/06/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                                              $332,640(4)
CUT-OFF DATE LTV:                                                        63.0%
MATURITY DATE LTV:                                                       55.9%
UW DSCR:                                                                 1.22x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                 MULTIFAMILY INFORMATION
------------------------------------------------------------------------------------------------------------------------
                                         AVERAGE UNIT     APPROXIMATE     % OF TOTAL   AVERAGE MONTHLY   AVERAGE MONTHLY
UNIT MIX                  NO. OF UNITS    SQUARE FEET   NET RENTABLE SF       SF         ASKING RENT       MARKET RENT
------------------------------------------------------------------------------------------------------------------------

STUDIO                          81             712           57,690          12.3%          $1,685            $1,583
ONE BEDROOM                    259             847          219,375          46.8%          $2,018            $1,909
TWO BEDROOM                    137            1335          182,903          39.0%          $2,981            $2,801
THREE BEDROOM                    4            2159            8,637           1.8%          $5,348            $4,807
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        481            1045          468,605         100.0%          $2,403            $2,132
------------------------------------------------------------------------------------------------------------------------

(1)  The loan was originated in the original principal balance of $232,000,000, but $72,000,000 in principal was prepaid and the lien on the portion of the property known as the Grand Plaza West Tower was released in November 2005.
     Unless otherwise specified, information is presented solely with respect to the Grand Plaza East Tower.

(2)  The initial and monthly escrows shown hereby are based on the original principal balance of $232,000,000 and were established at the origination of such loan. The escrows were subsequently adjusted to reflect the release of the Grand Plaza West Tower.

(3)  Relating to the leasing of 19,862 square feet of retail space which is currently vacant. The LOC may be disbursed when a tenant is in occupancy and paying rent on terms satisfactory to the mortgages.

(4)  This does not include the 108,079 square feet of retail space.

                                    53 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                   GRAND PLAZA
--------------------------------------------------------------------------------

THE LOAN. The Grand Plaza loan is secured by a first mortgage interest in a
56-story, Class "A" mixed-use project that includes 481 apartment units
(including approximately 9,197 square feet of storage space), approximately
108,079 square feet of street level and second floor retail space and a 1,000 space public parking garage located in Chicago, Illinois.

THE BORROWER. The Borrower is GP2, LLC, a bankruptcy-remote entity controlled by
CB3, LLC, which is owned by U.S. Equities Realty, LLC, B&B Investors, Magellan
Development and Near North Properties Inc. U.S. Equities was founded in 1978 by
Robert Wislow and Camille Julmy. The company now has over 400 employees and manages over 800 properties totaling approximately 40 million square feet of real estate. The other members of the borrower include three real estate development companies: B&B Investors, the Magellan Development Group, and Near
North Properties.

RELEASE. The Grand Plaza Loan permits the release of one or more portions of the
Mortgaged Property through partial defeasance after the expiration of the applicable defeasance lockout period, subject to certain conditions, including
(i) the payment of 115% of the allocated loan amount of the Mortgaged Property to be released, and (ii) confirmation of "no downgrade" from each Rating Agency.

THE PROPERTY. Grand Plaza is comprised of two towers. The 37-story West Tower
(not part of the collateral) was sold in July 2005 to Terrapin Properties, and the 56-story East Tower (part of the collateral) is comprised of 481 units and was completed in April 2003. As of October 16, 2005, the East Tower was 98%
leased and 96% occupied. The ninth floor of the the East Tower consists of
50,000 square feet and is dedicated as the club amenity floor, which includes a concierge service, a fitness center, a basketball court, a running track, putting greens, indoor and outdoor pools, a whirlpool, saunas, steam rooms, a business center, a cyber cafe lounge, a media room and a winter garden atrium lounge with an indoor garden. This is shared via an enclosed walkway with the adjacent Grand Plaza West Tower property. The Grand Plaza West Tower is connected to the subject property via floors one through nine. The Grand Plaza
West Tower is being converted from an apartment property to a condominium property.

The retail portion of the subject is currently 81.6% leased. Retail tenants include Bed Bath & Beyond (rated S/M/F "BBB"/"NR"/"NR"; 35,222 square feet,
32.6% of NRA), Jewel-Osco supermarket (owned by Albertson's Corp., rated S/M/F
"BBB--"/"Baa3"/"BBB"; 31,596 square feet, 29.2% of NRA), a Brazilian steakhouse known as Brazza'z (not rated; 10,248 square feet, 9.5% of NRA), Harris Bank
(rated S/M/F "AA--"/"Aa3"/"AA--"; 3,670 square feet, 3.4% of NRA), National City
Bank (rated S/M/F "A"/"A1"/"AA--"; 3,023 square feet 2.8% of NRA), Chipotle
Grill (owned by McDonald's Corp. rated S/M/F "A"/"A2"/"A"; 2,944 square feet
2.7% of NRA), and a 1,514 square foot, 1.4% of NRA Grand Cleaners (dry cleaning is done off premises).

The 1,000-space parking garage is adjacent to floors three through eight of the property, and is managed by Central Parking Systems. The parking garage includes both reserved and monthly spaces available to both residents and non-residents as well as spaces available to the public at daily rates.

THE MARKET.(1) Grand Plaza is located at 540 North State Street in downtown
Chicago, Illinois, in the River North section. The property is centrally located within walking distance of Michigan Avenue, one of downtown Chicago's retail attractions. Grand Plaza is also in the vicinity of major cultural and entertainment amenities such as the Schubert Theater and Symphony Center.

The overall Chicago apartment market has remained relatively constant with respect to vacancy from 2002 through 2004. As of the second quarter 2005, the metro area posted a vacancy rate of 5.9%, which is a five percentage point decrease from year-end 2004 and one percentage point lower than 2003 year-end figures. The improvement in vacancy is due to increased demand as illustrated by the positive net absorption during the first two quarters. Additionally, there have been no completions during the first two quarters which also had a positive impact on absorption. In 2004, completions of 1,610 units were slightly below the average of the previous three years of 1,880 units. As of the second quarter
2005, current occupancy stands at 94.1% and both asking and effective rents showed moderate increases. Despite minor increases in asking and effective rents, concessions remain a major factor in most submarkets. As of the second quarter 2005, the average asking rent in the MSA is $966 per unit while the average effective rent is $892 per unit.

The Chicago market contains approximately 111.8 million square feet of retail space in centers with 50,000 square feet or larger. The subject's City North submarket with roughly 7.71 million square feet accounts for approximately 6.9%
of the total retail inventory in the Chicago market. The subject's submarket has grown 99.4% since 1994. The largest growth in inventory has been experienced in the fringe communities of the region, such as the Far Southwest Suburbs, Kane
County and Far Northwest Suburbs submarkets.

PROPERTY MANAGEMENT. The commercial component of the property is managed by U.S.
Equities Realty, LLC, and the residential com ponent is managed by Near North
Properties, Inc., both affiliates of the Borrower.

----------
(1)  Certain information was obtained from the Grand Plaza appraisal report dated October 6, 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    54 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                   GRAND PLAZA
--------------------------------------------------------------------------------

                         [2 MAPS OF GRAND PLAZA OMITTED]

                                    55 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                             DRA - CRT PORTFOLIO II
--------------------------------------------------------------------------------

                  [4 PICTURES OF DRA-CRT PORTFOLIO II OMITTED]

                                    56 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $138,100,000

CUT-OFF DATE PRINCIPAL BALANCE:   $138,100,000

% OF POOL BY IPB:                 3.3%

LOAN SELLER:                      JPMorgan Chase Bank, N.A.

BORROWER:                         DRA CRT Germantown Center L.P.,
                                  DRA CRT Orlando Central Center
                                  LLC, and DRA CRT JTB Center LLC

SPONSOR:                          DRA Advisors LLC and Colonial
                                  Properties Trust

ORIGINATION DATE:                 09/27/05

INTEREST RATE:                    5.346000%

INTEREST ONLY PERIOD:             60 months

MATURITY DATE:                    10/01/10

AMORTIZATION TYPE:                Interest-Only

ORIGINAL AMORTIZATION:            N/A

REMAINING AMORTIZATION:           N/A

CALL PROTECTION:                  L(24), Def(32), O(2)

CROSS COLLATERALIZATION:          No

LOCK BOX:                         Springing

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             N/A

LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                            INITIAL     MONTHLY
                                                            --------------------
TAXES:                                                      $     0   Trigger(1)
INSURANCE:                                                  $     0   Trigger(1)
CAP EX:                                                     $87,500   $21,349(2)
TI/LC:                                                      $     0   Trigger(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio

TITLE:                            Fee

PROPERTY TYPE:                    Office

SQUARE FOOTAGE:                   1,391,330

LOCATION:                         Various, Various

YEAR BUILT/RENOVATED:             Various/Various

OCCUPANCY:                        87.9%

OCCUPANCY DATE:                   9/01/05

NUMBER OF TENANTS:                222

HISTORICAL NOI:
   2003:                          $14,112,905
   2004:                          $13,852,238
   TTM AS OF 7/31/05              $13,007,920

UW REVENUES:                      $21,454,119

UW EXPENSES:                      $8,665,176

UW NOI:                           $12,778,943

UW NET CASH FLOW:                 $11,366,908

APPRAISED VALUE:                  $181,180,000

APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:   $  99
CUT-OFF DATE LTV:        76.2%
MATURITY DATE LTV:       76.2%
UW DSCR:                 1.52x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          SIGNIFICANT PORTFOLIO TENANTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                                        SQUARE
TENANTS                               PARENT COMPANY                            MOODYS/ S&P/FITCH(4)     FEET
--------------------------------------------------------------------------------------------------------------

BLUE CROSS BLUE SHIELD                Blue Cross Blue Shield                        Baa1/BBB+/BBB+     109,267
ZURICH INSURANCE CO.                  Zurich Financial Services (Swiss: ZURN)          A2/A+/A+         97,913
FLORIDA DEPARTMENT OF ENVIRONMENTAL   Florida Department of Environmental              NR/NR/NR         38,862
HUGHES SUPPLY MANAGEMENT              Hughes Supply Management                         NR/NR/NR         30,902
UNIVERSITY OF PHOENIX                 University of Phoenix                            NR/NR/NR         30,601
--------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                         % OF     BASE RENT        LEASE
TENANTS                               PORTFOLIO      PSF      EXPIRATION YEAR
-----------------------------------------------------------------------------

BLUE CROSS BLUE SHIELD                   7.9%       $12.14          2008
ZURICH INSURANCE CO.                     7.0%       $20.16          2007
FLORIDA DEPARTMENT OF ENVIRONMENTAL      2.8%       $16.60          2007
HUGHES SUPPLY MANAGEMENT                 2.2%       $15.22          2006
UNIVERSITY OF PHOENIX                    2.2%       $18.71          2011
-----------------------------------------------------------------------------

(1)  Monthly escrows for taxes and insurance will be collected if the loan's
     DSCR falls below 1.20x.

(2)  Monthly replacement reserves of $21,349 are collected for the Orlando
     Central mortgaged properties in the amount recommended by the engineer.
     During any period in which the mortgage loan's DSCR does not exceed 1.20x, the Replacement Reserve Monthly Deposit will be increased to $25,355.21.

(3)  The Borrower shall deposit an amount equal to $233,651 on the related mortgage loan payment date following any period during which the mortgaged property's DSCR does not exceed 1.20x.

(4)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                    57 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO II
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          PORTFOLIO SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                       LOCATION       YEAR    SQUARE   OCCUPANCY                                          ALLOCATED
PROPERTY NAME                        (CITY, STATE)   BUILT     FEET        %                 TOP TENANTS                 LOAN AMOUNT
------------------------------------------------------------------------------------------------------------------------------------

JACKSONVILLE JTB - COLLIER         Jacksonville, FL   2001    107,956    100.0%   Blue Cross Blue Shield, Zurich        $ 13,203,200
                                                                                  Insurance Company
JACKSONVILLE JTB - CARLTON         Jacksonville, FL   1999    103,515    100.0%   Blue Cross Blue Shield, Zurich          12,431,100
                                                                                  Insurance Company
JACKSONVILLE JTB - DEERWOOD PARK   Jacksonville, FL   1991     29,302    100.0%   Winn Dixie Stores, Inc.                  3,165,700
MEMPHIS - KIMBROUGH                Memphis, TN        1998    106,847     96.5%   First Mercantile Trust, AT&T            12,725,600
                                                                                  Wireless Services
MEMPHIS - OAK RIDGE                Memphis, TN        1988    114,801     64.8%   Ford Motor Company, Neurology           10,552,000
                                                                                  Clinic, PC
MEMPHIS - GAINSBOROUGH             Memphis, TN        1990     90,645     92.9%   University of Phoenix, Delta Trust       8,417,900
                                                                                  Mortgage
MEMPHIS - STUART                   Memphis, TN        1999     78,850     86.5%   Shelby Systems Inc., Dixon Hughes,       8,062,200
                                                                                  PLLC
MEMPHIS - PARKWAY                  Memphis, TN        1987     94,007     83.8%   Inventory Locator Service, LLC,          6,916,000
                                                                                  Cooperative Marketing Concepts
MEMPHIS - GROVE                    Memphis, TN        1997     48,930     88.1%   Unified Health Services, J & A           4,426,300
                                                                                  Mechanical Inc.
ORLANDO CENTRAL - PORTERFIELD      Orlando, FL        1971     55,867     88.1%   St FL Labor & E S, Comprehensive         5,362,400
                                                                                  Health Mgmt
ORLANDO CENTRAL - LEXINGTON        Orlando, FL        1972     52,704     86.8%   FL Department of Environmental           5,142,000
                                                                                  Protection, Leukemia & Lymphom
ORLANDO CENTRAL - SARATOGA         Orlando, FL        1969     40,477     77.7%   St. FL Dept Children & Family,           4,113,600
                                                                                  Telecheck Services Inc.
ORLANDO CENTRAL - INDEPENDENCE     Orlando, FL        1966     39,737    100.0%   St. FL Dept Children & Family,           3,892,300
                                                                                  Crawford & Company
ORLANDO CENTRAL - LANGLEY          Orlando, FL        1980     37,636     86.0%   GMB Engineers, HUD (US Govt)             3,526,000
ORLANDO CENTRAL - ST. PAUL         Orlando, FL        1969     36,113     95.2%   Allstate Insurance, Equity               3,379,100
                                                                                  Residential
ORLANDO CENTRAL - BENNINGTON       Orlando, FL        1971     28,789     98.1%   US Government DCM, St. FL Labor &        2,997,100
                                                                                  E S
ORLANDO CENTRAL - YORKTOWN         Orlando, FL        1979     31,968     77.8%   Honeywell International, Inc., St FL     2,938,300
                                                                                  Fire Marshall
ORLANDO CENTRAL - HOLLISTER        Orlando, FL        1974     31,346     56.4%   Childrens Home Society, Taylor &         2,791,400
                                                                                  Ziegenbein PA
ORLANDO CENTRAL - ENTERPRISE       Orlando, FL        1970     26,384    100.0%   St. FL Agency for Workforce, US Govt     2,718,000
                                                                                  Dept of Labor
ORLANDO CENTRAL - COMMODORE        Orlando, FL        1974     30,902    100.0%   Hughes Supply Management,                2,681,200
ORLANDO CENTRAL - ESSEX            Orlando, FL        1969     27,149     66.8%   US Govt DCI/DCAA, Farrell Joseph T       2,387,400
                                                                                  PA
ORLANDO CENTRAL - TEDDER           Orlando, FL        1969     24,933     90.9%   Senior Resource Alliance, Washington     2,387,400
                                                                                  Mutual Bank
ORLANDO CENTRAL - CHANDLER         Orlando, FL        1974     23,124    100.0%   FL Department of Health,                 2,350,700
ORLANDO CENTRAL - CARR             Orlando, FL        1968     24,208     60.3%   Diabetes and Endocrine Center, Katz,     2,130,300
                                                                                  Daitzman & Frank LLP CPA
ORLANDO CENTRAL - PALMETTO         Orlando, FL        1969     23,217     92.2%   Jones, Hurely & Hand, P.A., Fred         2,108,300
                                                                                  Saffer & Associates, Inc.
ORLANDO CENTRAL - AMHERST          Orlando, FL        1970     22,948     84.2%   Carley Corp, Chilington                  2,020,100
                                                                                  International Inc.
ORLANDO CENTRAL - FORRESTAL        Orlando, FL        1973     23,012     87.5%   BEM Systems, Enablesoft Inc.             1,909,900
ORLANDO CENTRAL - ROCKBRIDGE       Orlando, FL        1968     17,984     65.7%   St. FL AWI                               1,689,600
ORLANDO CENTRAL - BAINBRIDGE       Orlando, FL        1972      9,172    100.0%   Marcom Technologies                        881,500
ORLANDO CENTRAL - PRINCETON        Orlando, FL        1970      8,807    100.0%   Orange County Florida                      793,400
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                      1,391,330     88.8%                                         $138,100,000
------------------------------------------------------------------------------------------------------------------------------------

                                    58 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO II
--------------------------------------------------------------------------------

THE LOAN. DRA-CRT Portfolio II is a mortgage loan secured by a fee simple first mortgage interest in 30 properties located in three (3) markets (Memphis,
Tennessee, Jacksonville, Florida and Orlando, Florida) comprising approximately
1,391,330 square feet.

THE BORROWER. The Borrowers are special purpose entities owned by DRA Advisors
LLC and Colonial Properties Trust.

DRA Advisors LLC is a New York-based registered investment advisor specializing in real estate investment management services for institutional and private investors, which include pension funds, university endowments, foundations, and insurance companies. DRA Advisors was founded in 1986 and currently manages approximately $3 billion in assets.

Colonial Properties Trust, through its subsidiaries, owns a portfolio of multifamily, office and retail properties in the Sunbelt region of the United
States. Originally founded in 1970, and the company owns or manages 48,100 apartment units, 20.2 million square feet of office space and approximately 13.6 million square feet of retail shopping space with total market capitalization of approximately $5 billion. Headquartered in Birmingham, Alabama, Colonial
Properties Trust is listed on the New York Stock Exchange under the symbol
"CLP".

RELEASE. Provided no event of default, individual properties may be replaced by a defeased note upon the satisfaction of several conditions which include, among other things, the principal balance of the defeased note is equal to or greater than the release amount of the applicable individual property. DSCR for the properties remaining after the release shall be equal to or greater than the
DSCR at closing and the DSCR the day immediately preceding the release. In addition, because each mortgaged property has its own maturity date, the mortgaged properties will be released on the applicable maturity date for such property upon payment in full of the related note. The effect of such payment will be the same as a prepayment (without any penalty or yield maintenance premium) on the aggregate DRA-CRT Portfolio II. such Mortgaged Property by means of partial release upon the satisfaction of certain conditions, including but not limited to: (1) the payment of 110% of the allocated loan amount or value of such portions to be released and (2) the satisfaction of certain debt service coverage ratio and LTV ratio tests with respect to the Portions of the Mortgaged
Property remaining after giving effect to the partial release.

SUBSTITUTION. The borrower may obtain a release of an individual mortgaged property by substituting its interest in other properties as collateral during the term of the mortgage loan, subject to certain conditions, including but not limited to: (i) no event of default exists under the mortgage loan documents;
(ii) the aggregate appraised values of all mortgaged properties being released does not exceed 50% of the original value of the mortgaged properties on the date of origination; (iii) the substitute property is owned in fee (and does not include any ground lease); (iv) the fair market value of the substitute property is not less than 100% of the fair market value of the mortgaged property being released; (v) certain debt service coverage and tests are satisfied; and (vi)
the net operating income of the substitute property is greater than 100% of the net operating income of the property being released. SEE "RISK
FACTORS--Substitution of Mortgaged Properties May Lead to Increased Risks" in
the Preliminary Free Writing Prospectus.

THE PROPERTIES AND MARKETS.(1)

JACKSONVILLE JTB (JACKSONVILLE, FL) - 3 PROPERTIES

The Jacksonville JTB Mortgaged Properties consist of three Class "B+" suburban office buildings, totaling approximately 240,778 square feet, located in the
Southside -- Butler Corridor submarket about 7 miles southeast of the
Jacksonville central business district. The buildings were constructed between
1991 and 2001 and are 100% occupied with major tenants as follows: Winn-Dixie
(approximately 29,302 square feet at $11.14 per square foot modified gross expiring January 2011), Blue Cross Blue Shield (approximately 109,267 square feet at $12.14 per square foot modified gross expiring February and July 2006 and is rated (A2/A) by Moody's/Fitch), and Zurich Insurance Services
(approximately 97,913 square feet at $20.16 per square foot gross expiring
January 2007).

The Butler Corridor submarket has a vacancy rate of 12.1%. As of the second quarter of 2005, the average asking rent for Class "A" space in the submarket is
$18.65 per square foot, while Class "B" is $15.20 per square foot. This is comparable to the Mortgaged Property's in-place rent of $16.71 per square foot.

ORLANDO CENTRAL (ORLANDO, FL) - 21 PROPERTIES

The Orlando Central Mortgaged Properties consist of twenty-one Class "B"
suburban office buildings, totaling approximately 616,838 square feet, located in the 436 Corridor submarket located approximately 5 miles east of the Orlando central business district. The buildings were constructed between 1966 and 1980 and are 86% occupied with major tenants as follows: Florida Department of
Environmental Protection (approximately 38,862 square feet at $16.60 per square foot expiring September 2007), Hughes Supply Management (approximately 30,902 square feet at $15.22 per square foot expiring April 2006), and Florida
Department of Health (approximately 23,124 square feet at $16.22 per square foot expiring December 2014).

As of the second quarter of 2005, the 436 Corridor submarket has an overall vacancy rate of 10.5%. The average asking rent in the submarket is $17.43 per square foot, which is slightly above the Mortgaged Property's in-place rent of
$16.35 per square foot.

(1)  Certain information was obtained from the DRA -- CRT Portfolio II appraisals dated August 5, 2005, August 24, 2005 and August 26, 2005. The
     appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    59 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO II
--------------------------------------------------------------------------------

MEMPHIS (MEMPHIS, TN) -- 6 PROPERTIES

The Memphis Mortgaged Properties consist of six Class "A" and "B" suburban office buildings, totaling approximately 534,080 square feet, in the Northeast office submarket of Memphis. The buildings were built between 1987 and 1999 and are approximately 85% leased with major tenants as follows: The University of
Phoenix (approximately 30,601 square feet at $18.71 per square foot expiring in
February 2011), Ford Motor Company (approximately 21,500 square feet at $18.65 per square foot expiring in August 2007 and is rated "Baa3" by Moody's), and
Inventory Locator Services (approximately 32,686 square feet at $16.60 per square foot expiring in February 2011).

The Northeast office submarket has a vacancy rate of 6.5%. The average asking rent in the submarket is $16.33 per square foot, which is slightly below the
Mortgaged Property's in-place rent of $18.00 -- $18.50 per square foot.

PROPERTY MANAGEMENT. The property manager is Colonial Properties Trust, an affiliate of the borrower.

-----------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE(1)
-----------------------------------------------------------------------------------------------------------------------------
              NUMBER     SQUARE     % OF                                  CUMULATIVE  CUMULATIVE   CUMULATIVE    CUMULATIVE
            OF LEASES     FEET       GLA     BASE RENT   % OF BASE RENT  SQUARE FEET   % OF GLA    BASE RENT   % OF BASE RENT
   YEAR      EXPIRING   EXPIRING  EXPIRING    EXPIRING      EXPIRING       EXPIRING    EXPIRING     EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------

VACANT         NAP       163,258    11.7%           NAP        NAP          163,258      11.7%            NAP        NAP
2005 & MTM      26        63,211     4.5%   $ 1,095,915        5.5%         226,469      16.3%    $ 1,095,915        5.5%
2006            58       191,720    13.8%     3,400,241       17.0%         418,189      30.1%    $ 4,496,156       22.5%
2007            54       287,203    20.6%     5,187,748       26.0%         705,392      50.7%    $ 9,683,904       48.5%
2008            38       290,813    20.9%     4,648,557       23.3%         996,205      71.6%    $14,332,461       71.8%
2009            21        60,171     4.3%       974,331        4.9%       1,056,376      75.9%    $15,306,792       76.7%
2010            24       141,236    10.2%     2,034,589       10.2%       1,197,612      86.1%    $17,341,381       86.9%
2011            11       140,908    10.1%     1,735,141        8.7%       1,338,520      96.2%    $19,076,522       95.6%
2012             1        12,055     0.9%       210,963        1.1%       1,350,575      97.1%    $19,287,485       96.6%
2013             1         4,500     0.3%        71,145        0.4%       1,355,075      97.4%    $19,358,630       97.0%
2014             4        32,857     2.4%       529,655        2.7%       1,387,932      99.8%    $19,888,285       99.6%
2015             1         3,398     0.2%        74,756        0.4%       1,391,330     100.0%    $19,963,041      100.0%
AFTER            0             0     0.0%             0        0.0%       1,391,330     100.0%    $19,963,041      100.0%
-----------------------------------------------------------------------------------------------------------------------------
TOTAL          239     1,391,330   100.0%   $19,963,041      100.0%
-----------------------------------------------------------------------------------------------------------------------------

(1)  Includes tenants that have signed leases but are not in occupancy or paying rent.

                                    60 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                              DRA-CRT PORTFOLIO II
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS ROLLING IN 2006
----------------------------------------------------------------------------------------------------------------------------------
                                                                              SQUARE      ANNUAL      % OF 2006     PROPERTY RENT
                                                                               FEET        BASE       BASE RENT       PSF/MARKET
PROPERTY NAME                               TENANT                           EXPIRING      RENT      EXPIRING(1)     RENT PSF(2)
----------------------------------------------------------------------------------------------------------------------------------

ORLANDO -- COMMODORE                        HUGHES SUPPLY MANAGEMENT          30,902    $  470,328      13.8%      $15.22 / $16.33
MEMPHIS -- STEWART                          SHELBY SYSTEMS INC.               16,464    $  315,944       9.3%      $19.19 / $17.43
MEMPHIS -- PARKWAY                          COOPERATIVE MARKETING CONCEPTS    12,227    $  227,055       6.7%      $18.57 / $16.33
MEMPHIS GROVE                               LOREAL USA S/D, INC                8,475    $  163,991       4.8%      $16.33 / $19.35
MEMPHIS -- KIMBROUGH                        HUB CITY TN TERMINALS              7,556    $  159,885       4.7%      $16.33 / $21.16
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                         75,624    $1,337,204      39.3%
----------------------------------------------------------------------------------------------------------------------------------
2006 TOTAL BASE RENT EXPIRING: $3,400,241
----------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2006.

(2)  Based on certain information obtained from the appraisal.

----------------------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS ROLLING IN 2007
----------------------------------------------------------------------------------------------------------------------------------
                                                                        SQUARE     ANNUAL     % OF 2007          PROPERTY RENT
                                                                         FEET       BASE      BASE RENT            PSF/MARKET
PROPERTY NAME                               TENANT                     EXPIRING     RENT     EXPIRING(1)           RENT PSF(2)
----------------------------------------------------------------------------------------------------------------------------------

JACKSONVILLE JTB -- CARLTON, JACKSONVILLE   ZURICH INSURANCE
   JTB -- COLLIER                           SERVICES INC                 97,913  $1,973,926     38.0%     $20.16 / $15.20 - $18.65
ORLANDO CENTRAL -- LEXINGTON                FLORIDA DEPARTMENT OF
                                            ENVIRONMENTAL PROTECTION     38,862  $  645,109     12.4%          $16.60 / $17.43
MEMPHIS -- OAK RIDGE                        FORD MOTOR CO.               21,500  $  400,975      7.7%          $18.65 / $16.33
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                   158,275  $3,020,010     58.2%
----------------------------------------------------------------------------------------------------------------------------------
2007 TOTAL BASE RENT EXPIRING: $5,187,748
----------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2007.

(2)  Based on certain information obtained from the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS ROLLING IN 2008
------------------------------------------------------------------------------------------------------------------------------------
                                                                          SQUARE     ANNUAL     % OF 2008         PROPERTY RENT
                                                                           FEET       BASE      BASE RENT           PSF/MARKET
PROPERTY NAME                              TENANT                        EXPIRING     RENT     EXPIRING(1)          RENT PSF(2)
------------------------------------------------------------------------------------------------------------------------------------

JACKSONVILLE JTB -- CARLTON, JACKSONVILLE
   JTB  -- COLLIER                         BLUE CROSS & BLUE SHIELD       109,267  $1,326,112     28.5%     $12.14 / $15.20 - $18.65
ORLANDO -- CENTRAL                         ST FL DEPT CHILDREN & FAMILY    40,829  $  803,447     17.3%          $19.68 / $17.43
MEMPHIS -- KIMBROUGH                       FIRST MERCANTILE TRUST          33,246  $  681,543     14.7%          $20.50 / $16.33
ORLANDO -- BENNINGTON                      US GOVERNMENT DCM               22,967  $  388,831      8.4%          $17.06 / $17.43
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                     206,309  $3,199,933     68.8%
------------------------------------------------------------------------------------------------------------------------------------
2008 TOTAL BASE RENT EXPIRING: $4,648,557
------------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2008.

(2)  Based on certain information obtained from the appraisal.

                                    61 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                              DRA--CRT PORTFOLIO II
--------------------------------------------------------------------------------

                  [4 PICTURES OF DRA-CRT PORTFOLIO II OMITTED]

                                    62 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    63 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                               BLUEBIRD PORTFOLIO
--------------------------------------------------------------------------------

                   [5 PICTURES OF BLUEBIRD PORTFOLIO OMITTED]

                                    64 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                               BLUEBIRD PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $130,000,000

CUT-OFF DATE PRINCIPAL BALANCE:   $130,000,000

% OF POOL BY IPB:                 3.1%

LOAN SELLER:                      Nomura Credit & Capital, Inc.

BORROWER:                         Various(2)

SPONSOR:                          David M. Rosenberg, Dale S.
                                  Okonow
ORIGINATION DATE:                 09/30/05

INTEREST RATE:                    5.489000%

INTEREST ONLY PERIOD:             84 months

MATURITY DATE:                    10/11/12

AMORTIZATION TYPE:                Interest Only

ORIGINAL AMORTIZATION:            N/A

REMAINING AMORTIZATION:           N/A

CALL PROTECTION:                  L(24), Def(51), O(7)

CROSS-COLLATERALIZATION:          Yes

LOCK BOX:                         Soft

ADDITIONAL DEBT:                  Yes

ADDITIONAL DEBT TYPE:             Mezzanine Debt Permitted(3)

LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                              INITIAL    MONTHLY
                                                             -------------------
TAXES:                                                       $272,482   $136,241
INSURANCE:                                                   $156,767   $ 31,353
CAPEX:                                                       $      0   $ 35,833
REQUIRED REPAIRS:                                            $435,625   $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio(1)

TITLE:                            Fee

PROPERTY TYPE:                    Multifamily -- Garden

UNITS:                            1,720

LOCATION:                         Baltimore, MD

YEAR BUILT:                       Various

OCCUPANCY:                        94.0%

OCCUPANCY DATE:                   10/12/05

HISTORICAL NOI:

  12 MONTHS ANNUALIZED/           $9,693,874
     ENDING 9/30/05:

UW REVENUES:                      $17,919,660

UW EXPENSES:                      $6,831,217

UW NOI:                           $11,088,442

UW NET CASH FLOW:                 $10,658,442

APPRAISED VALUE:                  $174,700,000

APPRAISAL DATE:                   07/13/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                                                  $75,581
CUT-OFF DATE LTV:                                                          74.4%
MATURITY DATE LTV:                                                         74.4%
UW DSCR:                                                                   1.47x
--------------------------------------------------------------------------------

(1)  The Bluebird Portfolio loan consists of eight (8) cross-collateralized and cross-defaulted loans. Unless otherwise specified, information is provided on an aggregate basis.

(2)  Rolling Wind Property LLC, Stratton Meadows Property LLC, Courtleigh
     Property LLC, Heraldry Property LLC, Kingswood II Property LLC, Kingswood I
     Property LLC, Coventry Property LLC, Diamond Ridge Property LLC.

(3)  On and after September 30, 2008, future mezzanine debt, up to a maximum of
     $8,333,333 is allowed upon satisfaction of certain conditions including loan-to-value ratio of no greater than 75% and a combined debt service ratio not less than 1.30x.

------------------------------------------------------------------------------------------------------------------------
                                            UNIT MIX OF MULTIFAMILY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------
                          NO. OF   AVERAGE UNIT   APPROXIMATE NET     % OF       WEIGHTED AVERAGE      WEIGHTED AVERAGE
UNIT MIX                   UNITS    SQUARE FEET     RENTABLE SF     TOTAL SF   MONTHLY ASKING RENT   MONTHLY MARKET RENT
------------------------------------------------------------------------------------------------------------------------

ONE BEDROOM                   26         739             19,224        1.1%            $879                  $879
TWO BEDROOM                1,315       1,029          1,353,135       75.8             $879                  $882
THREE BEDROOM                379       1,088            412,501       23.1             $984                  $984
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    1,720       1,038          1,785,247      100.0%
------------------------------------------------------------------------------------------------------------------------

                                    65 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                               BLUEBIRD PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                      PORTFOLIO SUMMARY
-----------------------------------------------------------------------------------------------------------------------------
                                                                                      AVERAGE RENT PER UNIT
                                                             AVERAGE               ---------------------------
                                        # OF   % OF TOTAL     RENT     OCCUPANCY     ONE       TWO      THREE      ALLOCATED
PROPERTY NAME             YEAR BUILT   UNITS      UNITS     PER UNIT       %       BEDROOM   BEDROOM   BEDROOM    LOAN AMOUNT
-----------------------------------------------------------------------------------------------------------------------------

CROSSWINDS I                 1976        203      11.8%      $  859      93.1%       $  0     $  840    $  935   $ 14,937,000
CROSSWINDS II                1979        203      11.8          859      94.6%       $  0     $  840    $  935     14,960,000
CROSSWINDS III               1986        280      16.3          884      92.9%       $  0     $  862    $  955     20,866,000
CROSSWINDS IV                1988        122       7.1          879      88.5%       $  0     $  858    $  955      7,950,000
DIAMOND RIDGE                1991         92       5.3          878      96.7%       $  0     $  878    $    0      7,567,000
GLENS AT ROLLING ROAD        1974        270      15.7          860      97.4%       $  0     $  840    $  935     17,920,000
ROLLING WINDS APTS.          1995        280      16.3        1,053      95.4%       $900     $1,037    $1,145     24,500,000
STRATTON MEADOWS             1989        270      15.7          888      92.2%       $625     $  865    $  955     21,300,000
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                1,720     100.0%      $  902      94.0%                                   $130,000,000
-----------------------------------------------------------------------------------------------------------------------------

THE LOANS. The loans are secured by first mortgage fee interests in eight (8)
multifamily properties totaling 1,720 units located in Baltimore, Maryland. The loans are cross-collateralized and cross-defaulted with releases permitted subject to certain conditions including a 1.25x DSCR and 70% LTV.

THE BORROWERS. The borrowers are special purpose entities controlled by Sawyer
Realty Holdings. David Rosenberg, President and CEO of Sawyer Realty Holdings,
and Dale Okonow, the COO, serve as the Key Principals. Mr. Rosenberg has equity interests and management oversight in 17,432 units valued at $1.2 billion. Mr.
Okonow has equity interest in 14,391 units valued at approximately $1.03 billion.

THE PROPERTIES.

CROSSWINDS I

The property is a Class "B" 203 unit garden style apartment complex contained in
20 two-story structures that were constructed in 1976 on a 14.58 acre site. The property was 93.1% occupied as of October 12, 2005. Each unit has direct access and egress to the exterior of the building. Interior amenities include balcony or patio, full appliance package including dishwasher, frost free refrigerator, microwave, garbage disposal and washer & dryer units. Exterior amenities include a playground, however, tenants have access to the adjacent complex with a swimming pool, tennis court and playground. Units have a mix of gas and electric systems to provide heating and hot water.

CROSSWINDS II

The property is a Class "B", 203 unit garden style apartment complex contained in 26 two-story structures that were constructed in 1979 on a 12.36 acre site.
The property was 94.6% occupied as of October 12, 2005. Each unit has direct access and egress to the exterior of the building. Interior amenities include balcony or patio, full appliance package including dishwasher, frost free refrigerator, microwave, garbage disposal and washer & dryer units. Exterior amenities include a playground, however, tenants have access to the adjacent complex with a swimming pool, tennis court and playground. Units have electric systems to provide heating and hot water.

CROSSWINDS III

The property is a Class "B", 280 unit garden style apartment complex contained in 29 two-story structures that were constructed in 1986 on a 22.28 acre lot.
The property was 92.9% occupied as of October 12, 2005. Every unit has direct access and egress to the exterior of the building. Interior amenities include balcony or patio, full appliance package including dishwasher, frost free refrigerator, microwave, garbage disposal and washer & dryer units. Exterior amenities include a playground, swimming pool, basketball court and tennis court. Units have electric systems to provide heating and hot water.

CROSSWINDS IV

The property is a Class "B", 122 unit garden style apartment complex contained in 12 two-story structures that were constructed in 1988 on an 8.83 acre site.
The property is 88.5% occupied as of October 12, 2005. Each unit has direct access and egress to the exterior of the building. Interior amenities include balcony or patio, full appliance package including dishwasher, frost free refrigerator, microwave, garbage disposal and washer & dryer units. Exterior amenities include a playground, swimming pool and tennis court. Units have electric systems to provide heating and hot water.

                                    66 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                               BLUEBIRD PORTFOLIO
--------------------------------------------------------------------------------

DIAMOND RIDGE

The property is a Class "A", 92 unit garden style apartment complex contained in
7 three- and four-story structures that were constructed in 1991 on a 4.82 acre site. The property was 96.7% occupied as of October 12, 2005. Access to and egress from the apartments is provided by enclosed staircases leading to the front and back of each building. The complex utilizes the leasing office at
Stratton Meadows. Interior amenities include balcony or patio, full appliance package including dishwasher, frost-free refrigerator, microwave, garbage disposal and washer & dryer units. No exterior amenities are within the property. Adjacent to the property is Granite Run Apartments and the residents at Diamond Ridge utilize the amenities at Granite Run, including the pool, tennis court and fitness center.

GLENS AT ROLLING ROAD

The property is a Class "B" 270 unit garden style apartment complex contained in
36 two-story structures that were constructed in 1974 on a 29.2 acre site. The property is 97.4% occupied as October 12, 2005. Each unit has direct access and egress to the exterior of the building. The site is approximately 50% covered with grass fields due to the rolling grade of topography. Interior amenities include balcony or patio, full appliance package including dishwasher, frost free refrigerator, microwave, garbage disposal and washer & dryer units.
Exterior amenities within the property include a swimming pool, tennis court and playground. Units have electric systems to provide heating and hot water.

ROLLING WINDS APARTMENTS

The property is a gated Class "A" 280 unit garden style apartment complex contained in 10 three- and four-story structures that were constructed in 1995 on a 16.75 acre site. The property is 95.4% occupied as of October 12, 2005.
Access to and egress from the apartments is provided by enclosed staircases leading to the front and back of each building. Exterior amenities include a swimming and kiddy pool, two tennis courts and a clubhouse with fitness center and social lounge. Interior amenities include balcony or patio, full appliance package including dishwasher, frost-free refrigerator, microwave, garbage disposal, washer & dryer and fireplaces in select units.

STRATTON MEADOWS

The property is a Class "B+", 270 unit garden style apartment complex contained in 23 two-story structures that were constructed in 1989 on a 26.74 acre site.
The property was 92.2% occupied as of October 12, 2005. Approximately, 33% of the site is grass fields due to the rolling grade of topography. Each unit has direct access and egress to the exterior of the building. Interior amenities include balcony or patio, full appliance package including dishwasher, frost-free refrigerator, microwave, garbage disposal and washer & dryer units.
Exterior amenities include a swimming pool, tennis courts and playground.
Adjacent to the property, are two sister properties (Crosswinds III and IV) and the residents at Stratton Meadows share the property amenities at Crosswinds III and IV.

THE MARKET(1). The portfolio is located in the Woodlawn submarket. The Woodlawn submarket contains 14,684 units, representing 11% of the Baltimore MSA. Only 7%
of the multi-family apartment market was constructed after 1994. The strength of this submarket lies in the fact that there has not been any new multi-family construction for the last three years, with the exception of a 220-unit Class
"A" property that was just completed. There are no further completions projected for the next five years.

Over the last five years, the highest vacancy rate in the Woodlawn submarket was
4.9% and the current submarket vacancy is approximately 4.1%.

PROPERTY MANAGEMENT. Sawyer Property Management of Maryland, LLC ("SPM"), a
subsidiary of Sawyer Realty Holdings, LLC ("SRH"), manages the subject property.
David Rosenberg is CEO and Managing Partner of Sawyer Property Management. The
firm has served as the management arm for the Key Principal for more than 8 years. Headquartered in College Park, MD and staffed by more than 600 employees,
Sawyer Property Management is a full service management firm that currently operates more than 25,000 multi-family units in Alabama, Georgia, Maryland,
North Carolina, Tennessee, Washington DC, Virginia, New Jersey and Florida. SPM
is the Sawyer Property Management affiliate that manages all of the SRH properties in Maryland. SPM is a borrower-affiliated entity.

(1)  Certain information was obtained from the Crosswinds I, Crosswinds II,
     Crosswinds III, Crosswinds IV, Diamond Ridge, Glens at Rolling Road,
     Rolling Winds Apartments and Stratton Meadows appraisal dated July 31,
     2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    67 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                               BLUEBIRD PORTFOLIO
--------------------------------------------------------------------------------

                     [2 MAPS OF BLUEBIRD PORTFOLIO OMITTED]

                                    68 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    69 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

                    [5 PICTURES OF COLONY PORTFOLIO OMITTED]

                                    70 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                         $127,383,000

CUT-OFF DATE PRINCIPAL BALANCE:                     $127,383,000

% OF POOL BY IPB:                                   3.0%

LOAN SELLER:                                        JPMorgan Chase Bank, N.A.

BORROWER:                                           CRP Holdings A, L.P.

SPONSOR:                                            Colony Capital

ORIGINATION DATE:                                   12/05/05

INTEREST RATE:                                      5.609000%

INTEREST ONLY PERIOD:                               Various(3)

MATURITY DATE:                                      Various(3)

AMORTIZATION TYPE:                                  Interest Only

ORIGINAL AMORTIZATION:                              N/A

REMAINING AMORTIZATION:                             N/A

CALL PROTECTION:                                    Various(3)

CROSS-COLLATERALIZATION:                            Yes

LOCK BOX:                                           Cash Management Agreement

ADDITIONAL DEBT:                                    No

ADDITIONAL DEBT TYPE:                               N/A

LOAN PURPOSE:                                       Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES:
--------------------------------------------------------------------------------
                                                               INITIAL   MONTHLY
                                                              ------------------
TAXES:                                                        $      0      $0
INSURANCE:                                                    $      0      $0
CAPEX:                                                        $      0      $0
REQUIRED REPAIRS:                                             $132,518      $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                             Portfolio(1)

TITLE:                                              Fee

PROPERTY TYPE:                                      Various

SQUARE FEET/UNITS:                                  1,487,342 sf/883 Units

LOCATION:                                           Various

YEAR BUILT:                                         Various

OCCUPANCY:                                          98.3%

OCCUPANCY DATE:                                     Various

UW REVENUES:                                        20,863,188

UW EXPENSES:                                        7,926,320

UW NOI:                                             $12,936,868

UW NET CASH FLOW:                                   $11,729,694

APPRAISED VALUE:                                    $207,350,000

APPRAISAL DATE:                                     Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF & UNIT:
   OFFICE:                                                               $132
   INDUSTRIAL:                                                           $37
   MULTIFAMILY:                                                          $56,002
CUT-OFF DATE LTV:                                                        61.4%
MATURITY DATE LTV:                                                       61.4%
UW DSCR:                                                                 1.62x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT PORTFOLIO TENANTS
------------------------------------------------------------------------------------------------------------------------------
                                                                   MOODYS/S&P    SQUARE     % OF    BASE RENT       LEASE
TENANTS                        PARENT COMPANY                       /FITCH(2)     FEET   PORTFOLIO     PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------

ADVANCED FIBRE COMMUNICATIONS  Tellabs Petaluma, Inc.               NR/NR/NR    140,448     9.4%      $1.35          2014
NEC AMERICA INC.               NEC Corporation (NASDAQ: NIPNY)    Baa1/BBB/BBB  108,000     7.3%      $1.67          2009
FAURECIA AUTOMOTIVE            Faurecia Automotive Holdings Inc.    NR/NR/NR    101,184     6.8%      $3.45          2013
AVERY INTERNATIONAL            Avery International                  NR/NR/NR     74,880     5.0%      $3.15          2008
WOODBRIDGE CORPORATION         Woodbridge Holdings, Inc.            NR/NR/NR     70,322     4.7%      $3.03          2008
------------------------------------------------------------------------------------------------------------------------------

(1)  The Colony Portfolio loan is comprised of 4 mortgage notes and is secured by 8 mortgaged properties. For purposes of the statistical and numerical information presented herein, the Colony Portfolio loan will be deemed to consist of 8 cross-collateralized and cross-defaulted mortgage loans, each with its own maturity date and prepayment lockout period and each served by a secured mortgaged property.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3)  Please see Summary of Portfolio Properties below.

                                    71 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                              SUMMARY OF PORTFOLIO PROPERTIES
--------------------------------------------------------------------------------------------------------------------------
                                                                                                                ALLOCATED
PROPERTY NAME                         INTEREST    AMORTIZATION                                                    LOAN
(PROPERTY TYPE)                         RATE          TYPE       TERM   MATURITY DATE     CALL PROTECTION        AMOUNT
--------------------------------------------------------------------------------------------------------------------------

PROLOGIS - PLATTE VALLEY PORTFOLIO     5.6090%   Interest-Only    96       01/01/14     L(23), Def(69),O(4)   $ 27,790,000
(Industrial)
BRIARGATE ON MAIN                      5.6090%   Interest-Only    84       01/01/13     L(23), Def(57),O(4)     22,600,000
(Multifamily)
1465 N. MCDOWELL                       5.6090%   Interest-Only    60       01/01/11     L(23), Def(33),O(4)     18,825,000
(Office)
LODGES AT FRISCO                       5.6090%   Interest-Only    72       01/01/12     L(23), Def(45),O(4)     14,100,000
(Multifamily)
PARK CENTER BUILDING NEC               5.6090%   Interest-Only    72       01/01/12     L(23), Def(45),O(4)     14,000,000
(Office)
MANDALAY AT SHADOWLAKE                 5.6090%   Interest-Only    60       01/01/11     L(23), Def(33),O(4)     12,750,000
(Multifamly)
PROLOGIS - RIVERSIDE PORTFOLIO         5.6090%   Interest-Only    96       01/01/14     L(23), Def(69),O(4)     12,656,000
(Industrial)
PROLOGIS - CONGLETON DISTRIBUTION      5.6090%   Interest-Only    96       01/01/14     L(23), Def(69),O(4)      4,662,000
(Industrial)
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                                                                        $127,383,000
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                             SUMMARY OF OFFICE AND INDUSTRIAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          ALLOCATED
                                          LOCATION       YEAR    SQUARE   OCCUPANCY                                          LOAN
PROPERTY NAME                          (CITY, STATE)    BUILT     FEET        %                  TOP TENANTS                AMOUNT
------------------------------------------------------------------------------------------------------------------------------------

PROLOGIS - PLATTE VALLEY PORTFOLIO   Riverside, MO       1987    795,072     98.7%   Faruecia Automotive, Avery          $27,790,000
                                                                                     International Corporation
1465 N. MCDOWELL                     Petaluma, CA        1999    140,488    100.0%   Tellabs Petaluma                    $18,825,000
PARK CENTER BUILDING NEC             Herndon, VA         1987    108,000    100.0%   NEC                                 $14,000,000
PROLOGIS - RIVERSIDE PORTFOLIO       Riverside, MO       1973    329,676     98.5%   FSI, Acuity                         $12,656,000
PROLOGIS - CONGLETON DISTRIBUTION    Overland Park, KS   1977     90,163    100.0%   Falcon Design, International Paper  $ 4,662,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                         1,463,359                                                 $77,933,000
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                               SUMMARY OF MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------------------
                                   AVERAGE                           WEIGHTED      WEIGHTED
                                    UNIT     APPROXIMATE   % OF      AVERAGE       AVERAGE
                          NO. OF    SQUARE       NET       TOTAL     MONTHLY       MONTHLY
UNIT MIX                  UNITS      FEET    RENTABLE SF     SF    ASKING RENT   MARKET RENT
--------------------------------------------------------------------------------------------

ONE BEDROOM                482        751      362,002      41.9%     $  789        $  750
TWO BEDROOM                361       1147      405,486      49.0%     $1,139        $1,037
THREE BEDROOM               40       1348       59,216       7.1%     $1,538        $1443
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    883        936      826,704                $  966        $  899
--------------------------------------------------------------------------------------------

                                    72 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by the fee interest in an eight property cross-collateralized portfolio which includes multifamily, office and industrial properties. The Mortgaged Properties are located in California, Colorado,
Kansas, Missouri, Texas and Virginia. The terms of the mortgage loan provides for release or substitution of properties. Release prices range from 105% to
107% of the allocated loan amounts.

RELEASE. The Colony Portfolio loan permits the release of one or more mortgaged properties without releasing all of the mortgaged properties by means of partial release upon the satisfaction of certain conditions, including but not limited to: (i) the payment of 107.5% of the allocated loan amount or value of such portions to be released and (2) the satisfaction of certain debt service coverage ratio tests with respect to the mortgaged properties remaining after giving effect to the partial release.

THE BORROWER. The borrowing entity, CRP Holdings A, L.P., is controlled by
Colony Realty Partners, L.P., a newly formed investment vehicle focused on core-enhanced/value added real estate opportunities. The key principal, Colony
Capital, has investments in assets with a value of approximately $15.6 billion and has been in operation since 1991. Colony manages six other real estate funds.

THE PROPERTY. The Colony Portfolio consists of eight properties consisting of approximately 1,487,342 square feet and approximately 883 units. The portfolio includes three multifamily properties (883 units), two office properties
(approximately 248,488 square feet) and three industrial properties
(approximately 1,238,894 square feet). All eight properties are cross-collateralized.

MANDALAY AT SHADOWLAKE

The Mortgaged Property consists of ten, Class "A", 3-story garden apartment buildings with 296 units and approximately 229,595 square feet located in the
Westchase submarket of Houston, Texas. The Mortgaged Property was built in 2005 and is approximately 97% occupied with average rent of $727 (weighted average)
per month ($1.025 per square foot). The unit mix consists of 212,
1-bedroom/1-bath and 84, 2-bedroom/2-bath units. Apartment amenities include a clubhouse with offices, business center, fitness center, and a pool. Unit amenities include ceramic tile entry, pergo kitchen, washer/dryer connections and patio/balcony.

LODGES AT FRISCO

The Mortgaged Property consists of a 11 building 262 unit, Class "A", multi-family apartment complex located in Frisco, Collin County, Texas. Built in
1999, the Mortgaged Property offers a mix of 126 1-bedroom/1-bath ($831 per unit), 112 2-bedroom/2-bath ($1,151 per unit) and 24 3-bedroom/2-bath units
($1,375 per unit). The gated complex includes a clubhouse, resort style swimming pool, jogging track, stadium style theatre for 30 people, and fitness center.
The Mortgaged Property is 90% occupied with average in place rent of $1,017 per unit.

BRIARGATE ON MAIN

The Mortgaged Property consists of a 325 unit, Class "A", garden-style apartment complex located in Parker, Douglas County, Colorado. The Mortgaged Property was
constructed in 2003 and has 23, two and three story buildings with a unit mix that includes 1-bedroom/1-bath, 2-bedroom/2-bath, and 3-bedroom/2-bath units.
Average monthly rents range from $0.99 to $1.26 per square foot with an average of $1.09 per square foot. Amenities include a pool, spa, children's playground and office/clubhouse. The Mortgaged Property is 94% occupied.

1465 NORTH MCDOWELL BOULEVARD

The Mortgaged Property consists of a 2-story, Class "A", office building built in 1999 containing 140,448 square feet located in Petaluma, California. The
Mortgaged Property is 100% occupied by Tellabs Petaluma, Inc. Tellabs, Inc. is involved in the marketing and design of communications equipment to telecommunications service providers worldwide. For the twelve-month period ending 9/30/05, Tellabs had revenue of $1.74 billion. Tellabs' lease expires in
2014 with four, five-year extension options.

PARK CENTER BUILDING NEC

The Mortgaged Property consists of a 3-story office building containing approximately 108,000 square feet located in Herndon, Virginia. The building was built in 1987 with renovations in 1996, 1998, and 2004-2005. Currently the building is 100% leased to NEC America, Inc through 2009 with two 5-year extension options at $21.09 per square foot triple net. A Global Fortune 500 company, NEC has a long history of leadership and innovation in the core high-technology sectors of communications, computers and electronic components.
Although NEC is responsible for the lease they have sublet a portion of the space to Calusa Investments LLC (approximately 37,239 square feet at $14.30 per square foot triple net) and Steelcloud, Inc. (approximately 19,380 square feet at $13.50 per square foot triple net). Both subleases are coterminous with NEC's lease.

                                    73 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

PROLOGIS -- CONGLETON PORTFOLIO

The Mortgaged Property consists of three 1-story multi-tenant flex industrial buildings containing approximately 90,163 square feet of rentable area located in Overland Park, Kansas. The three sites and buildings are not contiguous but are part of a larger light industrial park generally known as the Congleton
Industrial Park. The buildings were built between 1977 and 1980 and are 100%
occupied by 16 tenants at rents between $5.80 -- $7.00 per square foot.
Approximately 32% of the area is leased as office space.

PROLOGIS -- PLATTE VALLEY PORTFOLIO

The Mortgaged Property consists of eleven 1-story multi-tenant flex and distribution warehouses containing approximately 824,055 square feet of rentable area located in Riverside, Missouri. The buildings are located on three separate tracts that are not contiguous but are located within relatively close proximity. The Mortgaged Property is approximately 99.1% occupied by 40 tenants paying average rents of $4.59 per square foot. The buildings were constructed between 1987 -- 1997.

PROLOGIS -- RIVERSIDE PORTFOLIO

The Mortgaged Property consists of ten 1-story multi-tenant flex and distribution warehouses containing approximately 324,676 square feet of rentable area located in Riverside, Platte County, Missouri. The buildings were built between 1973 -- 1987 and are approximately 94.5% occupied by 44 tenants paying average rents of $4.59 per square foot.

THE MARKET.(1)

MANDALAY AT SHADOWLAKE

The Mortgaged Property is located along the north side of Oxford Park, west of
Shadowbriar and south of Westheimer Road in the Westchase apartment submarket of
Houston, Texas. Westheimer Road is the major east/west thoroughfare in the area and is Houston's most heavily developed commercial thoroughfare (excluding freeways) with the area's highest traffic count. Total multifamily inventory in the Westchase submarket consists of approximately 13,280 units with average occupancy of 89.2% and average monthly rental rate of $0.83 per square foot.

LODGES AT FRISCO

The Mortgaged Property is located in the city of Frisco, approximately 20 miles northeast of the Dallas-Fort Worth Airport and 22 miles north of the Dallas central business district. State Highway 121 provides primary access to the neighborhood. The Dallas North Tollway extends from the Dallas central business district to the south and is being extended through the city of Frisco. The West
Plano submarket, which includes Frisco, has a supply of approximately 25,987 multi-family units with an average occupancy of 94%.

BRIARGATE ON MAIN

The property is located west of South Parker Road and north of East Main Street in the town of Parker. Parker is part of the Douglas County North submarket of the overall Denver metro area market. As of the second quarter 2005 the metro wide vacancy was approximately 8%. The average monthly rent for all units is
$0.99 per square feet for the overall Denver market and $1.08 per square foot for the Douglas County North submarket.

1465 NORTH MCDOWELL BOULEVARD

The Mortgaged Property is located at the northwest corner of N. McDowell Blvd and Old Redwood Highway in Petaluma, in southern Sonoma County approximately 30 miles north of San Francisco. Primary access to the subject neighborhood is provided by U.S. Highway 101. US Highway 101 travels north to Oregon and south to San Francisco.

The Petaluma submarket has approximately 2.5 million square feet of office space and is approximately 17.2% vacant. Vacancy rates increased significantly in 1999 and 2000 given the slowdown in the economy and the technology sector. Vacancy rates have begun to decline since 2004. As with most markets surrounding San
Francisco, Petaluma had a significant amount of exposure to technology related firms within its office market as evidenced by a 2.7% vacancy rate in 4th quarter 2000, just prior to the market correction in technology. Asking rents for Class-A office space located in Petaluma range from $1.85 to $2.25 per square foot on a triple net basis.

(1)  Certain information was obtained from the Colony Portfolio loan appraisals dated 9/16/05 -- 10/10/05. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    74 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

PARK CENTER BUILDING NEC

The Mortgaged Property is located within the northeast quadrant of the intersection of Sully Road (Route 28) and McLearen Road in Herndon, Virginia.
The location is approximately twenty miles west of Washington, D.C. The neighborhood is bound by the Herndon Parkway, Route 50, Fairfax County Parkway
and Sully Road and Dulles International Airport.

Herndon is located in the Fairfax County submarket of Northern Virginia, which is more broadly included in the metropolitan Washington; D.C. Area office market. Herndon consists of approximately 10.7 million square feet of office space as of the second quarter of 2005 with a vacancy rate of approximately 13%
and average asking rents of $24.47 per square foot. Northern Virginia continues to feel the effect of the downturn in the technology industry and high levels of new construction in 2001 and 2002 however vacancy has declined every year since
2002.

PROLOGIS -- CONGLETON PORTFOLIO

The Mortgaged Property is located in Overland Park, Kansas within the Johnson
County submarket of Kansas City. The area benefits from excellent freeway access and is in close proximity to Interstate 435, Interstate 70 and Interstate 35 which extends to the Kansas City central business district approximately 12 miles northeast. Johnson County has approximately 48.4 million square feet of industrial space and a vacancy rate of 10.69%. Average asking rent for industrial properties in the market is $4.39 per square foot.

PROLOGIS -- PLATTE VALLEY PORTFOLIO/RIVERSIDE PORTFOLIO

The Mortgaged Property is located in Platte County, within the city of
Riverside, Missouri, approximately 5 miles southeast of the Kansas City central business district. Riverside benefits from excellent freeway access, including
Interstate 635 which extends from southwest to northwest. Interstate 635 connects to both Interstate 70 and Interstate 35 and intersects Interstate 29, which provides linkage to Kansas City international airport approximately 9 miles south. Platte County contains approximately 4.9 million square feet of industrial space with a 14.65% vacancy rate and average asking rent of $4.32 in
2004.

PROPERTY MANAGEMENT. The Mandalay at Shadowlake and Briargate on Main are
managed by Laramar Management Services, LLC. Laramar has been in the apartment management business for over 15 years and is located in almost every major market nationwide. They currently manage a national portfolio of approximately
20,000 units. The Prologis industrial properties are managed by Block & Company.
Property management has been a cornerstone of Block & Company for over 50 years and it is responsible for managing millions of square feet of office buildings, shopping centers, retail structures, business & industrial parks, apartment complexes and medical and historical buildings. 1465 North McDowell Boulevard is managed by Trammell Crow Company. Through its Global Services Group, Trammell
Crow provides building management, brokerage and project management services.
The Park Center Building NEC is managed by Arc Management. Arc Management has been in business for over 20 years.

----------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------
               NUMBER OF     SQUARE FEET  % OF GLA   BASE RENT     % OF BASE          CUMULATIVE
YEAR        LEASES EXPIRING   EXPIRING    EXPIRING    EXPIRING   RENT EXPIRING  SQUARE FEET EXPIRING
----------------------------------------------------------------------------------------------------

VACANT            NAP           25,734       1.7%           NAP        NAP               25,734
2005 & MTM          8           83,936       5.6    $   375,288        3.7%             143,133
2006               35          271,216      18.2      1,380,575       13.8              380,886
2007               22          237,914      16.0      1,162,503       11.6              618,800
2008               27          370,337      24.9      1,673,312       16.7              989,137
2009                8          159,992      10.8      2,450,203       24.4            1,149,129
2010                3           62,762       4.2        213,355        2.1            1,211,891
2011                2           49,643       3.3        199,452        2.0            1,261,534
2012                0                0       0.0              0        0.0            1,261,534
2013                1           85,360       5.7        294,492        2.9            1,346,894
2014                1          140,448       9.4      2,277,276       22.7            1,487,342
2015                0                0       0.0              0        0.0            1,487,342
AFTER               0                0       0.0              0        0.0            1,487,342
----------------------------------------------------------------------------------------------------
TOTAL:            107        1,487,342     100.0%   $10,026,456      100.0%
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                        LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------
              CUMULATIVE %        CUMULATIVE          CUMULATIVE %
YEAR        OF GLA EXPIRING  BASE RENT EXPIRING  OF BASE RENT EXPIRING
----------------------------------------------------------------------

VACANT             1.7%                  NAP              NAP
2005 & MTM         9.6%          $   412,236              4.1%
2006              25.6%          $ 1,755,863             17.5%
2007              41.6%          $ 2,918,366             29.1%
2008              66.5%          $ 4,591,678             45.8%
2009              77.3%          $ 7,041,881             70.2%
2010              81.5%          $ 7,255,236             72.4%
2011              84.8%          $ 7,454,688             72.4%
2012              84.8%          $ 7,454,688             74.4%
2013              90.6%          $ 7,749,180             77.3%
2014             100.0%          $10,026,456            100.0%
2015             100.0%          $10,026,456            100.0%
AFTER            100.0%          $10,026,456            100.0%
----------------------------------------------------------------------
TOTAL:
----------------------------------------------------------------------

                                    75 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                     SIGNIFICANT TENANTS ROLLING IN 2006
-------------------------------------------------------------------------------------------------------------
                                                             SQUARE     ANNUAL     % OF 2006    PROPERTY RENT
                                                              FEET       BASE      BASE RENT      PSF/MARKET
PROPERTY NAME               TENANT                          EXPIRING     RENT     EXPIRING(1)    RENT PSF(2)
-------------------------------------------------------------------------------------------------------------

PROLOGIS -- PLATTE VALLEY
   PORTFOLIO                BIMEDIA INC.                      20,843   $150,000      10.9%      $7.20 / $4.32
                            GENERAL PET SUPPLY                26,306   $ 92,076       6.7%      $3.50 / $4.32
                            WELLS FARGO ARMORED SERVICES      10,900   $ 75,864       5.5%      $6.96 / $4.32
                            NEW YORK AIR BRAKE CO.            24,216   $ 73,860       5.3%      $3.05 / $4.32
                            STRATEGIC HEALTHCARE               6,832   $ 57,600       4.2%      $8.43 / $4.32
PROLOGIS -- CONGLETON
   DISTRIBUTION             FALCON DESIGN & MANUFACTURING     15,730   $ 92,832       6.7%      $5.90 / $4.39
PROLOGIS -- RIVERSIDE
   PORTFOLIO                ACUITY SPECIALTY PRODUCTS         29,700   $100,452       7.3%      $3.38 / $4.32
                            US INSTALATION GROUP              12,000   $ 52,380       3.8%      $4.37 / $4.32
                            PAR ELECTRIC                      11,520   $ 63,360       4.6%      $5.50 / $4.32
-------------------------------------------------------------------------------------------------------------
TOTAL                                                        158,047   $758,424      54.9%
-------------------------------------------------------------------------------------------------------------
2006 TOTAL BASE RENT
   EXPIRING:                $1,380,575
-------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2006.

(2)  Based on certain information obtained from the appraisal

--------------------------------------------------------------------------------------------------------
                                           SIGNIFICANT TENANTS ROLLING IN 2008
--------------------------------------------------------------------------------------------------------
                                                      SQUARE      ANNUAL      % OF 2008    PROPERTY RENT
                                                       FEET        BASE       BASE RENT      PSF/MARKET
PROPERTY NAME               TENANT                   EXPIRING      RENT      EXPIRING(1)    RENT PSF(2)
--------------------------------------------------------------------------------------------------------

PROLOGIS -- PLATTE VALLEY
   PORTFOLIO                AT&T COMMUNICATIONS        61,800   $  435,600      26.0%      $7.05 / $4.32
                            AVERY INTERNATIONAL        74,880   $  236,160      14.1%      $3.15 / $4.32
                            WOODBRIDGE CORPORATION     70,322   $  213,072      12.7%      $3.03 / $4.32
                            FORCE AMERICA INC.         13,200   $   72,600       4.3%      $5.50 / $4.32
PROLOGIS -- RIVERSIDE
   PORTFOLIO                FSI LOGISTICS              32,300   $   90,440       5.4%      $2.80 / $4.32
--------------------------------------------------------------------------------------------------------
TOTAL                                                 252,502   $1,047,872     62.6%
--------------------------------------------------------------------------------------------------------
2008 TOTAL BASE RENT
   EXPIRING:                $1,673,312
--------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2008.

(2)  Based on certain information obtained from the appraisal

                                    76 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                     SIGNIFICANT TENANTS ROLLING IN 2009
------------------------------------------------------------------------------------------------------------
                                                        SQUARE     ANNUAL       % OF 2009     PROPERTY RENT
                                                         FEET       BASE        BASE RENT       PSF/MARKET
PROPERTY NAME               TENANT                     EXPIRING     RENT       EXPIRING(1)      RENT PSF(2)
------------------------------------------------------------------------------------------------------------

PARK CENTER BUILDING NEC    NEC AMERICA INC             108,000   $2,162,004      88.2%      $20.02 / $24.42
PROLOGIS -- PLATTE VALLEY
 PORTFOLIO                  CLOPAY BUILDING PRODUCTS     20,700   $  103,392       4.2%       $4.99 / $4.32
PROLOGIS -- RIVERSIDE
 PORTFOLIO                  WLX                           6,000   $   36,000       1.5%       $6.00 / $4.32
------------------------------------------------------------------------------------------------------------
TOTAL                                                   134,700   $2,301,396      93.9%
------------------------------------------------------------------------------------------------------------
2009 TOTAL BASE RENT
 EXPIRING:                  $2,450,203
------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2009.

(2)  Based on certain information obtained from the appraisal

------------------------------------------------------------------------------------------------------------
                                     SIGNIFICANT TENANTS ROLLING IN 2014
------------------------------------------------------------------------------------------------------------
                                                        SQUARE      ANNUAL      % OF 2014     PROPERTY RENT
                                                         FEET        BASE       BASE RENT       PSF/MARKET
PROPERTY NAME          TENANT                          EXPIRING      RENT      EXPIRING(1)      RENT PSF(2)
------------------------------------------------------------------------------------------------------------

1465 N. MCDOWELL       ADVANCED FIBRE COMMUNICATIONS    140,448   $2,277,276      100.0%     $16.21 / $24.42
------------------------------------------------------------------------------------------------------------
TOTAL                                                   140,448   $2,277,276      100.0%
------------------------------------------------------------------------------------------------------------
2014 TOTAL BASE RENT
   EXPIRING:           $2,277,276
------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent expected to be collected in 2014.

(2)  Based on certain information obtained from the appraisal

                                    77 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                COLONY PORTFOLIO
--------------------------------------------------------------------------------

                    [2 PICTURES OF COLONY PORTFOLIO OMITTED]

                                    78 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    79 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                          NEC AMERICA CORPORATE CENTER
--------------------------------------------------------------------------------

              [2 PICTURES OF NEC AMERICA CORPORATE CENTER OMITTED]

                                    80 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                          NEC AMERICA CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $102,000,000

CUT-OFF DATE PRINCIPAL BALANCE:   $102,000,000

% OF POOL BY IPB:                 2.4%

LOAN SELLER:                      Eurohypo AG, New York Branch

BORROWER:                         NET1 Las Colinas LP

SPONSOR:                          Joseph Mizrachi, David Alcalay, Benzion
                                  Alcalay

ORIGINATION DATE:                 09/21/05

INTEREST RATE:                    5.570000%

INTEREST ONLY PERIOD:             18 months

MATURITY DATE:                    10/11/15

AMORTIZATION TYPE:                IO-Balloon

ORIGINAL AMORTIZATION:            397 months

REMAINING AMORTIZATION:           397 months

CALL PROTECTION:                  L(24), Def(93), O(1)

CROSS COLLATERALIZATION:          No

LOCK BOX:                         Hard

ADDITIONAL DEBT:                  Yes

ADDITIONAL DEBT TYPE:             Mezzanine(1)

LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                           INITIAL     MONTHLY
                                                           ---------------------
TAXES:                                                        $0     $      0(2)
INSURANCE:                                                    $0     $      0(2)
CAP EX:                                                       $0     $  8,774
TI/LC:                                                        $0     $131,562(3)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset

TITLE:                                    Fee

PROPERTY TYPE:                            Office

SQUARE FOOTAGE:                           526,245

LOCATION:                                 Irving, TX

YEAR BUILT/RENOVATED:                     2001

OCCUPANCY:                                100.0%

OCCUPANCY DATE:                           06/01/05

NUMBER OF TENANTS:                        1

HISTORICAL NOI:
   2003:                                  $8,879,155
   2004:                                  $8,891,934
   6 MONTHS ANNUALIZED/ENDING 06/30/05:   $8,892,358

UW REVENUES:                              $13,391,446

UW EXPENSES:                              $4,039,315

UW NOI:                                   $9,352,131

UW NET CASH FLOW:                         $8,975,495

APPRAISED VALUE:                          $127,500,000

APPRAISAL DATE:                           08/15/05

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 194
CUT-OFF DATE LTV:                                                          80.0%
MATURITY DATE LTV:                                                         71.6%
UW DSCR:                                                                   1.33x

------------------------------------------------------------------------------------------------------------
                                                   TENANT
------------------------------------------------------------------------------------------------------------
                                                                 SQUARE    % OF     BASE          LEASE
TENANT                 PARENT COMPANY   MOODY'S/ S&P/FITCH(4)     FEET     GLA    RENT PSF   EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------

NEC AMERICA, INC.(5)   NEC Corp              Baa1/BBB/BBB       526,245   100.0%   $16.89          2016

(1)  Existing mezzanine financing in the amount of $6,000,000 is held by
     Eurohypo AG, New York Branch.

(2)  Monthly escrows are waived so long as the lease with NEC America, Inc.
     remains in effect.

(3)  Monthly escrows commence November 11, 2006 and increase to $285,266 on
     October 11, 2013. In lieu of monthly escrows, the borrower is permitted to deliver a letter of credit with annual step ups, provided that if NEC
     America, Inc. has renewed its lease for at least a 5 year term, the letter of credit is not required to exceed $7,893,690.

(4)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(5)  77,667 square feet of space is sublet to Interinsurance Exchange of the
     Automobile Club, doing business as "AAA" (rated "AA" by S&P).

                                    81 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                          NEC AMERICA CORPORATE CENTER
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a first mortgage interest in a 526,245 square foot class "A" office building located in Irving, Texas.

THE BORROWER. The borrowing entity is NET1 Las Colinas LP, which is made up of principals from The Third Millennium Properties and its primary principal Joseph
Mizrachi. Mr. Mizrachi is a managing member of Third Millennium Group
Management, LLC. The borrowing entity is also a participant as a tenant-in-common of an adjoining 2,141-space parking structure with the adjacent property owners. The Borrower is entitled to access and use of the parking structure under a reciprocal easement agreement.

THE PROPERTY. NEC America Corporate Center is a 526,245 square foot Class "A"
office property located in Irving, Texas. The property was built in 2001 and consists of two main office structures (Buildings A and B) and an adjacent four level parking garage. The entire 526,245 square foot complex is leased to NEC
America, Inc.("NEC America") on a triple net basis at a current rent of
$16.89/SF (stepping up to $19.11/SF as of 4/1/06) for an initial term of
15-years expiring 3/31/16 (with two, 5-year renewal options). NEC USA, Inc., the principal U.S. operating subsidiary of NEC Corporation (rated
"Baa1"/"BBB"/"BBB"), guarantees the lease. In addition, NEC Corporation has provided a guaranty of real estate tax payments throughout 2007. The complex serves as the corporate headquarters of NEC America.

THE TENANT. NEC America was established in 1963 and has had a presence in Las
Colinas since 1978. The company currently employs approximately 550 employees at the property and utilizes slightly over 70% of its space. NEC America subleases
77,667 square feet to the Interinsurance Exchange of the Automobile Club (rated
"AA" by S&P and doing business as "AAA") at $14/SF (stepping to $16/SF as of
12/1/06), expiring 3/31/16 (coterminus with the NEC America, Inc. lease). Under the sublease, AAA is obligated to expand its GLA by 25,889 square feet each on
October 31, 2007 and again on October 31, 2009 at similar rents.

NEC America is a wholly owned subsidiary of NEC USA, Inc. NEC USA, Inc. is the principal operating subsidiary of NEC Corp. in the United States and reportedly employs 6,600 people nationwide directly or through its subsidiaries. NEC
Corporation, a publicly-traded Japanese entity (NASDAQ: NIPNY), owns 100% of NEC
USA's capital stock.

THE MARKET.(1) Las Colinas is a 12,000-acre, master-planned, mixed-use development with approximately 22 million square feet of office space in 148 buildings. There are more than 2,000 companies located in the development, including more than 30 Fortune 500 firms. The city serves as the global headquarters to four Fortune 500 companies; ExxonMobil, Commercial Metals,
Kimberly-Clark and Flour Corp. Nearly 40 other Fortune 500 companies have a presence in the city.

The Las Colinas Class "A" commercial office inventory consists of 51 buildings containing a total of 12,361,702 square feet. Class "A" projects in Las Colinas reported a second quarter 2005 vacancy rate of 24.8%, down from the 26.3%
reported at the end of the first quarter 2005. Net absorption within the class
"A" sector totaled positive 185,531 square feet for the quarter. Year-to-date deliveries equaled 125,000 square feet as the result of one new building coming on line, and a total of 920,000 square feet (4 buildings) under construction.
Quoted rental rates for available space averaged $19.12/SF at the end of the second quarter, down slightly from 19.55/SF in the first quarter 2005.

For single-user, Class "A" office buildings in Las Colinas, the average vacancy rate is 2.8% out of a total of 4,466,950 square feet. This includes 10 buildings occupied by Nokia, IBM, Microsoft, Washington Mutual, CapitalOne, ExxonMobile,
The Associates, Citigroup, Verizon and the subject property. According to the appraisal, rental rates for comparable properties ranged from $16.11/SF NNN to
$23.50/SF BY+E.

PROPERTY MANAGEMENT. The property is managed by CB Richard Ellis Inc., an international full-service real estate services company. The firm's institutional property and corporate facilities management portfolio includes
989 million square feet (including partner and affiliate companies).

(1)  Certain information was obtained from the NEC America Corporate Center appraisal dated August 15, 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    82 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                          NEC AMERICA CORPORATE CENTER
--------------------------------------------------------------------------------

                 [1 MAP OF NEC AMERICA CORPORATE CENTER OMITTED]

                                    83 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                         ATLANTIC DEVELOPMENT PORTFOLIO
--------------------------------------------------------------------------------

              [4 PICTURES OF ALTANIC DEVELOPMENT PORTFOLIO OMITTED]

                                    84 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                         ATLANTIC DEVELOPMENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                $96,590,000

CUT-OFF DATE PRINCIPAL BALANCE:            $96,590,000

% OF POOL BY IPB:                          2.3%

LOAN SELLER:                               Eurohypo AG, New York Branch

BORROWER:                                  Various

SPONSOR:                                   Albert D'Angelo, Charles R. Krauser,
                                           John R. Goltra

ORIGINATION DATE:                          11/17/05

INTEREST RATE:                             5.850000%

INTEREST ONLY PERIOD:                      N/A

MATURITY DATE:                             12/05/15

AMORTIZATION TYPE:                         Balloon

ORIGINAL AMORTIZATION:                     360

REMAINING AMORTIZATION:                    360

CALL PROTECTION:                           L(24),Def(91),O(5)(4)

CROSS COLLATERALIZATION:                   No

LOCK BOX:                                  Cash Management Agreement

ADDITIONAL DEBT:                           No

ADDITIONAL DEBT TYPE:                      N/A

LOAN PURPOSE:                              Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                        INITIAL       MONTHLY
                                                      -----------------------
TAXES:                                                $  274,454     $137,227
INSURANCE:                                            $  142,200     $ 17,775
CAP EX:                                               $        0     $ 15,007
TI/LC:                                                $3,989,695(2)  $ 93,794(3)
LOC:                                                  $  700,000(2)       N/A
REQUIRED REPAIRS:                                     $    4,438     $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Portfolio(1)

TITLE:                                     Fee

PROPERTY TYPE:                             Various

SQUARE FOOTAGE:                            902,237

LOCATION:                                  Various, NJ

YEAR BUILT/RENOVATED:                      Various

OCCUPANCY:                                 97.5%

OCCUPANCY DATE:                            11/01/05

NUMBER OF TENANTS:                         20

HISTORICAL NOI:
   2003:                                   $9,589,475
   2004:                                   $10,122,296
   TTM AS OF 06/30/05                      $10,476,418

UW REVENUES:                               $12,931,617

UW EXPENSES:                               $3,752,098

UW NOI:(1)                                 $9,179,520

UW NET CASH FLOW:                          $8,335,444

APPRAISED VALUE:                           $122,600,000

APPRAISAL DATE:                            Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 107
CUT-OFF DATE LTV:                                                          78.8%
MATURITY DATE LTV:                                                         66.5%
UW DSCR:                                                                   1.22x
--------------------------------------------------------------------------------

(1)  The mortgaged property consists of eight office/flex buildings. All information is presented on an aggregate basis.

(2)  Includes an upfront escrow of (i) $840,000 (an additional $700,000 was deposited in the form of a LOC) for tenant improvements and leasing commissions and similar costs, (ii) $1,149,695 relating to tenant improvement work with respect to the space leased to Mt. Bethel Realty at
     35 Technology Drive, Warren, New Jersey and (iii) $2,000,000 relating to a vacant space at the 7 Powder Horn Drive, Warren, New Jersey property (the
     "Powder Horn Reserve"). $1,130,000 of the Powder Horn Reserve may be
     released if an acceptable lease with Cordis Corp. has been renewed for at least a 3-year term and Cordis Corp. leases an additional 44,500 square feet at this property; the remaining balance of the Powder Horn Reserve will be released upon receipt of evidence acceptable to the lender that the vacant 29,000 square feet of space at the property has been leased pursuant to a lease meeting the requirements specified in the loan documents.

(3)  Capped at $4,750,000, provided no tenant whose rental obligations are at least 10% of the property's gross income has failed to give at least 12 months notice that it is renewing its lease unless either such lease has been renewed or an acceptable lease has been entered into with an acceptable replacement tenant.

(4)  Provided no event of default exists, the Borrower may obtain a release of the mortgaged property located at 35 Technology Drive, Warren, NJ, which includes the payment of 110% of the allocated loan amount attributed to this mortgaged property under conditions set forth in the related loan documents.

                                    85 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                  HANOVER MALL
--------------------------------------------------------------------------------

                      [4 PICTURES OF HANOVER MALL OMITTED]

                                    86 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                  HANOVER MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                $87,500,000

CUT-OFF DATE PRINCIPAL BALANCE:            $87,500,000

% OF POOL BY IPB:                          2.1%

LOAN SELLER:                               IXIS Real Estate Capital Inc.

BORROWER:                                  Hanover Mall Partners, L.P.

SPONSOR:                                   Gregory Greenfield & Associates, Ltd.

ORIGINATION DATE:                          09/08/05

INTEREST RATE:                             5.635700%

INTEREST ONLY PERIOD:                      48 months

MATURITY DATE:                             10/05/15

AMORTIZATION TYPE:                         Partial Interest-Only

ORIGINAL AMORTIZATION:                     312 months

REMAINING AMORTIZATION:                    312 months

CALL PROTECTION:                           L(24), Def(90), O(4)

CROSS COLLATERALIZATION:                   No

LOCK BOX:                                  Cash Management Agreement

ADDITIONAL DEBT:                           N/A

ADDITIONAL DEBT TYPE:                      N/A

LOAN PURPOSE:                              Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                              INITIAL   MONTHLY
                                                              ------------------
TAXES:                                                        $177,829   $67,000

INSURANCE:                                                    $ 81,519   $19,000

CAP EX:                                                       $      0   $11,767

TI/LC:                                                        $180,000   $26,000

REQUIRED REPAIRS:                                             $287,750   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset

TITLE:                                     Fee

PROPERTY TYPE:                             Retail-Anchored Mall

SQUARE FOOTAGE:                            706,005

LOCATION:                                  Hanover, MA

YEAR BUILT/RENOVATED:                      1971/2004

OCCUPANCY:                                 98.2%

OCCUPANCY DATE:                            07/31/05

NUMBER OF TENANTS:                         76

IN-LINE SALES:                             $322

OCCUPANCY COST:                            13.3%

HISTORICAL NOI:

   2003:                                   $5,635,945

   2004:                                   $6,599,514

   TTM AS OF 07/31/05                      $6,910,433

UW REVENUES:(1)                            $12,236,071

UW EXPENSES:                               $4,555,523

UW NOI:                                    $7,680,548

UW NET CASH FLOW:                          $7,292,157

APPRAISED VALUE:                           $109,500,000

APPRAISAL DATE:                            09/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 124

CUT-OFF DATE LTV:                                                          79.9%

MATURITY DATE LTV:                                                         70.7%

UW DSCR:(1)                                                                1.14x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS
-------------------------------------------------------------------------------------------------------------------
                                                                                BASE
                                                 MOODY'S/S&P    SQUARE   % OF   RENT                     LEASE
TENANTS             PARENT COMPANY               /FITCH(2)       FEET    GLA     PSF   SALES PSF    EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------

SEARS               Sears Holding Corp           Ba1/BB+/BB    125,546  17.8%  $ 2.25   $    191          2010
FILENE'S            Federated Dept. Stores     Baa2/BBB+/BBB+  101,664  14.4%  $ 2.21   $    278          2019
WALMART             Walmart Stores Inc.          Aa2/AA/AA      84,250  11.9%  $ 1.18   $    315          2007
JC PENNEY           JC Penney Company Inc.      Ba1/BB+/BBB-    61,880   8.8%  $ 7.00   $    105          2019
PATRIOT CINEMA      Patriot Cinema                 NR/NR/NR     29,715   4.2%  $12.00   $327,160(3)       2011
CIRCUIT CITY        Circuit City Stores, Inc.      NR/NR/NR     23,236   3.3%  $15.00   $    695          2015
OFFICE MAX          Office Max                   Ba1/B+/NR      23,009   3.3%  $16.00   $    279          2016
AC MOORE            A.C. Moore Arts & Craft        NR/NR/NR     21,384   3.0%  $23.14        N/A          2015
OLD NAVY            The Gap Inc.               Baa3/BBB-/BBB-   18,385   2.6%  $15.00   $    351          2007
PETCO               Petco                        Ba2/BB/NR      16,951   2.4%  $20.00   $    141          2009
FILENE'S FURNITURE  Federated Dept. Stores     Baa2/BBB+/BBB+   12,945   1.8%  $ 9.00   $    193          2011
-------------------------------------------------------------------------------------------------------------------

(1)  For all partial interest-only loans, the debt service coverage ratio was calculated on the first principal and interest payments. Payments on the
     Hanover Mall loan will be interest-only for 48 months, followed by regular principal and interest payments based on a 26-year amortization schedule.
     The increase in Revenues from the Trailing-12 month period ending on July
     31, 2005 and the UW NOI is due to the inclusion of newly signed leases which commenced in October 2005. These leases include AC Moore, Deb Shops,
     Olympia Sports, Big Top Playland and Nasr Jewelers.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3)  Sales per screen.

                                    87 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                               CHARTWELL PORTFOLIO
--------------------------------------------------------------------------------

                   [6 PICTURES OF CHARTWELL PORTFOLIO OMITTED]

                                    88 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                               CHARTWELL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $87,500,000

CUT-OFF DATE PRINCIPAL BALANCE:   $87,219,826

% OF POOL BY IPB:                 2.1%

LOAN SELLER:                      JPMorgan Chase Bank, N.A.

BORROWER:                         Arvada Meridian LP, Boulder Meridian LP,
                                  Englewood Meridian LP, Lakewood Meridian LP,
                                  Temple Meridian LP, Westland Meridian LP

SPONSOR:                          ING Real Estate Management Limited and
                                  Chartwell Senior Housing REIT

ORIGINATION DATE:                 08/19/05

INTEREST RATE:                    5.413000%

INTEREST ONLY PERIOD:             N/A

MATURITY DATE:                    09/01/15

AMORTIZATION TYPE:                Balloon

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           357 months

CALL PROTECTION:                  L(24), Def(89), O(4)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Cash Management Agreement

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             N/A

LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                         INITIAL      MONTHLY
                                                         -----------------------
TAXES:                                                   $      0   Springing(2)
INSURANCE:                                               $      0   Springing(2)
CAPEX                                                    $      0   Springing(2)
TI/LC:                                                   $      0   Springing(2)
REQUIRED REPAIRS                                         $111,375            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio

TITLE:                            Fee

PROPERTY TYPE(1):                 Senior Housing -- Independent Living

UNITS:                            544

LOCATION:                         Various, CO

YEAR BUILT:                       Various

OCCUPANCY:                        94.5%

OCCUPANCY DATE:                   04/04/05

HISTORICAL NOI:

   2003:                          $8,051,126

   2004:                          $8,152,895

UW REVENUES:                      $19,907,147

UW EXPENSES:                      $11,263,573

UW NOI:                           $8,643,574

UW NET CASH FLOW:                 $8,480,374

APPRAISED VALUE:                  $127,500,000

APPRAISAL DATE:                   07/21/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                                                 $160,331
CUT-OFF DATE LTV:                                                       68.4%
MATURITY DATE LTV:                                                      57.2%
UW DSCR:                                                                1.44x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        LOCATION      YEAR                       ALLOCATED LOAN
PROPERTY NAME        (CITY, STATE)   BUILT   UNITS   OCCUPANCY       AMOUNT
-------------------------------------------------------------------------------
ARVADA MERIDIAN      Arvada, CO       1988    125       99.2%      $14,500,000
WESTLAND MERIDIAN    Lakewood CO      1988    153       90.2        18,000,000
ENGLEWOOD MERIDIAN   Englewood CO     1985    266       94.7        55,000,000
-------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                    PORTFOLIO SUMMARY
----------------------------------------------------------------------------------------------------------------------
                                         AVERAGE UNIT   APPROXIMATE NET      % OF    AVERAGE MONTHLY   AVERAGE MONTHLY
UNIT MIX                  NO. OF UNITS    SQUARE FEET     RENTABLE SF     TOTAL SF     ASKING RENT       MARKET RENT
----------------------------------------------------------------------------------------------------------------------

STUDIO                          72             718           51,750         11.6%        $5,000(3)          $  969
ONE BEDROOM                    349             723          252,357         56.5         $2,624             $2,344
TWO BEDROOM                    123           1,158          142,525         31.9         $3,203             $3,718
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        544             820          446,632        100.0%
----------------------------------------------------------------------------------------------------------------------

(1)  72 Units, or approximately 13.2% of the total units of portfolio, are characterized as Senior Housing -- Assisted Living.

(2)  Monthly escrows for Taxes, Insurance, Capex and TI/LC will be required if there is an event of default, any bankruptcy action of the borrower or NOI falls below a NOI threshold based on a trailing twelve month period
     (determined on a quarterly basis) immediately preceding the date of determination. Monthly collections for Taxes, Insurance and replacement reserves will equal 1/12th the amount lender estimates will be payable during the ensuing twelve months.

(3)  The studio units average monthly asking rent is higher than the one bedroom and two bedroom units due to units being utilized for assisted living.

                                    89 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                   45 BROADWAY
--------------------------------------------------------------------------------

                       [4 PICTURES OF 45 BROADWAY OMITTED]

                                    90 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                   45 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $76,900,000

CUT-OFF DATE PRINCIPAL BALANCE:   $76,900,000

% OF POOL BY IPB:                 1.8%

LOAN SELLER:                      JPMorgan Chase Bank, N.A.

BORROWER:                         45 Broadway LLC

SPONSOR:                          Cammeby's International; Rubin Schron

ORIGINATION DATE:                 12/09/05

INTEREST RATE:                    5.761500%

INTEREST ONLY PERIOD:             60 months

MATURITY DATE:                    01/01/16

AMORTIZATION TYPE:                Partial Interest-Only

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(23), Def(90), O(7)

CROSS COLLATERALIZATION:          No

LOCK BOX:                         Cash Management Agreement

ADDITIONAL DEBT:                  $4,000,000

ADDITIONAL DEBT TYPE:             Mezzanine; Permitted Mezzanine
                                  Debt(1)

   LOAN PURPOSE:                  Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                                            INITIAL     MONTHLY
                                                            --------------------
TAXES:                                                         $0     $241,143
INSURANCE:                                                     $0     $  8,700
TI/LC:                                                         $0     $34,722(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

TITLE:                            Fee

PROPERTY TYPE:                    Office - CBD

SQUARE FOOTAGE:                   368,122

LOCATION:                         New York, NY

YEAR BUILT/RENOVATED:             1983

OCCUPANCY:                        92.0%

OCCUPANCY DATE:                   10/27/05

NUMBER OF TENANTS:                48

HISTORICAL NOI:
   2003:                          $6,213,982
   2004:                          $6,659,178
   TTM AS OF 09/30/05             $6,637,907

UW REVENUES:                      $13,566,814

UW EXPENSES:                      $6,537,004

UW NOI:                           $7,029,809

UW NET CASH FLOW:                 $6,483,359

APPRAISED VALUE:                  $97,500,000

APPRAISAL DATE:                   11/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                      $209
CUT-OFF DATE LTV:                                                          78.9%
MATURITY DATE LTV:                                                         73.5%
UW DSCR:                                                                   1.20x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT PORTFOLIO TENANTS
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          LEASE
                                                                          MOODY'S/     SQUARE              BASE RENT   EXPIRATION
TENANTS                       PARENT COMPANY                            S&P/FITCH(2)    FEET    % OF GLA       PSF        YEAR
---------------------------------------------------------------------------------------------------------------------------------

COZEN & O'CONNOR              Cozen & O'Connor                            NR/NR/NR     33,825     9.2%       $29.00       2009
VAN DER MOOLEN                Van der Moolen Holding N.V. (NYSE: VDM)     NR/NR/NR     23,450     6.4%       $35.97       2010
NYSA-ILA PENSION TRUST FUND   NYSA-ILA Pension Trust Fund                 NR/NR/NR     17,050     4.6%       $38.00       2011
HUGH WOOD INC.                Hugh Wood Inc.                              NR/NR/NR     14.375     3.9%       $24.50       2008
HILL RIVKINS & HAYDEN, LLP    Hill Rivkins & Hayden, LLP                  NR/NR/NR     12,348     3.3%       $37.00       2012
---------------------------------------------------------------------------------------------------------------------------------

(1)  The Borrower will be permitted to incur additional mezzanine debt in the future. The mezzanine debt is subject to the satisfaction of various conditions including (i) LTV for the combined debt be no greater than 90%
     and DSCR for combined debt be no less than 1.05x assuming a 30 year amortization; (ii) execution of intercreditor agreements satisfactory to the lender, and (iii) Rating Agency confirmation.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3)  Monthly reserve is capped at $1,250,000 from TI/LC.

                                    91 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                32 & 42 BROADWAY
--------------------------------------------------------------------------------

                    [3 PICTURES OF 32 & 42 BROADWAY OMITTED]

                                    92 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

--------------------------------------------------------------------------------
                                32 & 42 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $75,000,000

CUT-OFF DATE PRINCIPAL BALANCE:   $75,000,000

% OF POOL BY IPB:                 1.8%

LOAN SELLER:                      Eurohypo AG, New York Branch

BORROWER:                         32-42 Broadway Owner LLC

SPONSOR:                          Rubin Schron

ORIGINATION DATE:                 10/12/05

INTEREST RATE:                    5.506000%

INTEREST ONLY PERIOD:             60 months

MATURITY DATE:                    11/11/15

AMORTIZATION TYPE:                Partial Interest-Only

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(24),Def(89),O(6)

CROSS COLLATERALIZATION:          No

LOCK BOX:                         Cash Management Agreement

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             N/A

LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                           INITIAL      MONTHLY
                                                           ---------------------
TAXES:                                                     $749,585     $149,917
INSURANCE:                                                 $ 20,290     $ 10,145
REQUIRED REPAIRS:                                          $ 53,375     $      0
CAP EX:                                                    $      0     $  6,433
TI/LC:                                                     $ 44,118     $ 44,118
OTHER:                                                     $605,900(4)  $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:   Single Asset(1)

TITLE:                    Fee

PROPERTY TYPE:            Office -- CBD

SQUARE FOOTAGE:           494,776

LOCATION:                 New York, NY

YEAR BUILT/RENOVATED:     1897/1970

OCCUPANCY:                89.8%(2)

OCCUPANCY DATE:           08/23/05

NUMBER OF TENANTS:        97

HISTORICAL NOI:
   2003:                  $4,593,358
   2004:                  $4,637,717
   TTM AS OF 06/30/05     $4,814,394

UW REVENUES:              $14,015,646

UW EXPENSES:              $7,270,200

UW NOI:                   $6,745,447(3)

UW NET CASH FLOW:         $6,266,549

APPRAISED VALUE:          $99,000,000

APPRAISAL DATE:           08/23/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 152
CUT-OFF DATE LTV:                                                          75.8%
MATURITY DATE LTV:                                                         70.4%
UW DSCR:                                                                   1.23x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       SQUARE  % OF  BASE RENT       LEASE
TENANTS                                   PARENT COMPANY          MOODYS/S&P/FITCH(5)   FEET    GLA     PSF     EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------------------

CITY OF NY DEPT CONSUMER AFFAIRS  N/A                                     N/A          57,704  11.7%   $24.56        2008
CITY OF NY BOARD OF ELECTIONS     N/A                                     N/A          39,534   8.0%   $21.04        2009
DOCUMANAGE CORP.                  N/A                                     N/A          32,000   6.5%   $17.88        2013
BROADWAY INC. (ADP INVESTOR
   COMMUNICATIONS SERVICES)       Automatic Data Processing Inc.       Aaa/AAA/NR      27,585   5.6%   $18.92        2006
-------------------------------------------------------------------------------------------------------------------------------

(1)  The mortgaged property consists of two office buildings. All information is presented on an aggregate basis.

(2)  Includes tenants under signed leases that are not in occupancy or paying rent.

(3)  Increase in UW NOI relative to TTM NOI as of June 30, 2005 is due mainly to new leases signed in 2005.

(4)  The holdback relating to tenant improvement costs, leasing commissions and rental payments for two tenants not in occupancy is allocated as follows:
     Community Resource Exchange ($200,000) and National Home Health Care
     ($405,900). The applicable portion of the reserve will be released to the borrower upon mortgagee's receipt of an executed estoppel from the relevant tenant that includes a statement that such tenant has accepted and is currently in actual physical occupancy of its space and has paid the first full month's rent under its lease.

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                    93 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL INFORMATION                            JPMCC 2005-LDP5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    94 of 94

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.